FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227081-06

March 10, 2021 CSAIL 2021-C20 Commercial Mortgage Trust Free Writing Prospectus Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2021-C20 3650 REIT Column Financial, Inc. UBS AG German American Capital Corporation as Sponsors and Mortgage Loan Sellers Credit Suisse Deutsche Bank Securities UBS Securities LLC Co-Lead Managers and Joint Bookrunners Academy Securities Co-Manager THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-227081) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor any other underwriter (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2021-C20 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$8,269,000	$8,088,000	30.000%	3.42	1 - 60	40.2%	14.8%
A-2(2)	AAAsf/AAA(sf)/Aaa(sf)	$200,000,000	$195,640,000	30.000%	8.80	100 - 108	40.2%	14.8%
A-3(2)	AAAsf/AAA(sf)/Aaa(sf)	$232,759,000	$227,684,000	30.000%	9.65	108 - 120	40.2%	14.8%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$14,038,000	$13,731,000	30.000%	6.71	60 - 100	40.2%	14.8%
X-A(8)	AAAsf/AAA(sf)/Aa1(sf)	$514,387,000	$503,170,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/AAA(sf)/NR	$55,258,000	$54,052,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$59,321,000	$58,027,000	20.875%	9.96	120 - 120	45.5%	13.1%
B	AA-sf/AA-(sf)/NR	$28,442,000	$27,821,000	16.500%	9.96	120 - 120	48.0%	12.4%
C	A-sf/A-(sf)/NR	$26,816,000	$26,231,000	12.375%	9.96	120 - 120	50.4%	11.9%

Privately Offered Certificates(9)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount (3)	Approximate Initial Available Certificate Balance or Notional Amount (3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
X-D(8)	BBB-sf/BBB-(sf)/NR	$30,067,000	$29,410,000	N/A	N/A	N/A	N/A	N/A
D	BBBsf/BBB(sf)/NR	$17,065,000	$16,692,000	9.750%	9.96	120 - 120	51.9%	11.5%
E	BBB-sf/BBB-(sf)/NR	$13,002,000	$12,718,000	7.750%	9.96	120 - 120	53.0%	11.3%
F-RR	BB-sf/BB-(sf)/NR	$14,627,000	$14,308,000	5.500%	9.96	120 - 120	54.3%	11.0%
G-RR	B-sf/B-(sf)/NR	$6,501,000	$6,359,000	4.500%	9.96	120 - 120	54.9%	10.9%
NR-RR	NR/NR/NR	$29,254,694	$28,616,000	0.000%	9.96	120 - 120	57.5%	10.4%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the preliminary prospectus, expected to be dated March 15, 2021 to be filed in connection with the offering of the Publicly Offered Certificates (the “Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $432,759,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$50,000,000 - $200,000,000	February 2030 / March 2030	8.38 - 8.80	100 - 107 / 100 - 108
Class A-3	$232,759,000 - $382,759,000	March 2031 / March 2031	9.37 - 9.65	107 - 120 / 108 - 120

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

(3)	Approximate, subject to a variance of plus or minus 5% (including in connection with any variation in the portion of the certificate balances or notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity) and further subject to footnote 2. The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X Certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates (collectively, the “Principal Balance Certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of the related Class X Certificates.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, are represented in the aggregate.
(5)	Assumes 0% CPR / 0% CDR and a March 30, 2021 closing date. Based on “Modeling Assumptions” as described in the Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
(6)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of certificates and all classes of Principal Balance Certificates senior to such class of certificates and the denominator of which is the total initial certificate balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate balance of all of the classes of Principal Balance Certificates divided by the total initial certificate principal balance for such class and all classes of Principal Balance Certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(8)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.
(9)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$650,094,694 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC as Co-Lead Managers and Joint Bookrunners and Academy Securities, Inc., as Co-Manager.
Mortgage Loan Sellers:	3650 REIT Loan Funding 1 LLC (“3650 REIT”) (61.4%), Column Financial, Inc. (“Column”) (15.4%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (12.8%), and German American Capital Corporation (“GACC”) (10.4%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	3650 REIT Loan Servicing LLC (“3650 Servicing”).
Directing Certificateholder:	3650 Real Estate Investment Trust 1 LLC (“3650 Real Estate”).
Trustee & Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”).
Operating Advisor & Asset Representations Reviewer:	Park Bridge Lender Services LLC (“Park Bridge”).
U.S. Credit Risk Retention:	3650 REIT, as the retaining sponsor, intends to cause its majority-owned affiliate to satisfy the U.S. credit risk retention requirement through the purchase by one or more of its “majority-owned affiliates” (as defined in the credit risk retention rules), from the underwriters and the initial purchasers, on the Closing Date, of (i) each of the Class F-RR, Class G-RR and Class NR-RR certificates (in each case other than the portion thereof that comprises a portion of the VRR Interest) comprising the “horizontal risk retention certificates” (collectively, the “HRR Certificates”) and (ii) an “eligible vertical interest” comprised of a certain percentage of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the credit risk retention rules (the “VRR Interest”). The aggregate estimated fair value of the HRR Certificates will equal approximately 2.85% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and the VRR Interest will consist of the portion of each class of certificates (other than the Class R certificates) necessary to satisfy the credit risk retention rules. See “Credit Risk Retention” in the Prospectus.
EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Closing Date:	On or about March 30, 2021.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in March 2021 (or, in the case of any mortgage loan that has its first due date after March 2021, the date that would have been its due date in March 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in April 2021.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in April 2021.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	Expected to be available on Bloomberg, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, BlackRock Financial Management, Inc., RealINSIGHT, KBRA Analytics, Inc., Markit Group Limited, and DealView Technologies Ltd/StructureIt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$650,094,694
Number of Mortgage Loans:	29
Number of Mortgaged Properties:	40
Number of Crossed Mortgage Loans(3):	2
Crossed Mortgage Loans as a % of IPB(3):	1.1%
Average Cut-off Date Balance per Mortgage Loan:	$22,417,058
Weighted Average Current Mortgage Rate:	3.7674%
10 Largest Mortgage Loans as % of IPB:	60.0%
Weighted Average Remaining Term to Maturity/ARD(4):	114
Weighted Average Seasoning:	7
Credit Statistics(2)
Weighted Average UW NCF DSCR(3)(5):	2.51x
Weighted Average UW NOI Debt Yield(3):	10.4%
Weighted Average Cut-off Date LTV(3):	57.5%
Weighted Average Maturity Date LTV(3)(4):	54.4%
Other Statistics
% of Credit Assessment Mortgage Loans(6):	22.9%
% of Mortgage Loans with Additional Debt:	29.9%
% of Mortgaged Properties with Single Tenants:	10.6%
Amortization
Weighted Average Original Amortization Term(7):	358
Weighted Average Remaining Amortization Term(7):	357
% of Mortgage Loans with Interest Only:	60.9%
% of Mortgage Loans with Partial Interest Only followed by Amortizing Balloon:	30.2%
% of Mortgage Loans with Interest Only followed by ARD:	6.0%
% of Mortgage Loans with Amortizing Balloon:	2.9%
Cash Management(8)
% of Mortgage Loans with In-Place, Hard Lockboxes:	57.9%
% of Mortgage Loans with Springing Lockbox:	31.7%
% of Mortgage Loans with In-Place, Soft Lockboxes:	10.5%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	66.4%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	32.3%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(9):	68.6%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(10):	81.6%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(3)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus. In the case of Loan Nos. 28 and 29, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(4)	In the case of Loan No. 4, which has an anticipated repayment date (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date, original term or remaining term refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.
(5)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced.
(6)	Includes loans that at least one of Fitch, KBRA and Moody’s has indicated, in the context of its inclusion in the Initial Pool Balance, are expected to have credit characteristics consistent with an investment grade obligation.
(7)	Excludes mortgage loans that are interest-only for the entire term.
(8)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.
(9)	CapEx Reserves include FF&E reserves for hotel properties.
(10)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
3650 REIT	18	28	$398,980,753	61.4%
Column(1)	3	3	100,000,000	15.4
UBS AG	6	6	83,258,608	12.8
GACC(1)	2	3	67,855,333	10.4
Total:	29	40	$650,094,694	100.0%

(1)	Loan No. 1, The Grace Building, is part of a whole loan that that was co-originated by Column, Bank of America, N.A., JPMorgan Chase Bank, National Association and DBR Investments Co. Limited. Column will be contributing notes totaling $50,000,000 and GACC (an affiliate of DBR Investment Co. Limited) will be contributing notes totaling $10,000,000 evidencing such mortgage loan to the securitization. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for GACC do not include the related note for which GACC is acting as loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of IPB” shown in the table above for GACC does include such notes.

Ten Largest Mortgage Loans(1)

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1	The Grace Building	Column/GACC	1	$60,000,000	9.2%	Office	4.25x	11.8%	41.1%	41.1%
2	Miami Design District	3650 REIT	1	60,000,000	9.2	Retail	2.14x	9.3%	46.7%	46.7%
3	888 Figueroa	3650 REIT	1	40,000,000	6.2	Office	2.15x	9.2%	59.3%	59.3%
4	MGM Grand & Mandalay Bay	GACC	2	39,055,333	6.0	Hotel	4.95x	17.9%	35.5%	35.5%
5	The Westchester	Column	1	35,000,000	5.4	Retail	3.61x	12.3%	53.0%	53.0%
6	Hollywest Promenade	3650 REIT	1	31,600,000	4.9	Retail	3.27x	10.5%	52.7%	52.7%
7	Bedford Park	3650 REIT	1	31,500,000	4.8	Multifamily	2.00x	8.3%	63.0%	63.0%
8	USSC Group Headquarters	3650 REIT	1	31,500,000	4.8	Industrial	1.60x	9.1%	64.5%	57.9%
9	Memphis Self Storage Portfolio	3650 REIT	8	31,000,000	4.8	Self Storage	1.44x	9.0%	72.7%	61.6%
10	Legacy Commons	3650 REIT	1	30,500,000	4.7	Multifamily	2.02x	8.2%	61.6%	61.6%
Top 3 Total/Weighted Average:			3	$160,000,000	24.6%		2.93x	10.2%	47.8%	47.8%
Top 5 Total/Weighted Average:			6	$234,055,333	36.0%		3.37x	11.8%	46.5%	46.5%
Top 10 Total/Weighted Average:			18	$390,155,333	60.0%		2.85x	10.7%	53.0%	51.6%

(1)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.
(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

#	Loan Name	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	The Grace Building	$60,000,000	$823,000,000	$883,000,000	GRACE 2020-GRCE	Wells Fargo Bank, National Association	Situs
2	Miami Design District	$60,000,000	$340,000,000	$400,000,000	BANK 2020-BNK30(1)	Wells Fargo Bank, National Association(1)	Greystone Servicing Company LLC(1)
3	888 Figueroa	$40,000,000	$75,000,000	$115,000,000	CD 2019-CD8	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
4	MGM Grand & Mandalay Bay	$39,055,333	$1,595,144,667	$1,634,200,000	BX 2020-VIVA	KeyBank	Situs
5	The Westchester	$35,000,000	$308,000,000	$343,000,000	CSMC 2020-WEST	Midland Loan Services, a Division of PNC Bank National Association	Pacific Life Insurance Company

(1)	The related whole loan is expected to initially be serviced under the BANK 2020-BNK30 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. From and after the securitization of Note A-1, such whole loan will be serviced under the pooling and servicing agreement for the securitization that holds such note, and the master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the CSAIL 2021-C20 certificates after the closing of such securitization. Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)(2)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
Multifamily
	Garden	11	$157,534,500	24.2%	97.1%	1.67x	8.2%	66.7%	62.6%
	Low Rise	1	11,550,000	1.8	100.0%	1.72x	6.8%	64.6%	64.6%
	Multifamily Total	12	$169,084,500	26.0%	97.3%	1.67x	8.1%	66.6%	62.7%
Retail
	Luxury Retail	1	$60,000,000	9.2%	88.5%	2.14x	9.3%	46.7%	46.7%
	Anchored	2	54,400,000	8.4	95.8%	2.96x	10.8%	55.6%	55.6%
	Super-Regional Mall	1	35,000,000	5.4	89.0%	3.61x	12.3%	53.0%	53.0%
	Unanchored	1	8,758,608	1.3	94.0%	1.97x	13.9%	58.9%	43.8%
	Retail Total	5	$158,158,608	24.3%	91.4%	2.74x	10.7%	51.8%	51.0%
Office
	CBD	3	$115,000,000	17.7%	86.2%	3.51x	11.0%	45.1%	45.1%
	Suburban	3	33,364,522	5.1	95.5%	2.15x	10.0%	60.4%	57.8%
	Medical	1	3,431,731	0.5	100.0%	1.46x	10.5%	67.2%	54.0%
	Office Total	7	$151,796,253	23.3%	88.5%	3.16x	10.8%	49.0%	48.1%
Hotel
	Full Service	2	$39,055,333	6.0%	71.4%	4.95x	17.9%	35.5%	35.5%
	Limited Service	1	18,800,000	2.9	48.9%	2.82x	17.2%	71.8%	61.7%
	Hotel Total	3	$57,855,333	8.9%	64.1%	4.26x	17.7%	47.3%	44.0%
Industrial
	Warehouse/Distribution	3	$55,200,000	8.5%	100.0%	1.59x	9.2%	64.1%	57.7%
	Industrial Total	3	$55,200,000	8.5%	100.0%	1.59x	9.2%	64.1%	57.7%
Self Storage
	Self Storage	9	$41,000,000	6.3%	86.6%	1.87x	9.2%	69.0%	60.6%
	Self Storage Total	9	$41,000,000	6.3%	86.6%	1.87x	9.2%	69.0%	60.6%
Mixed Use
	Office/Retail	1	$17,000,000	2.6%	96.4%	1.55x	9.0%	81.0%	70.9%
	Mixed Use Total	1	$17,000,000	2.6%	96.4%	1.55x	9.0%	81.0%	70.9%
Total / Wtd. Avg.:		40	$650,094,694	100.0%	90.4%	2.51x	10.4%	57.5%	54.4%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on the allocated loan amounts set forth in Annex A-1 to the Prospectus.
(2)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.
(3)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)(2)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
NY	4	$127,000,000	19.5%	89.7%	3.70x	11.6%	47.6%	46.3%
FL	4	109,050,000	16.8	92.4%	2.12x	9.5%	54.1%	53.1%
CA	3	83,150,000	12.8	89.8%	2.52x	9.4%	57.5%	57.5%
GA	3	83,000,000	12.8	97.4%	2.02x	8.4%	62.2%	62.2%
NV	4	62,819,855	9.7	80.6%	3.56x	14.1%	49.6%	45.7%
PA	4	38,497,500	5.9	100.0%	1.56x	8.9%	66.4%	59.4%
ID	1	18,800,000	2.9	48.9%	2.82x	17.2%	71.8%	61.7%
TN	5	18,610,000	2.9	80.6%	1.44x	9.0%	72.7%	61.6%
MT	1	17,000,000	2.6	98.3%	1.28x	8.0%	70.8%	60.7%
VA	1	15,450,000	2.4	100.0%	1.58x	9.4%	63.5%	57.4%
NJ	1	15,000,000	2.3	94.4%	1.32x	8.2%	64.4%	58.9%
MI	1	12,700,000	2.0	91.8%	2.46x	10.7%	58.3%	58.3%
MS	3	12,390,000	1.9	88.3%	1.44x	9.0%	72.7%	61.6%
WA	1	10,000,000	1.5	95.6%	3.21x	10.0%	57.6%	57.6%
TX	1	8,758,608	1.3	94.0%	1.97x	13.9%	58.9%	43.8%
OH	1	8,250,000	1.3	100.0%	1.58x	9.4%	63.5%	57.4%
IN	1	6,187,000	1.0	95.2%	1.45x	8.9%	74.5%	62.7%
AZ	1	3,431,731	0.5	100.0%	1.46x	10.5%	67.2%	54.0%
Total/ Wtd. Avg.:	40	$650,094,694	100.0%	90.4%	2.51x	10.4%	57.5%	54.4%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Prospectus.
(2)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.
(3)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance(1)

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
$3,307,500 - $9,999,999	4	$21,943,108	3.4%	4.1385%	113	1.64x	10.7%	68.4%	56.2%
$10,000,000 - $19,999,999	12	170,496,253	26.2	3.9671%	118	2.04x	9.9%	64.6%	58.6%
$20,000,000 - $29,999,999	3	67,500,000	10.4	4.0076%	115	2.04x	9.8%	61.6%	59.5%
$30,000,000 - $39,999,999	7	230,155,333	35.4	3.7063%	115	2.79x	11.0%	56.7%	54.3%
$40,000,000 - $49,999,999	1	40,000,000	6.2	3.7250%	100	2.15x	9.2%	59.3%	59.3%
$50,000,000 - $60,000,000	2	120,000,000	18.5	3.4123%	113	3.20x	10.6%	43.9%	43.9%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Mortgage Interest Rates(1)

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
2.5610% - 2.9999%	2	$75,000,000	11.5%	2.6659%	117	4.24x	11.9%	37.6%	37.6%
3.0000% - 3.4999%	3	76,600,000	11.8	3.1336%	114	3.42x	11.3%	53.5%	53.5%
3.5000% - 3.7499%	3	102,755,333	15.8	3.6558%	105	3.08x	12.6%	51.2%	49.8%
3.7500% - 3.9999%	7	157,950,000	24.3	3.8533%	119	1.87x	9.3%	67.4%	62.8%
4.0000% - 4.4999%	9	152,443,108	23.4	4.1438%	113	2.14x	9.8%	55.9%	54.2%
4.5000% - 5.0000%	5	85,346,253	13.1	4.6077%	117	1.35x	8.7%	70.5%	60.6%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Original Term to Maturity in Months(1)

				Weighted Average
Range of Original Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
120	15	$391,813,941	60.3%	3.6348%	111	2.94x	11.5%	51.7%	49.9%
121 - 124	14	258,280,753	39.7	3.9687%	119	1.86x	8.8%	66.2%	61.3%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Remaining Term to Maturity in Months(1)

				Weighted Average
Range of Remaining Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
100 - 114	7	$225,313,941	34.7%	3.7452%	106	2.85x	12.1%	52.3%	50.2%
115 - 119	11	190,134,500	29.2	3.6675%	117	2.74x	10.1%	55.5%	52.0%
120	11	234,646,253	36.1	3.8698%	120	2.00x	9.0%	64.1%	60.5%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

(1)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.

(2)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Original Amortization Term in Months(1)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	15	$434,705,333	66.9%	3.5815%	114	2.98x	10.8%	51.3%	51.3%
300	1	8,758,608	1.3	4.1105%	106	1.97x	13.9%	58.9%	43.8%
360	13	206,630,753	31.8	4.1441%	116	1.56x	9.5%	70.4%	61.5%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Remaining Amortization Term in Months(1)

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	15	$434,705,333	66.9%	3.5815%	114	2.98x	10.8%	51.3%	51.3%
286 - 300	1	8,758,608	1.3	4.1105%	106	1.97x	13.9%	58.9%	43.8%
301 - 359	1	10,096,253	1.6	4.5000%	120	1.46x	10.5%	67.2%	54.0%
360	12	196,534,500	30.2	4.1258%	116	1.56x	9.4%	70.6%	61.8%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Amortization Types(1)

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	14	$395,650,000	60.9%	3.5838%	114	2.78x	10.1%	52.9%	52.9%
IO-Balloon	12	196,534,500	30.2	4.1258%	116	1.56x	9.4%	70.6%	61.8%
Interest Only, ARD	1	39,055,333	6.0	3.5580%	108	4.95x	17.9%	35.5%	35.5%
Balloon	2	18,854,861	2.9	4.3191%	113	1.70x	12.1%	63.3%	49.3%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Interest Only Periods(1)

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
None	2	$18,854,861	2.9%	4.3191%	113	1.70x	12.1%	63.3%	49.3%
24 - 60	12	196,534,500	30.2	4.1258%	116	1.56x	9.4%	70.6%	61.8%
120 - 124	15	434,705,333	66.9	3.5815%	114	2.98x	10.8%	51.3%	51.3%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Loan Purpose(1)

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Refinance	20	$442,043,108	68.0%	3.6915%	114	2.56x	9.8%	55.9%	54.1%
Acquisition	7	166,455,333	25.6	3.9129%	113	2.63x	12.2%	59.8%	54.8%
Recapitalization	2	41,596,253	6.4	3.9926%	120	1.57x	9.4%	65.2%	57.0%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

(1)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.
(2)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.14x - 1.24x	2	$29,350,000	4.5%	4.2717%	119	1.19x	7.2%	74.9%	65.8%
1.25x - 1.49x	7	86,280,753	13.3	4.4832%	117	1.39x	8.8%	70.6%	60.5%
1.50x - 1.74x	4	83,750,000	12.9	3.7994%	117	1.60x	8.8%	67.6%	61.3%
1.75x - 1.99x	1	8,758,608	1.3	4.1105%	106	1.97x	13.9%	58.9%	43.8%
2.00x - 2.24x	6	197,000,000	30.3	3.9893%	112	2.09x	8.9%	56.7%	56.7%
2.25x - 2.99x	3	54,300,000	8.4	4.0144%	115	2.61x	13.1%	63.5%	60.0%
3.00x - 4.95x	6	190,655,333	29.3	3.0366%	114	4.05x	12.9%	43.5%	43.5%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

LTV Ratios as of the Cut-off Date(1)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
23.4% - 49.9%	4	$174,055,333	26.8%	3.3716%	112	3.67x	12.4%	40.2%	40.2%
50.0% - 54.9%	2	66,600,000	10.2	3.1480%	113	3.45x	11.4%	52.9%	52.9%
55.0% - 59.9%	6	108,258,608	16.7	3.8709%	111	2.35x	10.2%	59.0%	57.8%
60.0% - 64.9%	7	164,750,000	25.3	3.9645%	117	1.79x	8.6%	63.2%	60.5%
65.0% - 69.9%	1	10,096,253	1.6	4.5000%	120	1.46x	10.5%	67.2%	54.0%
70.0% - 74.9%	5	85,237,000	13.1	4.4243%	115	1.67x	10.4%	72.5%	62.1%
75.0% - 81.0%	4	41,097,500	6.3	3.8426%	119	1.39x	8.0%	77.5%	68.0%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

LTV Ratios as of the Maturity Date(1)

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
23.4% - 49.9%	5	$182,813,941	28.1%	3.4070%	112	3.59x	12.4%	41.1%	40.4%
50.0% - 54.9%	3	76,696,253	11.8	3.3260%	114	3.19x	11.3%	54.7%	53.0%
55.0% - 59.9%	8	169,700,000	26.1	3.8827%	113	2.03x	9.5%	61.1%	58.6%
60.0% - 64.9%	8	167,537,000	25.8	4.1375%	117	1.88x	9.4%	66.7%	62.1%
65.0% - 70.9%	5	53,347,500	8.2	4.1083%	119	1.33x	7.9%	76.8%	67.5%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

Prepayment Protection(1)

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Defeasance	22	$419,539,361	64.5%	3.9744%	116	2.07x	9.6%	61.3%	57.3%
Defeasance or Yield Maintenance	5	205,555,333	31.6	3.3270%	111	3.46x	12.1%	49.2%	48.2%
Yield Maintenance	2	25,000,000	3.8	3.9152%	116	2.08x	8.9%	61.7%	58.4%
Total/Wtd. Avg.:	29	$650,094,694	100.0%	3.7674%	114	2.51x	10.4%	57.5%	54.4%

(1)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.
(2)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

#	Loan / Property Name	Location	Property Type	Previous Securitization
6	Hollywest Promenade	Los Angeles, CA	Retail	WBCMT 2003-C7
7	Bedford Park	Atlanta, GA	Multifamily	BSPRT 2018-FL4; BSPRT 2019-FL5
10	Legacy Commons	Tucker, GA	Multifamily	WFRBS 2013-C16
13	Stanford Oaks	Tucker, GA	Multifamily	BSPRT 2018-FL4
21	880 Technology Drive	Ann Arbor, MI	Office	JPMCC 2006-CB15
22	The Gables at Lakeside	Kissimmee, FL	Multifamily	CFCRE 2016-C4
25	Iron Gate Mega Storage	Vancouver, WA	Self Storage	GCCFC 2003-C1
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate Debt Summary

#	Loan Name	Cut-off Date Balance	% of IPB	Subordinate Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)	Total Debt UW NCF DSCR(2)(3)	Mortgage Loan Cut-off Date LTV(1)(3)	Total Debt Cut-off Date LTV(2)(3)
1	The Grace Building	$60,000,000	9.2%	$367,000,000	4.25x	3.00x	41.1%	58.1%
2	Miami Design District	60,000,000	9.2	$100,000,000	2.14x	1.72x	46.7%	58.4%
4	MGM Grand & Mandalay Bay	39,055,333	6.0	$1,365,800,000	4.95x	2.70x	35.5%	65.2%
5	The Westchester	35,000,000	5.4	$57,000,000	3.61x	3.10x	53.0%	61.8%
Total:		$194,055,333	29.9%
(1)	See footnotes on page 7 to the table entitled “Collateral Characteristics”.
(2)	Total Debt Cut-off Date LTV and Total Debt UW NCF DSCR calculations include the related pari passu companion loan(s), any related subordinate loan(s) and/or any mezzanine loan(s).
(3)	Certain of the Mortgage Loans were originated prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. As such, for these loans, all DSCR, LTV and Debt Yield metrics were calculated, and the related Mortgaged Properties were underwritten, based on such prior information. The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. See “Risk Factors – Special Risks – Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COVID-19 Update

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. See “Risk Factors— Special Risks— Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “Description of the Mortgage Pool—COVID-19 Considerations” in the Prospectus.

#	Loan Seller	Loan Name	Information as of Date	Property Type	February Debt Service Payment Received (Y/N)(1)	March Debt Service Payment Received (Y/N)(1)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full January Rent Payment (%)(2)	U/W January Base Rent Paid (%)(2)	Occupied SF or Unit Count Making Full February Rent Payment (%)(2)	U/W February Base Rent Paid (%)(2)
1	Column; GACC	The Grace Building(3)	3/5/2021	Office	Y	Y	N	N	Y	98.0%	98.1%	90.8%	90.3%
2	3650 REIT	Miami Design District	3/5/2021	Retail	Y	Y	Y (4)	Y (4)	Y	88.5%	90.2%	92.1%	92.3%
3	3650 REIT	888 Figueroa	3/5/2021	Office	Y	Y	N	N	Y	99.3%	78.9%(5)	98.8%	82.0%
4	GACC	MGM Grand & Mandalay Bay(6)	3/8/2021	Hotel	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
5	Column	The Westchester(7)	3/5/2021	Retail	Y	Y	N	N	Y	97.0%	87.0%	NAV	NAV
6	3650 REIT	Hollywest Promenade	3/5/2021	Retail	Y	Y	N	N	Y	93.3%	100.0%	94.6%	100.0%
7	3650 REIT	Bedford Park	3/5/2021	Multifamily	Y	Y	N	N	N	99.2%	102.7%	98.1%	100.0%
8	3650 REIT	USSC Group Headquarters	3/5/2021	Industrial	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
9	3650 REIT	Memphis Self Storage Portfolio	3/5/2021	Self Storage	Y	Y	N	N	N	97.5%	100.0%	97.9%	100.0%
10	3650 REIT	Legacy Commons	3/5/2021	Multifamily	Y	Y	N	N	N	96.4%	100.0%	98.2%	100.0%
11	3650 REIT	Voyant Industrial Portfolio(8)	3/5/2021	Industrial	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
12	UBS AG	Cobblestone Commons	3/5/2021	Retail	NAP	NAP	N	N	Y(9)(10)	100.0%	100.0%	96.8%	96.1%
13	3650 REIT	Stanford Oaks	3/5/2021	Multifamily	Y	Y	N	N	N	95.9%	100.0%	98.5%	100.0%
14	GACC	SpringHill Suites Boise	3/8/2021	Hotel	Y	Y	Y (11)	Y (11)	N	NAP(12)	NAP(12)	NAP(12)	NAP(12)
15	3650 REIT	Sunset Hills	3/5/2021	Multifamily	Y	Y	N	N	N	87.0%	77.9%	86.9%	82.1%
16	3650 REIT	Highline Apartments	3/5/2021	Multifamily	NAP	Y	N	N	N	98.9%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

#	Loan Seller	Loan Name	Information as of Date	Property Type	February Debt Service Payment Received (Y/N)(1)	March Debt Service Payment Received (Y/N) (1)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full January Rent Payment (%)(2)	UW January Base Rent Paid (%)(2)	Occupied SF or Unit Count Making Full February Rent Payment (%)(2)	UW February Base Rent Paid (%)(2)
17	3650 REIT	Indian Rock	3/5/2021	Mixed Use	Y	Y	N	N	N	100.0%	65.8%(13)	100.0%	65.8%
18	Column	Arts Building	2/23/2021	Office	Y	Y	N	N	Y(14)	66.2%	79.6%	NAV(14)	NAV(14)
19	UBS AG	Royal Pines	3/5/2021	Multifamily	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
20	UBS AG	TBC Corporate Office	3/5/2021	Office	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
21	UBS AG	880 Technology Drive	3/4/2021	Office	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
22	3650 REIT	The Gables at Lakeside	3/5/2021	Multifamily	Y	Y	N	N	N	99.2%	99.0%	98.4%	98.4%
23	3650 REIT	Fox Hills Apartments	3/5/2021	Multifamily	Y	Y	N	N	N	95.8%	98.4%	95.8%	NAV
24	3650 REIT	Sun Belt Office Portfolio	3/5/2021	Office	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
25	UBS AG	Iron Gate Mega Storage	3/8/2021	Self Storage	Y	Y	N	N	N	100.0%	100.0%	98.9%	97.0%
26	UBS AG	280 Commerce Street	3/5/2021	Retail	Y	Y	N	N	Y(15)	95.5%(15)	96.3%(15)	95.5%(15)	94.2%(15)
27	3650 REIT	The Bristol	3/5/2021	Multifamily	Y	Y	N	N	N	93.8%	98.8%	90.0%	100.0%
28	3650 REIT	Rachel Drive Apartments	3/5/2021	Multifamily	Y	Y	N	N	N	93.1%	100.0%	92.6%	98.5%
29	3650 REIT	Chambersburg Portfolio	3/5/2021	Multifamily	Y	Y	N	N	N	100.0%	98.1%	100.0%	100.0%
(1)	NAP is reflected for mortgage loans that did not have their first monthly payment date for the presented month.
(2)	Tenants Making Full January Rent Payment (% NRA), Tenants Making Full February Rent Payment (% NRA), Tenants Making Full January Rent Payment (% of UW rent) and Tenants Making Full February Rent Payment (% of UW rent) is based on occupied space.
(3)	The Grace Building – Four retail tenants (2.0% of NRA and 2.9% of U/W Base Rent) have not made rent payments for the past several months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender at origination for anticipated parking rent shortfalls.
(4)	Miami Design District – As of April 29, 2020, the borrower entered into a loan modification to defer debt service payments for May, June and July 2020, which are payable on the earlier of the maturity date or the date the Miami Design District Whole Loan is paid in full. On December 1, 2020, the borrower deposited $10,474,740 as a debt service reserve which, so long as no event of default is continuing, is being applied to debt service payments beginning January 1, 2021. Two tenants (0.8% of U/W Base Rent) fully or partially abated their rent for January and February 2021. Sixteen tenants (8.9% of underwritten base rent) did not make rent payments in January 2021. Fourteen tenants (8.2% of U/W Base Rent) did not make rent payments in February 2021.
(5)	888 Figueroa - UW Base Rent includes an estimated $1.2 million of parking income. The sponsor entered into a new parking agreement as of February 2021; the prior parking operator did not make full rent payments for December or January.
(6)	MGM Grand & Mandalay Bay – With respect to the MGM Grand & Mandalay Bay mortgage loan, the borrowers sent a notice to the mortgage lender on February 8, 2021, which provides that the borrowers expect that, when the mortgage lender determines the DSCR as of December 31, 2020, a MGM Grand & Mandalay Bay Trigger Period will occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents. Accordingly, the borrowers have provided notice to the mortgage lender of their desire to elect to deliver an excess cash flow guaranty for the benefit of the mortgage lender in lieu of depositing all excess cash flow into a reserve account in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents. The borrowers proposed (i) BREIT Prime Lease Holdings LLC and (ii) MGM Growth Properties Operating Partnership

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LP to be the guarantors under the excess cash flow guaranty. In addition, with respect to the MGM Grand & Mandalay Bay mortgage loan, based on the adjusted September 2020 trailing twelve month (“TTM”) EBITDAR of approximately $222.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay Mortgaged Properties have aSeptember 2020 TTM EBITDAR-to rent coverage ratio of 0.76x.

(7)	The Westchester – As of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their lease through December 2021. Rent deferrals are expected to be paid back in equal monthly installments starting in 2021, with a few tenants electing to make one lump sum payment. The Westchester is 89.0% occupied and the sponsor has collected 84% to 86% of tenant rents monthly from October 2020 through January 2021.
(8)	Voyant Industrial Portfolio – Rental payments are collected quarterly. Collections reflect the January rent payment date, covering the January 2021-February 2021 rent payment date for the January/February columns.
(9)	Cobblestone Commons – As of February 26, 2021, all existing tenants at the mortgaged property are currently paying full contractual rent with the exception of David & Co. (2.8% of NRA). No tenants requested relief in the form of rent forgiveness or abatements, only limited deferrals. All tenants, with the exception of David & Co., that received prior deferrals have paid the deferred amounts in full or are current on full rent plus deferred amounts on an amortized basis. All tenants that were required to close due to the shutdown have reopened for business.
(10)	Cobblestone Commons – The opening date of First Watch (3.4% of NRA) was moved from April 20, 2020 to July 20, 2020, and its first rent payment was made on August 1, 2020. Rent payments from April through July 2020 were deducted from First Watch’s tenant improvement allowance. Cucina Moderna (3.4% of NRA) was allowed to defer rent from April through June 2020, with such deferred rent amortized over the existing lease term which started in July 2020. Burger Fi (2.9% of NRA) was allowed to defer rent from May through July 2020, with such deferred rent amortized over the existing lease term which started in August 2020. Club Pilates (2.0% of NRA) was allowed to defer rent from July through September 2020, with such deferred rent amortized over the existing lease term which started in October 2020. 9 Round (1.7% of NRA) was allowed to defer payment in May 2020, with such deferred rent amortized over the existing lease term which started in July 2020. Sports Clips (1.6% of NRA) was allowed to defer payment in July and August 2020, with such deferred rent amortized over six months which started in September 2020.
(11)	SpringHill Suites Boise – With respect to the SpringHill Suites Boise mortgage loan, in April 2020, the borrowers requested a loan modification, which was granted by the lender on June 4, 2020. The loan modification included (i) the deferral of deposits into the FF&E reserve through the monthly payment date in August 2020 structured with a cash flow sweep with a repayment guarantee if not fully repaid as of May 31, 2021, (ii) the deferral of deposits into the seasonality reserve in the months of July and August 2020, to be made in October and November 2020, (iii) the release of approximately $216,007 of PIP reserve funds to be used to pay debt service due on the monthly payment dates occurring from June through August 2020, (iv) permitting the operating lessee borrowers to obtain a Paycheck Protection Program (“PPP”) loan in an amount not to exceed $315,449 in accordance with the loan modification documents, (v) an extension of the deadline for the completion of immediate repairs to 180 days, and (vi) a revised PIP agreement extending the completion deadlines for the PIP to March 1, 2022. On February 22, 2021, the borrowers and the lender entered into a second loan modification, which included (i) a reduction of the current outstanding principal balance of the SpringHill Suites Boise loan by $5,000,000, accompanied by a discounted partial payment by the borrowers in the amount of $3,000,000 (i.e., $2,000,000 of the original principal balance of the mortgage loan was forgiven by the lender), which together reduced the original loan amount of $23,800,000 to the current balance of $18,800,000, (ii) permitting the operating lessee borrowers to obtain a second PPP loan in an amount not to exceed $441,630 in accordance with the loan modification documents, (iii) an increase in the interest rate from 3.6400% to 3.7500% (and a change in the monthly payment amount), (iv) repayment of $216,007 into the PIP reserve and approximately $9,697 into the FF&E reserve account, and (v) extension of the lockout period to be March 30, 2023. In addition, in connection with the second loan modification, the lender waived the return by the borrowers of approximately $75,703 which was required under the first loan modification to be transferred to the cash management account but had instead been disbursed to the borrowers.
(12)	SpringHill Suites Boise – The December 2020 and January 2021 occupancy, ADR and RevPAR information for the SpringHill Suites Boise mortgage loan were 34.5%, $75.14 and $25.94 and 34.6%, $76.19 and $26.35, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, February 2021 information is not available. As of the September 2020 performance report, the SpringHill Suites Boise loan failed a DSCR test by falling below 1.30x. At such time, the loan was already in a cash management trigger period and excess cash flow sweep period due to the first loan modification; however, such failure initiated an additional cash management trigger period and excess cash flow sweep period, which continued after the cash management trigger period and excess cash flow sweep period due to the first loan modification were terminated. The DSCR test is calculated assuming 30-year amortization; however, until April 6, 2023, the SpringHill Suites Boise mortgage loan provides for payments of interest only without amortization. Calculated based on the initial interest only payments under the SpringHill Suites Boise mortgage loan, but otherwise on the same basis as required under the mortgage loan documents, the DSCR would be 1.28x for the trailing twelve month period ending December 31, 2020, 1.15x for the trailing six month period ending December 31, 2020, and 0.99x for the trailing three month period ending December 31, 2020.
(13)	Indian Rock - UW Base Rent reflects rent due after the completion of three tenant relocations within the Property, which has not yet been completed. Collections do not reflect the post-expansion rent. At closing, $1.13 million was reserved for free rent associated with these spaces.
(14)	Arts Building – The borrower sponsor has entered into formal modification agreements with four tenants representing 6.1% of NRA, and granted informal rent deferrals to another 10 tenants over the course of 2020 and through early 2021, representing 13.6% of NRA. The vast majority of deferrals are to be paid back in installments throughout the remaining term of the tenants’ leases. February 2021 collections data was not available, for December 2020, 72.4% of SF made the full rent payment and 83.5% of UW base rent was paid.
(15)	280 Commerce Street – Two tenants at the mortgaged property (collectively representing approximately 18.4% of U/W Base Rent and 18.3% of NRA) received rent relief. Tempest Academy paid reduced rent of $6,257.34 versus full contractual rent of $12,514.67 per month from April 2020 through March 2021, with full contractual rent payments to recommence in April 2021. Emler Swim School paid reduced rent of $3,701.25 versus full contractual rent $7,402.50 per month from April through December 2020, and full rent payments recommenced in January 2021. According to the borrower sponsor, agreements are in place for the tenants to repay the deferred amounts over time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex F to the Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero and (vii) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balances of the Class D and Class E certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, yield maintenance charges, if any, collected on the mortgage loans during the one-month period ending on the related Determination Date are required to be distributed to certificateholders (excluding the holders of the Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (“YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (“YM Group B” and, collectively with YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of Principal Balance Certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of Principal Balance Certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of Principal Balance Certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described in the preceding sentence, then the fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a mortgaged property that would result in an appraisal reduction amount with respect to the related mortgage loan and would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 6 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in the Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X Certificates) senior to the Class F-RR certificates, and the notional amounts of the Class X certificates have been reduced to zero and, if the initial pool balance has been reduced to less than 8.125% of such balance as of the Closing Date or the master servicer has consented, then the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates) for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or, if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR-RR certificates. At any time when Class F-RR is the controlling class, the majority Class F-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

3650 Real Estate Investment Trust 1 LLC (or its affiliate) is expected to purchase the Class F-RR, Class G-RR, Class NR-RR and Class Z certificates (in each case, other than the portion thereof that comprises a portion of the VRR Interest) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

The “Directing Holder" will initially be, with respect to any mortgage loan (other than a non-Serviced mortgage loan), the directing certificateholder. For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts). So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, actions that would constitute certain major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain actions that would constitute major decisions that the special servicer plans on taking with respect to any such mortgage loan or serviced whole loan, in each case subject to the servicing standard and other restrictions as described in the Prospectus. During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to certain major decisions, special servicer decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class F-RR certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any collateral deficiency amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; and provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of all Classes of Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero.

With respect to any excluded loan, a Consultation Termination Event will be deemed to exist with respect to such excluded loan at all times. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement or co-lender agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

Risk Retention Consultation Party:	The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. There is expected to be no initial risk retention consultation party as of the closing date. Except with respect to an excluded loan as to such party, the risk retention consultation party, if one is appointed, will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans.
Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Standard (continued):

into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the Principal Balance Certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X-A, Class X-B, Class X-D, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class Z and Class R certificates (but in the case of this clause (b) only such classes of Principal Balance Certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

The operating advisor may also recommend the replacement of the special servicer at any time as described in “Operating Advisor” below.

Excluded Special Servicer:	In the event that the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, by the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer or the special servicer. To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will initially be Park Bridge Lender Services LLC. The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan or serviced whole loan, the operating advisor will be responsible for: (a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Prospectus and required under the pooling and servicing agreement; (b) reviewing (i) all reports by the special servicer made available to privileged persons on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report; (c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with appraisal reduction amounts, Cumulative Appraisal Reduction Amounts and collateral deficiency amounts, and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and (d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan); provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

−    to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

−    to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package (telephonically or electronically) with respect to Major Decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocable to any class of HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions (continued):	“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement.
Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

– all special notices delivered

– summaries of final asset status reports

– all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

– an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 1 — The Grace Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Column / GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	9.2%	Net Rentable Area (SF):	1,556,972
Credit Assessment (Fitch/KBRA/Moody’s)(2):	A- / A+ / Baa2	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1974 / 2018
Borrower:	1114 6th Avenue Owner LLC	Occupancy(4):	94.8%
Sponsor:	Brookfield Office Properties, Inc.	Occupancy Date:	10/19/2020
Interest Rate:	2.6921%	Number of Tenants:	35
Note Date:	11/17/2020	2017 NOI(5):	$67,159,674
Maturity Date:	12/6/2030	2018 NOI(5):	$73,206,664
Interest-only Period:	120 months	2019 NOI(5):	$52,538,193
Original Term:	120 months	TTM NOI(5):	$46,272,539 (9/30/2020 TTM)
Original Amortization:	None	UW Economic Occupancy:	95.4%
Amortization Type:	Interest Only	UW Revenues:	$157,612,989
Call Protection(3):	L(27),Def or YM1(86),O(7)	UW Expenses:	$53,319,272
Lockbox(4):	Hard	UW NOI(5):	$104,293,717
Additional Debt(1):	Yes	UW NCF:	$102,347,502
Additional Debt Balance(1):	$823,000,000 / $367,000,000	Appraised Value / PSF:	$2,150,000,000 / $1,381
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	9/8/2020
Additional Future Debt Permitted:	Yes – Mezzanine

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$567
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$567
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.1%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV:	41.1%
TI/LC:	$56,172,399	Springing	N/A	UW NOI / UW NCF DSCR:	4.33x / 4.25x
Free Rent:	$25,964,570	$0	N/A	UW NOI / UW NCF Debt Yield:	11.8% / 11.6%
Lobby/Elevator Work:	$5,970,240	$0	N/A
Parking Rent Shortfall:	$1,608,940	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$883,000,000	70.6%	Payoff Existing Debt(7):	$905,439,802	72.4%
B Notes:	367,000,000	29.4	Return of Equity:	239,965,013	19.2
			Upfront Reserves:	89,716,149	7.2
			Closing Costs:	14,879,035	1.2
Total Sources:	$1,250,000,000	100.0%	Total Uses:	$1,250,000,000	100.0%

(1)	The Grace Building loan is part of a larger split whole loan evidenced by 21 senior pari passu notes with an aggregate Cut-off Date balance of $883.0 million (collectively, the “A Notes”) and four pari passu promissory notes that are subordinate to the A Notes with an aggregate Cut-off Date balance of $367.0 million (collectively, the “B Notes”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of the A Notes. The Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

DBR Investments Co. Limited (“DBRI”). Column will be contributing Notes A-3-2 and A-3-4, in the original principal amount of $50,000,000 and GACC (an affiliate of DBRI) will be contributing Note A-4-5, in the original principal amount of $10,000,000.

(2)	Fitch, KBRA and Moody’s have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 17, 2023. In addition, on and after the Defeasance Lockout Expiration Date, the Whole Loan may be voluntarily prepaid with, if such a prepayment is made prior to June 6, 2030, a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

(4)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The recent volatility in cash flow at the property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) have been reserved at origination.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Loan Payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization trust.

The Loan. The Whole Loan is a $1.25 billion first mortgage loan secured by a first priority fee mortgage encumbering a Class A office building located in New York, New York.

The Whole Loan is evidenced by 21 pari passu notes and the subordinate B Notes. The non-controlling A-3-2, A-3-4 and A-4-5 Notes are being contributed to the CSAIL 2021-C20 Commercial Mortgage Trust. The Whole Loan is serviced under the GRACE 2020-GRCE trust and servicing agreement. The GRACE 2020-GRCE securitization trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Notes A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Y(2)
Notes A-3-2, A-3-4, A-4-5	60,000,000	60,000,000	CSAIL 2021-C20	N
Note A-1-2	75,000,000	75,000,000	BANK 2020-BNK29	N
Notes A-1-3-1	60,000,000	60,000,000	BANK 2020-BNK30	N
Notes A-1-3-2(1)	15,000,000	15,000,000	BANA	N
Notes A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	BMARK 2020-B21	N
Note A-2-4, A-4-3	60,000,000	60,000,000	BMARK 2021-B23	N
Notes A-2-5, A-2-6, A-2-7, A-4-4	80,000,000	80,000,000	BMARK 2020-B22	N
Notes A-3-3, A-3-5(1)	50,000,000	50,000,000	Column	N
Notes B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Y(2)
Total	$1,250,000,000	$1,250,000,000
(1)	Notes are expected to be contributed to one or more future securitizations.

(2)	Pursuant to the related co-lender agreement, the controlling holder will be the Grace Trust 2020-GRCE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans — The Grace Building Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $2.15 billion as of September 8, 2020.

(2)	Based on the UW NOI of $104,293,717 and UW NCF of $102,347,502, as applicable.

(3)	Based on the Whole Loan interest rate of 2.69210%.

The Borrower. The borrowing entity for the loan is 1114 6th Avenue Owner LLC (the “Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the sponsor, Brookfield Office Properties Inc.)

The Sponsor. The loan’s sponsor is Brookfield Office Properties Inc. and the non-recourse carve-out guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of the Whole Loan. BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million SF of office space in markets such as New York, San Francisco, and Southern California.

The Property. The property is a 1.56 million SF, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The property was developed in 1974 by Swig Investment Company, LLC and designed by Skidmore, Owings & Merrill-partner Gordon Bunshaft. The property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The property also includes an 188-space underground parking garage.

The property was 94.8% leased as of October 19, 2020 to a granular rent roll of over 35 tenants in various industries. Major tenants at the property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 SF (2.0% of NRA) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The property experienced a major tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, the property has been able to stabilize at approximately 95% occupancy, in-line with its historical average.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Over 950,000 SF of new and renewed leases have been signed at the property since 2016. As a result, less than 16.0% of tenants by NRA will have leases that expire in the next five years. Recent leasing activity includes 58,978 SF of additional space leased to The Trade Desk, 127,425 SF of expansion space leased to Bank of America, N.A., and 41,957 SF of renewal and expansion space leased to iStar Financial.

The largest tenant at the property, Bank of America, N.A. (“BANA”), which is also one of the originating lenders, leases 155,270 SF (10.0% of NRA, 9.0% of underwritten rent) of combined space on the 5th, 6th and 7th floors of the property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e., such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. The lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 PSF and its annual base rent for the pavilion premises is currently $92.50 PSF. BANA commenced paying rent on February 1, 2021 for the 5th, 6th and 7th floors, and is expected to start paying rent April 1, 2021 for the pavilion premises. All free rent, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination. We cannot assure you that BANA will begin paying rent for the pavilion premises as expected or at all.

The second largest tenant at the property, The Trade Desk (“Trade Desk”), leases 154,558 SF (9.9% of NRA, 14.4% of underwritten rent). Trade Desk is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 SF on 26th, 27th, 46th, 47th and 48th floors through August 31, 2030. The commencement date (the “Additional Premises Commencement Date”) with respect to the 26th and 27th floors (“Additional Premises”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 PSF from August 10, 2020 through August 31, 2025, and then $148.00 PSF from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 PSF initially and then $128.00 PSF after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030. Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination. We cannot assure you that Trade Desk will take possession of the Additional Premises or begin paying rent as expected or at all.

The third largest tenant at the property, Israel Discount Bank (“IDB”), leases 142,533 SF (9.2% of NRA, 5.5% of underwritten rent). IDB is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 SF of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB has two five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

IDB’s annual base rent for the ground floor is $317.08 PSF, which steps to $352.08 PSF, $392.08 PSF and $442.08 PSF every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 PSF, which steps to $58.08 PSF, $65.08 PSF and $72.08 PSF every five years. IDB is currently in a gap rent period. The borrower has completed its work required under the lease and delivered the space to the tenant, and, therefore, the tenant took possession of the space and commenced paying rent in January 2021 and is expected to commence paying operating expenses and real estate taxes in January 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination. We cannot assure you that the IDB lease will commence as expected or at all. Further, we cannot assure you that IDB will begin paying rent, operating expenses or real estate taxes as expected or at all.

The fourth largest tenant at the property, Bain & Company, Inc. (“Bain”), leases 121,262 SF (7.8% of NRA, 9.2% of underwritten rent). Bain is an American global management consulting firm headquartered in Boston, Massachusetts. The firm provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not contain any termination options.

Bain’s annual base rent for the 41st floor is currently $133.00 PSF, increasing to $143.00 PSF on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 PSF, increasing to $106.00 PSF on March 1, 2025. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at origination.

COVID-19 Update. The Whole Loan is current through the March 2021 payment date and is not subject to any forbearance, modification or debt service relief request. The property is open and operating, with 95.0% of tenants by occupied NRA and 84.0% of tenants by underwritten base rent having paid their February 2020 rent payments. The four retail tenants (2.0% of NRA, 2.9% of underwritten rent) have not made full rent payments for the last three months or more. The sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The borrower deposited $1,608,940 with the lender at loan origination for anticipated parking rent shortfalls. We cannot assure you the sponsor will employ a new parking operator as anticipated or at all.

The Market. The property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of the Grace Building property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, the property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. Per a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000-SF lease at 151 West 42nd Street that was the largest new lease signed in the Sixth Avenue / Rockefeller Center area in the quarter. Other recent lease executions include Colliers relocating to the property for approximately 59,000 SF and TripleMint leasing 31,000 SF at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 PSF. The average in-place office rent at the property is currently approximately $95 PSF. The appraiser’s competitive set is summarized below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Competitive Set Summary(1)

Property	Construction Status	Location	Year Built / Completed	NRA	Occupancy	Office Rents Asking	Office Rents Taking
The Grace Building	Completed	New York, NY	1974 / 2014	1,556,972(2)	94.8%(2)	$95.13(2)	N/A
One Bryant Park	Completed	New York, NY	2009	2,354,000	100.0%	N/A	N/A
Three Bryant Park	Completed	New York, NY	1972 / 2008	1,484,325	96.8%	$95.00	$115.00
Seven Bryant Park	Completed	New York, NY	2015	473,672	97.9%	$120.00	$150.00
1100 Avenue of the Americas	Under Construction	New York, NY	1906 / 2021	373,016	90.4%	N/A	N/A
660 Fifth Avenue	Under Construction	New York, NY	1958 / 2021	1,436,839	66.0%	$90.00	$150.00
1 Vanderbilt	Completed	New York, NY	2020	1,732,955	65.0%	$125.00	$200.00
1 Manhattan West	Completed	New York, NY	2019	2,100,000	86.0%	$115.00	$135.00
2 Manhattan West	Under Construction	New York, NY	2022	1,900,000	25.3%	$90.00	$150.00
50 Hudson Yards	Under Construction	New York, NY	2022	2,900,000	30.0%	$110.00	$200.00
55 Hudson Yards	Completed	New York, NY	2019	1,434,038	98.0%	$105.00	$135.00
4 Times Square	Completed	New York, NY	1999 / 2018	1,800,000	94.1%	$80.00	$100.00

(1)	Source: Appraisal.

(2)	Source: Underwritten Rent Roll.

Historical and Current Occupancy

2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	Current(2)
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated October 19, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(3)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Bank of America, N.A.(2)	A2/A-/A+	155,270	10.0%	$81.42	9.0%	5/31/2042
The Trade Desk(2)	NR/NR/NR	154,558	9.9	$130.99	14.4	8/31/2030(4)
Israel Discount Bank	NR/BBB+/NR	142,533	9.2	$54.21	5.5	12/31/2040(5)
Bain & Company, Inc. (2)	NR/NR/NR	121,262	7.8	$106.59	9.2	2/28/2030
Insight Venture Management LLC(2)	NR/NR/NR	93,998	6.0	$102.69	6.9	2/28/2030
Subtotal/Wtd. Avg.:		667,621	42.9%	$94.65	45.0%
Other Office and Storage		779,378	50.1	$93.94	52.1
Retail		29,338	1.9	$137.74	2.9
Vacant Office and Storage		79,096	5.1	$0.00	0.0
Vacant Retail		1,539	0.1	$0.00	0.0
Total/Wtd. Avg.:		1,556,972	100.0%	$95.13(6)	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC were entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.

(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(4)	Trade Desk has the right to terminate its lease solely as to the 26th and 27th floors if the related lease commencement date does not commence by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). Provided Trade Desk is not in bankruptcy and no default is occurring under its lease, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the Additional Premises Commencement Date occurs. If Trade Desk has elected to terminate both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate one floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

(5)	Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

(6)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	UW Base Rent PSF Expiring	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	5,497	$75.00	0.4	0.4%	412,275	0.3	0.3%
2022	1	600	$0.00	0.0	0.4%	0	0.0	0.3%
2023	5	55,694	$71.66	3.6	4.0%	3,991,172	2.8	3.1%
2024	10	143,459	$99.34	9.2	13.2%	14,251,502	10.1	13.3%
2025	3	31,907	$118.01	2.0	15.2%	3,765,480	2.7	16.0%
2026	9	121,137	$102.21	7.8	23.0%	12,381,404	8.8	24.8%
2027	3	47,753	$85.66	3.1	26.1%	4,090,693	2.9	27.7%
2028	4	97,651	$81.05	6.3	32.4%	7,914,676	5.6	33.3%
2029	3	21,740	$101.28	1.4	33.7%	2,201,776	1.6	34.9%
2030	24	459,310	$113.21	29.5	63.2%	51,997,764	37.0	71.9%
2031 & Beyond	25	491,589	$80.24	31.6	94.8%	39,443,769	28.1	100.0%
Vacant	0	80,635	$0.00	5.2	100.0%	0	0.0	100.0%
Total	88	1,556,972	$95.13(3)	100.0%		$140,450,510	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Wtd. Avg. UW Rent PSF Expiring excludes vacant space.

Operating History and Underwritten Net Cash Flow(1)

	2017	2018	2019	9/30/2020 TTM(1)	Underwritten(2)	PSF	%(2)
Base Rental Income(3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	$90.21	86.6%
Expense Reimbursements	10,212,232	12,529,407	8,566,979	6,267,900	12,766,325	$8.20	7.9%
Straight-Lined Rent(4)	0	0	0	0	1,439,207	$0.92	0.9%
Vacant Income(5)	0	0	0	0	7,464,675	$4.79	4.6%
Net Rental Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	$104.13	100.0%
Other Income(6)	3,209,878	3,195,652	3,230,812	2,759,133	2,956,947	$1.90	1.8%
(Vacancy)(5)	0	0	0	0	(7,464,675)	($4.79)	(4.6%)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	$101.23	97.2%
Taxes	25,496,191	27,159,739	29,139,042	30,649,698	31,927,579	$20.51	20.3%
Insurance	1,019,973	1,226,645	1,134,711	1,220,279	1,455,626	$0.93	0.9%
Other Operating Expenses	19,579,826	21,146,504	20,105,297	18,861,512	19,936,067	$12.80	12.6%
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	$34.25	33.8%
Net Operating Income	$67,159,674	$73,206,664	$52,538,193	$46,272,539	$104,293,717	$66.98	66.2%
TI/LC	0	0	0	0	1,556,972	$1.00	1.0%
Capital Expenditures	0	0	0	0	389,243	$0.25	0.2%
Net Cash Flow	$67,159,674	$73,206,664	$52,538,193	$46,272,539	$102,347,502	$65.73	64.9%

(1)	The recent volatility in cash flow at the property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at origination

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

(3)	UW Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through March 1, 2022.

(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.

(5)	UW Vacancy represents an underwritten economic vacancy of 4.6%. The property is 94.8% occupied as of October 19, 2020.

(6)	UW Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and a replacement arrangement with a new parking manager. At origination, the Grace Building Borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls, through October 2021.

Property Management. The property is managed by TRZ Holdings IV LLC and sub-managed by Brookfield Properties (USA II) LLC (f/k/a Brookfield Properties Management LLC), an affiliate of the sponsor.

Escrows and Reserves. At origination, the Grace Building Borrower deposited into escrow $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, $25,964,570 for free rent owed to various tenants through June

2022 to be applied on each monthly payment date to simulate the payment of tenant rent, $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems and $1,608,940 for anticipated parking rent shortfalls from the origination date through October 2021 (1/12th of which reserve will be deposited into the lockbox account on each monthly payment date for such period).

Real Estate Taxes – During a Trigger Period (as defined below), the Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, the Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless the property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, the Grace Building Borrower is required to deposit on a monthly basis $0.20 PSF per annum (which is $25,950 as of the origination date) for capital expenditures.

TI/LC Reserves –During a Trigger Period, the Grace Building Borrower is required to deposit on a monthly basis $1.50 PSF per annum (which is $194,622 as of the origination date) for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the property are required to be deposited into the lockbox account directly by the tenants and any funds received by the Grace Building Borrower and property manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the Grace Building Borrower for (unless already paid) debt service due under the Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of cash in an amount to satisfy the debt yield test to cure a low cash flow period, emergency and life safety expenses, approved operating expenses, disbursements to the Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under the loan documents.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under the Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured or waived; or (ii) beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) the Grace Building Borrower has delivered cash or a letter of credit in an amount which, when applied to the outstanding principal balance of the Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Additional Debt. In addition to the A Notes, the property is also collateral for the B Notes which have an aggregate Cut-off Date principal balance of $367,000,000. The other A notes and the B Notes accrue interest at the same rate as the Mortgage Loan. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Grace Building

B Notes are coterminous with the A Notes. The Cut-off Date Loan / Unit, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $803, 58.1%, 3.06x, 3.00x, 8.3%, and 8.2% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Grace Building Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Permitted Additional Debt. An affiliate of the Grace Building Borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the Grace Building Borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Whole Loan, results in (a) an LTV ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Whole Loan or is freely prepayable on and after the maturity date of the Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2)(3):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2)(3):	$60,000,000	Property Type - Subtype:	Retail – Luxury Retail
% of Pool by IPB:	9.2%	Net Rentable Area (SF):	497,094
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Oak Plaza Associates (Del.) LLC	Year Built / Renovated:	2014-2019 / NAP
Sponsor:	Miami Design District Associates, LLC	Occupancy:	88.5%
Interest Rate:	4.1325%	Occupancy Date:	9/1/2020
Note Date:	2/28/2020	Number of Tenants:	86
Maturity Date:	3/1/2030	2017 NOI:	$25,614,162
Interest-only Period:	120 months	2018 NOI:	$32,133,624
Original Term:	120 months	2019 NOI:	$33,817,392
Original Amortization:	None	2020 NOI(6):	$32,810,865
Amortization Type:	Interest Only	UW Economic Occupancy:	88.6%
Call Protection(4):	L(36),Def(77),O(7)	UW Revenues(6):	$53,041,550
Lockbox(5):	Hard	UW Expenses(6):	$16,007,449
Additional Debt(2):	Yes	UW NOI(6):	$37,034,101
Additional Debt Balance(2):	$340,000,000 / $100,000,000	UW NCF(6):	$35,940,495
Additional Debt Type(2):	Pari Passu / Subordinate	Appraised Value / PSF(7):	$856,000,000 / $1,722
Additional Future Debt Permitted:	No	Appraisal Date:	3/1/2020

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$805
Taxes:	$2,100,000	$525,000	N/A	Maturity Date Loan PSF(3):	$805
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	46.7%
Replacement Reserves:	$0	$8,285	N/A	Maturity Date LTV(3)(7):	46.7%
TI/LC:	$4,907,050	$82,849	N/A	UW NOI / UW NCF IO DSCR:	2.21x / 2.14x
Debt Service:	$10,474,740(9)	$0	N/A	UW NOI / UW NCF Debt Yield:	9.3% / 9.0%
Free Rent Reserve:	$1,263,811	$0	N/A
Gap Rent Reserve:	$460,756	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$500,000,000	100.0%	Payoff Existing Debt(10):	$476,005,977	95.2%
			Return of Equity:	11,474,730	2.3
			Upfront Reserves:	8,731,617	1.7
			Closing Costs:	3,787,676	0.8
Total Sources:	$500,000,000	100.0%	Total Uses:	$500,000,000	100.0%

(1)	The Miami Design District loan was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF and occupancy information and the appraised value, and all DSCR, LTV and Debt Yield metrics were calculated, and the Miami Design District loan was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The Miami Design District loan is part of a larger split whole loan evidenced by a 15 pari passu senior notes (“A Notes”) with an aggregate Cut-off Date balance of approximately $400.0 million and one subordinate note (the “B Note”, collectively with the A Note, the “Whole Loan”), with a Cut-off Date balance of $100.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

The financial information presented in the chart above and herein reflects the balance of the A Notes. The Whole Loan was originated by Bank of America, N.A. (“BANA”) and Notes A-5, A-9 and A-13 were subsequently acquired by 3650 REIT.

(3)	Pursuant to an amendment to the Mortgage Loan documents dated April 29, 2020, debt service payments owed for May, June and July 2020 were deferred and are payable on the Maturity Date or any earlier repayment in full of the Whole Loan.

(4)	Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Whole Loan to be securitized and (b) March 1, 2025. The assumed prepayment lockout period of 36 payments is based on the closing date of this transaction in March 2021.

(5)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(6)	The Miami Design District Property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions, and was closed for ten days in June 2020 due to civil unrest, over which time no damage occurred.

(7)	The appraisal also provided an “Upon Stabilization” value of $883,000,000 as of March 1, 2021, which value assumes physical and economic stabilization and results in an Appraised Value PSF and Cut-off Date LTV of $1,776 and 45.3%, respectively. The appraisal also provided a land value of $600,000,000 for the land portion (assumed unimproved) of the property, which value would result in a Cut-off Date LTV of 66.7%.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Pursuant to an amendment to the Mortgage Loan documents dated October 8, 2020, the Debt Service Reserve was established on December 1, 2020 by escrow from the borrower. Commencing with the Payment Date on January 1, 2021, the Debt Service Reserve has been (and shall continue to be) applied to the Debt Service Payment Amount each month until the Debt Service Reserve is reduced to zero.

(10)	Payoff of Existing Debt includes existing debt secured by components of the property that are not collateral for the Whole Loan.

The Loan. The Whole Loan is a $500.0 million first mortgage loan secured by the fee interest in a 497,094 SF luxury retail development located in Miami, Florida. The Whole Loan has a 10-year term and is interest-only for the term of the Whole Loan.

Notes A-5, A-9 and A-13 are being contributed to the CSAIL 2021-C20 Commercial Mortgage Trust. The Whole Loan will be serviced pursuant to the BANK 2020-BNK30 securitization trust until the securitization of Note A-1. From and after the securitization of Note A-1, the Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization that holds such note. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of the B Note, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of the A-1 Note. The holder of the B Note is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the A Notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Miami Design District Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Notes A-1, A-12, A-14, A-15	$95,000,000	$95,000,000	BANA	N(1)
Notes A-5, A-9, A-13	60,000,000	60,000,000	CSAIL 2021-C20	N
Notes A-3, A-6	75,000,000	75,000,000	BANK 2020-BNK30	N
Notes A-2, A-7	80,000,000	80,000,000	BANK 2021-BNK31	N
Notes A-4, A-8, A-10, A-11	90,000,000	90,000,000	BANK 2021-BNK32	N
Note B	100,000,000	100,000,000	Third Party Investor	Y(1)
Total	$500,000,000	$500,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrower. The borrowing entity for the loan is Oak Plaza Associates (Del.) LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

The Sponsor. The loan sponsor and non-recourse carveout guarantor is Miami Design District Associates, LLC, a partnership between Dacra (38.75%), L Catterton Real Estate (38.75%), and Brookfield Property Partners (22.265%). Dacra is a real estate development company founded in 1987 that has developed over 2.0 million SF of commercial, residential and mixed-use communities. Dacra has played an active role in revitalization efforts and redevelopment in Miami and Miami Beach. In addition to the property, Dacra has developed real estate projects in South Beach’s Art Deco District and on Lincoln Road. Since the 1990’s, Dacra had been aggregating the land for the Miami Design District, with the goal of transforming the area into a retail, art and dining destination. In 2010, Dacra partnered with L Catterton Real Estate, a Catterton, LVMH and Groupe Arnault-sponsored global real estate development and investment fund specializing in creating luxury shopping destinations. The partnership brought LVMH brands, including Louis Vuitton, Dior, Fendi, Bulgari, Celine, Berluti, Hermes and Cartier to the Miami Design District, which allowed for other global luxury brands and upscale contemporary brands to follow. Dacra and L Catterton Real Estate completed the first phase of the Miami Design District in 2012. In 2014, a joint venture between General Growth Properties (now Brookfield Property Partners (NASDAQ: BPY)) and Ashkenazy Acquisition Corp. acquired an interest in the property. Brookfield Property Partners is a diversified global real estate company that owns, operates and develops one of the largest portfolios of office, retail, multifamily, industrial, hospitality, triple net lease, self-storage, student housing and manufactured housing assets.

The loan sponsor owns approximately 20 acres (which is both developed and available for future development) inclusive of the property, of which the property represents 7.4 acres. The borrower covenanted that neither it nor its affiliates will, without the consent of the lender, (i) develop such parcels held for future development in a manner that would materially interfere with the continued use and operation of the property, or (ii) engage in any leasing that would result in a material adverse effect to the property.

The Property. The property is a 497,094 square foot portion of a Class A luxury retail development known as the Miami Design District in Miami, Florida. The Miami Design District is a LEED Neighborhood Development located at the northwest quadrant of Interstate 195 and N Federal Highway that was designed as a creative neighborhood for shopping, dining and contemporary public art exhibitions. The Miami Design District encompasses approximately 30 acres in a walkable urban environment, and is home to more than 120 flagship stores, including luxury brand retailers and jewelers Balenciaga, Hermes, Fendi, Dior, Cartier and Louis Vuitton. The Miami Design District also includes design showrooms, art galleries and cultural institutions, including The Institute of Contemporary Art Miami (ICA), de la Cruz Collection Contemporary Art Space, Locust Projects Alternative Art Space and the Haitian Heritage Museum. The buildings within the Miami Design District are arranged along a typical urban street block grid system, with on-street metered parking and a north/south running pedestrian-only corridor through the center, known as Paseo Ponti.

The property consists of 15 buildings that were redeveloped between 2014 and 2019 from former warehouse, showroom and industrial space. The property includes a total of 497,094 SF of rentable space plus 559 total parking spaces located in two garages. Many of the buildings are built-to-suit for luxury retailers, both with respect to the interior buildouts and exterior facades. As of September 1, 2020, the property was 88.5% occupied by 86 tenants. The largest tenants by base rent include Hermes, Harry Winston, Holly Hunt, Fendi Casa/Luxury Living and Tom Ford, with no other tenant representing more than 3.1% of underwritten base rent. Overall property sales for tenants who report at the property increased 29.5% from 2018 to 2019 to $1,002 PSF ($231.5 million total sales). For year-end 2020, (including the months March through May 2020, when the property was closed) the total sales for the tenants who report was $208.7 million ($947 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Property Summary(1)

Building	Year Built/ Renovated	Stories	Rentable SF	Occupancy	Major Tenants
Bridge South	2017 / N/A	2	7,076	100.0%	Yves Saint Laurent (4,183 SF) Balenciaga (2,893 SF)
Bridge North	2017 / N/A	2	12,603	100.0%	Dolce & Gabanna (5,320 SF) Alexander McQueen (4,460 SF) Mason Margiela (2,823 SF)
Buick	1926/2015	4	82,396	97.1%	Holly Hunt (24,897 SF) Dacra (18,828 SF)(2) MDDA (Management Office) (10,776 SF)(2)
City View Garage	2015 / N/A	7	40,853	84.3%	Luxury Brand Partners (18,077 SF) Pura Vida (2,977 SF) Citco (2,614 SF) Rise Nation (2,613 SF)
Collins	2015 / N/A	2	17,026	100.0%	Cartier (7,735 SF) Loro Piana (4,767 SF) Tod’s (4,524 SF)
Hermes	2015 / N/A	3	13,500	100.0%	Hermes (13,500 SF)
Jade	2017 / N/A	3	15,324	100.0%	Prada (6,442 SF) Celine (5,191 SF) Okami (Ovation) (3,691 SF)
JBL	2014 / N/A	3	42,082	77.6%	Tom Ford (8,582 SF) COS (4,886 SF) Lanvin (3,367 SF) Omega (3,152 SF)
KVA	2006 / N/A	2	5,384	100.0%	Fendi (5,384 SF)
Laverne	1961/2017	1	12,257	95.3%	Swan and Bar Bevy (10,180 SF)
Lee	1955/2017	3	54,961	77.9%	Poliform (8,902 SF) Unifor, Inc. (Moltini) (7,384 SF) Dupuis (6,323 SF) Poltrona Frau (5,842 SF)
Newton	1983/2018	2	15,000	100.0%	Luminaire (15,000 SF)
Palm Court	2014 / N/A	2	148,993	82.4%	Christian Dior (10,595 SF) Louis Vuitton (10,244 SF) St. Roche (MIA Market) (9,292 SF) Harry Winston (7,219 SF) Giorgio Armani (6,976 SF)
Penny Lane	2017 / N/A	3	22,439	100.0%	Fendi Casa/Luxury Living (22,439 SF)
Twery	2006 / N/A	2	7,200	100.0%	OTL (7,200 SF)

(1)	Source: Appraisal and underwritten rent roll.

(2)	Sponsor-affiliated office space.

The largest tenant by base rent at the property, Hermes, leases 13,500 SF (2.7% of NRA) through February 2025 in the Hermes building. Hermes International (“Hermes”) designs, produces and distributes personal luxury accessories and apparel. The company is over 183 years old and operates 311 boutiques worldwide under the Hermes name that sell items such as leather, scarves, men’s clothes, ties, women’s fashions, perfume, watches, stationery, shoes, hats, gloves and jewelry. Hermes has two five-year renewal options remaining in its lease, each with six months’ notice. Hermes is currently paying an annual rent of $112.55 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including Armani, Balenciaga, Bulgari, Burberry, Carolina Herrera, Cartier, Celine, Chanel, Chloe, Dior, Christian Louboutin, DeBeers, Dunhill, Fendi, Givenchy, Gucci, Kiton, LV, Marc Jacobs, Prada, Pucci, Tag Heuer, Tiffany, Tomas Maier, Van Cleef, Versace, YSL and Zegna) are open and operating for a period of six or more consecutive months, then Hermes will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Hermes will have the right, within 30 days after the expiration of the 18-month period, to terminate the lease. Sales for Hermes at the Miami Design District Property were reported at $2,012 PSF, $2,127 PSF and $1,713 PSF for 2018, 2019 and 2020, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

The second largest tenant by base rent at the property, Harry Winston, leases 7,219 SF (1.5% of NRA) through March 2025 in the Palm Court building. Founded in 1932, Harry Winston is a jewelry retailer known for its expertise, fine craftsmanship, quality gems and innovative gemstone settings. In 2013, the Swatch Group Ltd. acquired Harry Winston. Harry Winston has retail salons around the world, including locations in New York, London, Paris, Geneva, Tokyo, Hong Kong and Shanghai. Harry Winston is currently paying annual rent of $202.69 PSF, with annual rent increases of 3%. If at any time at least six of the permanent retail store tenants (including Bulgari, Cartier, Chanel, Dior, Dior Homme, Dolce G, Fendi, Giorgio, Gucci, Hermes, J.P. Tod’s, LV, Prada, Tag Heuer, Tiffany, Valentino, YSL, Zegna, and Zenith) (three of which must be Cartier, Dior, Hermes and LV) are not open and operating for a period of 12 or more consecutive months, then Harry Winston will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (24 months total), then Harry Winston will have the right, within 30 days after the expiration of the 24-month period, to terminate the lease. Sales for Harry Winston at the Miami Design District Property were reported at $626 PSF, $505 PSF and $255 PSF for 2018, 2019 and 2020, respectively.

The third largest tenant by base rent at the property, Holly Hunt, leases 24,897 SF (5.0% of NRA) through April 2025 in the Buick building. Founded in 1983, Holly Hunt is a luxury home furnishing showroom with products including indoor and outdoor furniture, lighting, rugs, textiles and leathers. Holly Hunt partners with iconic modern brands such as Vladimir Kagan furniture designs and Assemblage bespoke wallcoverings. Holly Hunt renewed its lease in May 2020 for 24,897 SF of showroom/gallery space in the Buick building. The lease expires on April 30, 2025. Holly Hunt is currently paying annual rent of $50.21 PSF, with annual rent increases of 3.0% starting May 1, 2021. The lease does not have any renewal or termination options.

The fourth largest tenant at the property, Fendi Casa/Luxury Living, leases 22,439 SF (4.5% of NRA) through April 2027 in the Penny Lane building. Founded nearly 40 years ago, Fendi Casa/Luxury Living designs, manufactures in Italy, and distributes high-end furniture for international luxury brands. Luxury Living Group has been producing and distributing furniture for the collections of Fendi Casa, Bentley Home, Trussardi Casa, Bugatti Home, Paul Mathieu for Luxury Living Collections and Luxury Living Outdoor. The lease requires current annual base rent of $52.00 PSF, and the next rent increase will be the greater of (i) 4% of the immediately preceding base rent or (ii) base rent multiplied by a fraction equal to (a) the CPI of the month preceding the adjustment over (b) the CPI of April 2017. The lease does not have any renewal or termination options.

The fifth largest tenant by base rent at the property, Tom Ford, leases 8,582 SF (1.7% of NRA) through March 2025 in the JBL building. In April 2005, Tom Ford announced the creation of the Tom Ford brand for luxury clothing, accessories, fragrance and cosmetics. Ford was joined in this venture by former Gucci Group President and Chief Executive Officer Domenico De Sole, who serves as Chairman of the company. That same year, Ford announced his partnership with Marcolin Group to produce and distribute optical frames and sunglasses, as well as an alliance with Esteé Lauder to create the Tom Ford Beauty brand. Presently, there are 113 freestanding Tom Ford stores and shop-in-shops in locations such as New York, Toronto, Beverly Hills, Zurich, Milan, Hong Kong, Shanghai, Rome, London and Sydney. Tom Ford is currently paying an annual rent of $134.74 PSF with 3% annual increases. The lease does not have any renewal or termination options. Sales for Tom Ford at the Miami Design District Property were reported at $563 PSF, $785 PSF and $634 PSF for 2018, 2019 and 2020, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

COVID-19 Update. The Whole Loan was current as of the February 2021 debt service payment. Pursuant to a loan amendment dated April 29, 2020, debt service for the months of May, June and July 2020 were deferred until the maturity date or earlier repayment of the Whole Loan. Additionally, pursuant to a loan amendment dated October 2020, the borrower deposited $10,474,740 as a debt service reserve (see “Escrows and Reserves” below) and postponed any test for a Trigger Period (commencing pursuant to subsection (b) of the Trigger Period definition) (see “Lockbox / Cash Management” below) until the quarter commencing April 1, 2021. The property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions and was closed for ten days in June 2020 due to civil unrest, over which time no damaged occurred. As of November 6, 2020, the sponsor has reported that the property is open and operating with safety precautions including reduced hours (Monday – Saturday: 11am - 7pm and Sunday: 12pm - 5pm), rigorous cleaning protocols, masks and hand sanitizer stations, complimentary in-house personal shoppers to shop and deliver goods to customers, and contactless parking and free valet service. Many retailers and restaurants are offering curbside pickup. Two tenants (0.7% of NRA and 0.8% of underwritten base rent) fully or partially abated their rent for January and February 2021 as previously agreed upon with the Miami Design District Borrower. Sixteen tenants (9.5% of NRA and 8.9% of underwritten base rent) did not make rent payments in January 2021. However, 88.5% of tenants by NRA and 90.2% of tenants by underwritten base rent have paid their full January 2021 rent payments.

The Market. The property is located in the Buena Vista neighborhood, in the northeastern portion of Miami, Florida. According to the appraisal, the Miami MSA had a population of approximately 2.79 million, with a 3.4% unemployment rate and a 6.0% personal income growth rate for 2019. Major employers include University of Miami, Jackson Health System, Publix Super Markets, Inc., Baptist Health Systems of Southern Florida and American Airlines. The Miami MSA has an international draw, ranking first in the country in immigration by ratio to population, ranking second in the country in overseas visitors (after New York City) and ranking second in the country in international cargo receipts (after Anchorage). The Miami MSA is the only metro area in the country where more than half of its residents are foreign-born.

Primary access to the property is by Interstates 95 and 195 via Biscayne Boulevard or Miami Avenue, and by neighborhood north/south roadways including NW 2nd Avenue, N Miami Avenue, NE 2nd Avenue and Federal Highway, between east/west roadways from NE 38th Street to NE 54th Street. The Miami International Airport is located approximately 7.0 miles west, the Miami central business district is located approximately 5.0 miles south, and South Beach is located approximately 6.5 miles southeast of the property.

The property is a part of the Wynwood-Design District commercial real estate submarket, known to be a creative neighborhood and shopping destination dedicated to innovative fashion, design, art, architecture and dining. The area contains multiple retail, design and furniture showroom properties which together draw regional demand from both local shoppers and tourists. For 2019, the Wynwood-Design District submarket had approximately 3.5 million SF of inventory (71,010 SF of new completions), with a 10.2% vacancy rate and overall asking rents of $59.53 PSF. Within the 0.25-mile radius of the property, 2019 inventory was approximately 1.2 million SF (43,327 SF of new completions), with a 6.7% vacancy rate and overall asking rents of $85.95 PSF.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property was 33,589, 216,668 and 572,510, respectively. The estimated 2019 average household income within the same radii was $68,975, $57,649 and $68,788, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

The following table presents certain information relating to the appraiser’s market rent conclusions for the property:

Appraiser’s Market Rent Summary

Property	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Retail Fashion	$115	10	3% per annum
Retail General	$40	10	3% per annum
Retail Jewelry	$180	10	3% per annum
Retail Restaurant - Full Service	$45	10	3% per annum
Retail Restaurant - Limited Service	$30	10	3% per annum
Retail Restaurant - Drink	$45	10	3% per annum
Retail Showroom	$45	10	3% per annum
Retail Art Gallery	$140	10	3% per annum
Retail Services	$45	10	3% per annum
Office	$27	10	3% per annum
Storage	$30	5	0%

Competitive Retail Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Sales PSF	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Miami Design District	2014 – 2019 / N/A	497,094(2)	88.5%(2)	$947(3)	-	-	-	$78.32(2)	-
Bal Harbour Shops	1965, 1982 / N/A	463,114	99.0%	$3,530	9.0	Saks 5th Avenue, Neiman Marcus, Dolce & Gabbana, Balenciaga, Gucci, Loro Piana, Prada, Ralph Lauren, Saint Laurent Paris, Valentino, Chanel, Dior, Fendi, Louis Vuitton, Jimmy Choo, Bulgari, Panerai, Van Cleef & Arpels, Tiffany & Co.	N/A	$200 - $350	N/A
Aventura Mall	1983, 1997, 2008, 2017 / N/A	2,086,948	98.0%	$1,625	15.0	Nordstrom, Macy’s, Bloomingdales, JC Penny, Apple, Chanel, Louis Vuitton, Gucci, Cartier, Burberry, Fendi, Tag Heuer, Tiffani & Co., Givenchy, Rolex	N/A	$150 - $250	N/A
Brickell City Center	2016-2017 / N/A	483,372	95.0%	$1,055	5.0	Saks 5th Avenue, Apple, Coach, Cole Haan, Boss, Intermix, IRO, Lululemon, Victoria’s Secret, Pandora, Kendra Scott, Zara	N/A	$50 - $175	N/A
Worth Avenue Retail	1938, 1983, 2010 / N/A	250,000(4)	98.0%	N/A	70.0	Saks 5th Avenue, Neiman Marcus, Bruno Cucinelli, Ralph Lauren, Loro Piana, Jimmy Choo, Tiffany & Co., Chanel, Intermix, Michael Kors, Valentino, MaxMara, Torneau, Louis Vuitton, Panerai, Hublot, Gucci	N/A	$100 - $250	N/A
Lincoln Road Pedestrian Mall	1950, 2006, 2010 / N/A	500,000(4)	90.0%	N/A	5.5	Nike, Anthropologie, Athleta, Guess, Banana Republic, GAP, H&M, Intermix, J. Crew, Pandora, Lululemon, Sephora, Zadig & Voltaire, Zara, Victoria’s Secret, Macy’s, Ross Dress for Less and Marshals	N/A	$150 - $300	N/A

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2020. Excludes vacant space. Initial Rental Rate includes (PSF) tenants with $0 as base rent.

(3)	Information is as of December 31, 2020, as provided by the loan’s sponsor, and only includes tenants reporting sales. The sales include the months March through May 2020, when the property was closed.

(4)	Represents approximate gross leasable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	2019(1)	9/1/2020(2)
78.1%	87.0%	93.1%	92.4%	88.5%

(1)	Source: Historical Occupancies are by the borrower. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated September 1, 2020.

Tenant Summary(1)

Tenant	Tenant Type	Ratings Moody’s / S&P / Fitch(2)	NRA (SF)	% of Total NRA	Annual UW Rent	% of Total UW Base Rents	UW Base Rent PSF	2020 Sales	2020 Sales PSF	Occ. Cost (%)	Lease Expiration Date(1)	Term. Options
Hermes(3)	Fashion	NR / NR / NR	13,500	2.7%	$1,519,425	4.4%	$112.55	$23,119,936	$1,713	10.2%	2/23/2025	N
Harry Winston(4)	Jewelry / Watches	NR / NR / NR	7,219	1.5	1,507,111	4.4	$208.77	$1,837,265	$255	109.3%	3/31/2025	N
Holly Hunt	Showroom / Gallery	NR / NR / NR	24,897	5.0	1,250,000	3.6	$50.21	NAV	NAV	NAV	4/30/2025	N
Fendi Casa / Luxury Living	Showroom / Gallery	NR / NR / NR	22,439	4.5	1,166,828	3.4	$52.00	NAV	NAV	NAV	4/16/2027	N
Tom Ford	Fashion	NR / NR / NR	8,582	1.7	1,156,342	3.4	$134.74	$5,441,943	$634	30.1%	3/31/2025	N
Subtotal			76,637	15.4%	$6,599,706	19.2%	$86.12
Other Tenants			363,340	73.1	$27,857,171	80.8	$76.67
Vacant			57,117	11.5	$0	0.0	$0.00
Total/Wtd. Avg.:			497,094	100.0%	$34,456,877	100.0%	$78.32

(1)	Information is based on the underwritten rent roll dated September 1, 2020. Tenants ordered by % of Total Annual U/W Base Rent.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	If at any time less than six of the permanent retail store tenants (including Armani, Balenciaga, Bulgari, Burberry, Carolina Herrera, Cartier, Celine, Chanel, Chloe, Dior, Christian Louboutin, DeBeers, Dunhill, Fendi, Givenchy, Gucci, Kiton, LV, Marc Jacobs, Prada, Pucci, Tag Heuer, Tiffany, Tomas Maier, Van Cleef, Versace, YSL and Zegna) are open and operating for a period of six or more consecutive months, then Hermes will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Hermes will have the right, within 30 days after the expiration of the 18-month period, to terminate the lease.

(4)	If at any time less than six of the permanent retail store tenants (including Bulgari, Cartier, Chanel, Dior, Dior Homme, Dolce G, Fendi, Giorgio, Gucci, Hermes, J.P. Tod’s, LV, Prada, Tag Heuer, Tiffany, Valentino, YSL, Zegna, and Zenith) (three of which must be Cartier, Dior, Hermes and LV) are open and operating for a period of six or more consecutive months, then Harry Winston will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Harry Winston will have the right, within 30 days after the expiration of the 18-month period, to terminate the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM(3)	12	38,192	7.7%	$745,961	2.2%	38,192	7.7%	$745,961	2.2%
2021	5	9,176	1.8	410,474	1.2	47,368	9.5%	$1,156,435	3.4%
2022	13	39,196	7.9	1,529,325	4.4	86,564	17.4%	$2,685,760	7.8%
2023	8	39,034	7.9	1,143,141	3.3	125,598	25.3%	$3,828,901	11.1%
2024	10	50,071	10.1	4,853,973	14.1	175,669	35.3%	$8,682,874	25.2%
2025	29	143,457	28.9	15,511,582	45.0	319,126	64.2%	$24,194,456	70.2%
2026	1	5,384	1.1	594,394	1.7	324,510	65.3%	$24,788,849	71.9%
2027	7	43,506	8.8	4,157,724	12.1	368,016	74.0%	$28,946,574	84.0%
2028	8	44,058	8.9	3,881,931	11.3	412,074	82.9%	$32,828,505	95.3%
2029	2	9,300	1.9	591,460	1.7	421,374	84.8%	$33,419,965	97.0%
2030	2	7,827	1.6	1,036,912	3.0	429,201	86.3%	$34,456,877	100.0%
2031(4)	1	10,776	2.2	0	0.0	439,977	88.5%	$34,456,877	100.0%
2032 & Beyond	0	0	0.0	0	0.0	439,977	88.5%	$34,456,877	100.0%
Vacant	NAP	57,117	11.5	NAP	NAP	497,094	100.0%	NAP	NAP
Total	98	497,094	100.0%	$34,456,877	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	MTM includes tenants with leases expiring on or before March 31, 2021.

(4)	2031 includes space for a management office that has no rent associated with it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	2020(1)	Underwritten	PSF	%(2)
Rents in Place	$24,853,605	$29,909,090	$31,279,003	$30,509,279	$34,456,877	$69.32	61.5%
Vacant Income	0	0	0	0	6,623,213	$13.32	11.8%
Gross Potential Rent(3)	$24,853,605	$29,909,090	$31,279,003	$30,509,279	$41,080,090	$82.64	73.3%
Total Reimbursements	12,575,427	14,238,369	15,158,900	14,515,124	14,928,995	$30.03	26.7%
Net Rental Income	$37,429,032	$44,147,459	$46,437,903	$45,024,403	$56,009,086	$112.67	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(6,623,213)	($13.32)	(11.8%)
Other Income(4)	3,986,235	3,979,719	4,136,244	1,811,327	3,655,678	$7.35	6.5%
Effective Gross Income	$41,415,267	$48,127,178	$50,574,148	$46,835,731	$53,041,550	$106.70	94.7%
Total Expenses	$15,801,105	$15,993,554	$16,756,756	$14,024,835	$16,007,449	$32.20	30.2%
Net Operating Income	$25,614,162	$32,133,624	$33,817,392	$32,810,895	$37,034,101	$74.50	69.8%
Total TI/LC, Capex/RR	0	0	0	0	1,093,607	$2.20	2.1%
Net Cash Flow	$25,614,162	$32,133,624	$33,817,392	$32,810,895	$35,940,495	$72.30	67.8%

(1)	The Miami Design District Property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions, and was closed for ten days in June 2020 due to civil unrest, over which time no damage occurred.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the September 2020 rent roll with adjustments made for executed leases and tenants that have vacated or are expected to vacate after loan closing. Underwritten Gross Potential Rent includes grossed up vacant space $6,623,213 and contractual rent increases through March 2021.

(4)	Other Income consists of parking income, temporary tenant income, events revenue, % in lieu and overage rent.

Property Management. The property is managed by Design District Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $4,907,050 for a tenant improvement and leasing commissions, (ii) $2,100,000 for real estate taxes, (iii) $1,263,811 for a free rent associated with seven tenants and (iv) $460,756 for gap rent associate with four tenants.

Debt Service Reserve – The borrower deposited on December 1, 2020 the amount of $10,474,740 (equal to 6 months of interest-only debt service on the Whole Loan) as a debt service reserve pursuant to a loan amendment dated October 2020. So long as no event of default is continuing, funds in the debt service reserve will be applied to debt service payments beginning January 1, 2021.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $525,000.

Insurance Reserve – Unless the property is covered by a blanket policy for which the premiums have been prepaid (as currently), the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $8,285 for replacement reserve.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit monthly $82,849 for tenant improvements and leasing commissions.

Free Rent Reserve and Gap Rent Reserve – The borrower deposited at loan origination the amount of $1,724,567 for gap rent and free rent, which total reserve includes $460,756 of gap rent for periods of one to seven months related to four tenants and $1,263,811 of free rent through March 31, 2021 related to seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Miami Design District

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. All rents from the property are required to be deposited directly to the lockbox account and so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred on each business day to the lender-controlled cash management account and disbursed according to the Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Whole Loan; however, provided no event of default is continuing as to which the lender has accelerated the Whole Loan or initiated an enforcement action, amounts on deposit in the cash management account shall be applied to loan reserves for taxes, insurance, debt service, leasing, replacements, operating expenses and extraordinary expenses not included in the annual budget.

A “Trigger Period” will occur during either (a) the period commencing upon the occurrence of an event of default and ending upon the cure or waiver of the event of default, or (b) the period beginning when the trailing six month (annualized) debt yield is less than 6.50% (tested quarterly beginning with the quarter commencing April 1, 2021, for two consecutive quarters) and ending when the trailing six month (annualized) debt yield is at least 6.50% (tested quarterly for two consecutive quarters).

Additional Debt. In addition to the A Notes, the property is also security for the B Note with a Cut-off Date balance of $100.0 million. The B Note is coterminous with the A Notes and requires interest-only payments at a rate of 4.1325% per annum through maturity. A third-party investor, CF MDD HOLDINGS LLC, currently holds the B Note. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $1006, 58.4%, 1.77x, 1.72x, 7.4% and 7.2% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Miami Design District Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	414,232
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	888 Tower, LP	Year Built / Renovated:	1985 / NAP
Sponsor:	David Taban	Occupancy:	81.9%
Interest Rate:	3.7250%	Occupancy Date:	12/31/2020
Note Date:	6/18/2019	Number of Tenants:	32
Maturity Date:	7/1/2029	2018 NOI:	$9,642,701
Interest-only Period:	120 months	2019 NOI:	$10,178,411
Original Term:	120 months	2020 NOI:	$9,914,593
Original Amortization:	None	UW Economic Occupancy:	85.5%
Amortization Type:	Interest Only	UW Revenues:	$15,961,561
Call Protection(3):	L(44),Def or YM1(69),O(7)	UW Expenses:	$5,407,238
Lockbox(4):	Springing	UW NOI:	$10,554,323
Additional Debt(2):	Yes	UW NCF:	$9,340,623
Additional Debt Balance(2):	$75,000,000	Appraised Value / Per SF(5):	$194,000,000 / $468
Additional Debt Type(2):	Pari Passu	Appraisal Date(5):	11/17/2020
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$278
Taxes:	$314,024	$77,201	N/A	Maturity Date Loan PSF:	$278
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	59.3%
Replacement Reserves:	$0	$5,050	$60,600	Maturity Date LTV:	59.3%
TI/LC:	$0	$17,055	$204,660	UW NOI / UW NCF DSCR:	2.43x / 2.15x
Free Rent:	$312,549	$0	N/A	UW NOI / UW NCF Debt Yield:	9.2% / 8.1%
Outstanding TI/LC:	$1,645,592	$0	N/A
Earnout(7):	$6,600,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$115,000,000	100.0%	Payoff Existing Debt:	$82,001,998	71.3%
			Return of Equity:	23,772,150	20.7
			Upfront Reserves:	8,872,166	7.7
			Closing Costs:	353,686	0.3
Total Sources:	$115,000,000	100.0%	Total Uses:	$115,000,000	100.0%

(1)	The 888 Figueroa loan was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF and occupancy information and the appraised value, and all DSCR, LTV and Debt Yield metrics were calculated, and the 888 Figueroa loan was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The 888 Figueroa loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of approximately $115.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan. The Whole Loan was originated by MUFG Union Bank, N.A. and Notes A-2 and A-3 were subsequently acquired by 3650 REIT.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

(3)	The lockout period will end on the earlier of (i) the 25th payment date following securitization of the final pari passu note and (ii) 48 months following the first payment date of August 1, 2019.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	At origination, MUFG UNION BANK, N.A. obtained an appraisal dated June 13, 2019 with an as-is value of $205,000,000 as of April 18, 2019. MUFG UNION BANK, N.A. obtained a new appraisal dated December 1, 2020 with an as-is value of $194,000,000 as of November 17, 2020 and a prospective as-stabilized value of $215,000,000 as of August 1, 2023. Based on the prospective as-stabilized value, the Cut-off Date LTV would be 53.5%.

(6)	For a more detailed description, please refer to “Escrows and Reserves” below.

(7)	As of the Cut-off Date, all amounts in the Earnout reserve have been fully funded to the borrower.

The Loan. The Whole Loan is a $115.0 million first mortgage loan secured by the fee interest in 414,232 SF office building located in Los Angeles, California. The Whole Loan has a 10-year term and is interest-only for the term of the Whole Loan.

The Whole Loan is evidenced by three pari passu notes. The non-controlling Note A-2 and Note A-3 are being contributed to the CSAIL 2021-C20 Commercial Mortgage Trust. The Whole Loan is being serviced under the CD 2019-CD8 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CD 2019-CD8 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, as the holder of the non-controlling Note A-2 and Note A-3, the trustee of the CSAIL 2021-C20 Commercial Mortgage Trust is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$75,000,000	$75,000,000	CD 2019-CD8	Y
Notes A-2, A-3	40,000,000	40,000,000	CSAIL 2021-C20	N
Total	$115,000,000	$115,000,000

The Borrower. The borrowing entity for the Whole Loan is 888 Tower, LP, a California limited partnership and single purpose entity with two independent directors.

The Sponsors. The Whole Loan’s sponsor and nonrecourse carve-out guarantor is David Taban, the managing partner of Jade Enterprises, LLC (“Jade Enterprises”). Jade Enterprises is a family-owned, private commercial real estate investment and development company that is headquartered at the property. Jade Enterprises has been in business for over 35 years and currently owns more than 100 properties totaling over 5 million SF, with at least 3 million SF of office and medical office and 2 million SF of retail space. The firm has commercial properties across California and southern Nevada.

The Property. The property is a Class A office building located at the northeast corner of Figueroa Street and 9th Street in the Financial District of Downtown Los Angeles, Los Angeles County, California. The property consists of a 20-story, 414,232 SF high-rise office building with an adjacent six-level parking structure on a 1.43-acre site. The parking structure has a small retail component on the ground level and the remaining levels provide parking for 610 vehicles (1.47/1,000 SF). The property is 81.9% leased as of December 31, 2020 by 32 unique tenants. The top tenants at the property consist of NBC Operating, LP, State of CA and GSA (collectively representing 47.8% of NRA and 57.1% of U/W Base Rent). The property was built in 1985 and the borrower sponsor has owned the property since 2004.

The largest tenant at the property, NBC Operating, LP, leases 98,467 SF (23.8% of NRA) through December 2031 with one, five-year extension option remaining under the lease. NBC Operating, LP is a subsidiary of TJX (NYSE:TJX, rated A2/A by Moody’s/S&P), an off-price apparel and home fashions retailer in the United States and worldwide ranked 80th on the 2020 Fortune 500 with over 4,500 stores and nearly $42 billion in 2019 sales. TJX operates T.J. Maxx, Marshalls, HomeGoods, Sierra and Homesense, among other global brands. NBC Operating, LP has been a tenant at the property since 1987, continuously expanding from its original 2,860 SF to its existing 98,467 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

The second largest tenant at the property, the State of CA, leases 56,819 SF (13.7% of NRA), with 6,697 SF expiring on November 30, 2023, 18,514 SF expiring on November 30, 2024, 5,039 SF expiring on November 30, 2026, 7,205 SF expiring on December 31, 2027 and 19,364 SF expiring on January 31, 2028. The State of CA leases space at the property for the following agencies: Employment Development Department; State Controller; Department of Social Services; Department of Alcohol Beverage Control; Department of Rehabilitation and Department of Social Services - State Hearings.

The third largest tenant at the property, GSA, leases 42,610 SF (10.3% of NRA) with 8,638 SF expiring on March 17, 2024, 2,079 SF expiring on August 13, 2025, 4,624 SF expiring on November 7, 2026, 6,555 SF expiring on June 4, 2027, 4,366 SF expiring on August 12, 2027, 1,902 SF expiring on September 30, 2028 and 14,446 SF expiring on August 31, 2029. The GSA is an independent agency of the United States Government that was established in 1949 to help manage and support the basic functioning of federal agencies. The United States of America (Aaa/AA+/AAA by Moody’s/S&P/ Fitch), acting by and through the designated representative of the GSA, leases space at the property on behalf of seven agencies including the Department of Transportation; the Alcohol and Tobacco, Tax and Trade Bureau; the Social Security Administration; the Office of Inspector General; Bureau of Alcohol and Tobacco; Firearms and Explosives and the Department of Justice.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the sponsor, collections at the property were 99.3% and 98.4% for January and February 2021, respectively. As of March 5, 2021, the 888 Figueroa loan is not subject to any modification or forbearance requests. The 888 Figueroa loan is current through the March 1, 2021 payment date.

The Market. The property is located in Los Angeles, California, within the Financial District area of Downtown Los Angeles. Located at the corner of Figueroa Street and 9th Street, the property is within walking distance to public transportation, LA Live (a retail/entertainment/theater/hotel complex), the Staples Center and the Los Angeles Convention Center. The US-110 Freeway, which connects to both the I-10 and US-101 freeways, is 0.2 miles from the property with access via 8th Street and 9th Street.

Major employers with more than 25,000 employees in Downtown Los Angeles include the County of Los Angeles, the City of Los Angeles, the Federal Government, and the State of California. Fortune 500 companies headquartered in Downtown Los Angeles include Aecom, CBRE, and Reliance Steel & Aluminum. Facilities and events which drive demand include The Music Center and Disney Concert Hall, The City of Los Angeles Convention Center, Grand Park, The Broad, Art Walk and the Los Angeles Auto Show. The downtown Los Angeles office market includes a wide range of building classes, from “trophy” Class A High rise office buildings, which is the dominant office use in the Financial and Bunker Hill districts, to re-purposed “creative” buildings which dominate the Arts District in the eastern portion of downtown, to the “historic” office buildings, which are the most common office development in the “Historic Core” and adjacent Districts positioned between the CBD and the Arts District.

According to the appraisal, the property is part of the Downtown Los Angeles CBD Submarket. As of the third quarter of 2020, the overall Downtown Los Angeles market consists of 88 office buildings totaling 36,328,624 SF. The overall vacancy level was 20.2%, with a net absorption of negative 33,262 SF and average rents of $44.31 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

Competitive Set Summary(1)

Property	Proximity (miles)	Tenant SF	Initial Rental Rate (PSF)	Expense Basis	Lease Term (Years)
888 Figueroa	-	-	$38.80(2)	FSG	-
865 South Figueroa	<0.1	1,736	$45.00	FSG	3.2
801 Tower	<0.1	13,897	$39.00	FSG	4.1
515 South Figueroa	0.4	4,999 4,490 590 12,940	$26.00 $25.00 $24.50 $25.50	NNN NNN NNN NNN	5.3 10.0 2.1 3.2
AON Center	0.4	5,232 4,654	$25.56 $26.50	NNN NNN	6.4 5.3
Union Bank Building	0.5	3,034 2,115 1,352	$44.00 $44.00 $44.50	FSG FSG FSG	5.4 5.4 5.4
South Park Center	0.7	4,105	$36.00	FSG	5.4
Figueroa Tower	0.4	24,261 8,273	$40.80 $39.00	FSG FSG	8.0 7.6
600 Wilshire	0.4	6,831	$42.60	FSG	5.4
811 Wilshire	0.3	5,250	$32.00	FSG	3.3
Biltmore Tower	0.8	2,058	$31.20	FSG	5.0
Biltmore Court	0.8	3,040	$31.20	FSG	5.0
801 South Grand	0.5	21,071 10,519	$46.80 $39.00	FSG FSG	3.4 5.4
617 West 7th	0.4	2,262 3,167	$42.60 $42.00	FSG FSG	3.3 3.3
Total / Wtd. Avg.(3)		145,876	$37.39		5.3

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2020. Excludes signage, antenna and parking tenants.

(3)	Excludes the property.

Historical and Current Occupancy

2018(1)	2019(1)	2020(2)	Current(3)
76.4%	85.0%	83.0%	81.9%

(1)	Source: Historical Occupancy is provided by the prior owner of the loan. Occupancies are as of December 31 of each respective year.

(2)	Percentage leased (excluding storage) according to the appraisal.

(3)	Based on the underwritten rent roll dated December 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents(3)	Lease Expiration Date
NBC Operating, LP	A2 / A / NR	98,467	23.8%	$33.66	25.2%	12/31/2031(4)
State of CA	Aa2 / AA- / AA	56,819	13.7	$45.97	19.8	11/30/2023(5)(6)
GSA	Aaa / AA+ / AAA	42,610	10.3	$37.38	12.1	3/17/2024(7)(8)
Engineering Employees Services	NR / NR / NR	19,516	4.7	$37.16	5.5	3/31/2029
First Republic Bank	Baa1 / A- / NR	15,093	3.6	$48.65	5.6	9/30/2027
Grammy Museum Foundation	NR / NR / NR	11,457	2.8	$41.25	3.6	3/31/2029
Jade Enterprises, LLC	NR / NR / NR	10,091	2.4	$41.38	3.2	6/30/2029
Fidelity National Title Ins.	Baa2 / BBB / BBB+	9,251	2.2	$37.14	2.6	9/30/2021
Israel Discount Bank	A3 / BBB+ / NR	8,179	2.0	$35.47	2.2	11/30/2021
Connect PR Corporation	NR / NR / NR	7,957	1.9	$36.46	2.2	10/31/2024
Total/Wtd. Avg.		279,440	67.5%	$38.62	82.0%

(1)	Based on the underwritten rent roll dated December 31, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Excludes parking, antenna and signage rent totaling $1,556,961 and includes storage rent totaling $46,758.

(4)	NBC Operating, LP has a one-time early termination option exercisable on January 31, 2029 provided (i) no less than 12 months prior notice to the lessor is provided and (ii)(a) tenant is not in a monetary default beyond the applicable cure periods or (b) tenant is not in a material non-monetary default under the lease beyond any applicable cure periods.

(5)	State of CA occupies 6,697 SF expiring on November 30, 2023, 18,514 SF expiring on November 30, 2024, 5,039 SF expiring on November 30, 2026, 7,205 SF expiring on September 30, 2027 and 19,364 SF expiring on January 31, 2028.

(6)	For each State of CA leased space, State of CA has an on-going termination option effective four years prior to the original lease expiration date for each respective leased space and subject to a 30-day notice period to the borrower for the Department of Rehabilitation, Department of Social Services, the Department of Social Services - State Hearings and the State Controller and a 60-day notice period to the borrower for the Department of Alcohol Beverage Control and the Employment Development Department.

(7)	GSA occupies 8,638 SF expiring on March 17, 2024, 2,079 SF expiring on August 13, 2025, 4,624 SF expiring on November 7, 2026, 6,555 SF expiring on June 4, 2027, 4,366 SF expiring on August 12, 2027, 1,902 SF expiring on September 30, 2028 and 14,446 SF expiring on August 31, 2029.

(8)	GSA has terminations options for three leased spaces. For the 2,079 SF space, GSA has a right of termination in whole or in part at any time after August 13, 2020 upon 60 days prior notice to the lessor. The effective date of the termination is the later of (i) one day following expiration of the notice period and (ii) the termination date set forth in the notice. For the 4,366 SF space, GSA has a right of termination in whole or in part at any time after August 12, 2022 upon 90 days prior notice to the lessor. The effective date of the termination is the later of (i) one day following expiration of the notice period and (ii) the termination date set forth in the notice. For the 4,624 SF space, GSA has a right of termination in whole or in part at any time after November 8, 2021 upon 90 days prior notice to the lessor. The effective date of the termination is the later of (i) one day following expiration of the notice period and (ii) the termination date set forth in the notice. The right of termination expires 120 days after November 8, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

Lease Rollover Schedule(1)(2)(3)

Year	Number of Leases Expiring(4)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2020	3	2,616	0.6%	$43,082	0.3%	2,616	0.6%	$43,082	0.3%
2021	6	26,510	6.4	1,012,881	7.7	29,126	7.0%	$1,055,963	8.0%
2022	4	9,249	2.2	372,805	2.8	38,375	9.3%	$1,428,768	10.9%
2023	4	15,589	3.8	674,963	5.1	53,964	13.0%	$2,103,731	16.0%
2024	5	38,996	9.4	1,628,538	12.4	92,960	22.4%	$3,732,269	28.3%
2025	4	11,281	2.7	453,129	3.4	104,241	25.2%	$4,185,398	31.8%
2026	5	19,255	4.6	871,140	6.6	123,496	29.8%	$5,056,538	38.4%
2027	5	33,219	8.0	1,501,046	11.4	156,715	37.8%	$6,557,583	49.8%
2028	3	21,266	5.1	884,958	6.7	177,981	43.0%	$7,442,542	56.5%
2029	7	60,213	14.5	2,408,217	18.3	238,194	57.5%	$9,850,758	74.8%
2030	0	0	0.0	0	0.0	238,194	57.5%	$9,850,758	74.8%
2031	7	98,467	23.8	3,314,498	25.2	336,661	81.3%	$13,165,256	100.0%
2032 & Beyond(5)	4	2,619	0.6	0	0.0	339,280	81.9%	$13,165,256	100.0%
Vacant	NAP	74,952	18.1	NAP	NAP	414,232	100.0%	NAP	NAP
Total	57	414,232	100.0%	$13,165,256	100.00%

(1)	Based on the underwritten rent roll dated December 31, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Excludes parking, antenna and signage rent totaling $1,556,961 and includes storage rent totaling $46,758.

(4)	Includes management space totaling 1,469 SF.

(5)	Includes management space totaling 2,619 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

Operating History and Underwritten Net Cash Flow

	2018	2019	2020	Underwritten(1)(2)	PSF	%(3)
Rents in Place	$14,317,853	$14,504,642	$13,690,436	$14,316,728	$34.56	78.1%
Vacant Income	0	0	0	2,651,016	$6.40	14.5%
Step Rent	0	0	0	405,489	$0.98	2.2%
Rent Abatement	(434,925)	(308,059)	(277,629)	0	$0.00	0.0%
Gross Potential Rent	$13,882,928	$14,196,583	$13,412,807	$17,373,233	$41.94	94.8%
Total Reimbursements	996,300	1,163,512	1,027,263	959,901	$2.32	5.2%
Net Rental Income	$14,879,228	$15,360,095	$14,440,070	$18,333,134	$44.26	100.0%
(Vacancy/Collection Loss)	0	0	0	(2,651,016)	($6.40)	(14.5%)
Other Income	28,941	222,932	328,931	279,443	$0.67	1.5%
Effective Gross Income	$14,908,169	$15,583,027	$14,769,001	$15,961,561	$38.53	87.1%
Total Expenses	$5,265,468	$5,404,616	$4,854,407	$5,407,238	$13.05	33.9%
Net Operating Income	$9,642,701	$10,178,411	$9,914,593	$10,554,323	$25.48	66.1%
Total TI/LC, Capex/RR	0	0	0	1,213,700	$2.93	7.6%
Net Cash Flow	$9,642,701	$10,178,411	$9,914,593	$9,340,623	$22.55	58.5%

(1)	Based on the underwritten rent roll dated December 31, 2020.

(2)	Step Rent includes rent steps through March 2, 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Beverly Management Group, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,645,592 for outstanding tenant improvements and leasing commissions associated with two new leases with the State of California and one new lease with the GSA tenant, $312,549 for free rent associated with the GSA lease for suite 800, $314,024 for a real estate tax reserve, and $6,600,000 for an earnout reserve composed of $6,000,000 in holdback funds and $600,000 in estimated prepayment funds.

Tax Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently $77,201.

Insurance Escrow - So long as (i) no event of default is continuing and (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, the borrower will not be required to deposit on each monthly payment date an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve - On a monthly basis, the borrower is required to escrow $5,050 for replacement reserves, subject to a cap of $60,600. If during the loan term, the DSCR is less than 1.25x, the monthly deposit will increase to $6,733, subject to a cap of $80,797.

TI/LC Reserve - On a monthly basis, the borrower is required to escrow $17,055 for tenant improvements and leasing commissions, subject to a cap of $204,660. If during the loan term, the DSCR is less than 1.25x, the monthly deposit will increase to $34,110, subject to a cap of $409,320.

Lockbox / Cash Management. The Whole Loan is structured with a springing lockbox and springing cash management. The lockbox account was set up, opened and under lender control at loan origination. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period are required to be swept into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents and, following payment of debt service, required reserves and operating expenses, are required to be deposited into the cash collateral account controlled by the lender. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — 888 Figueroa

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.15x, (iii) an NBC Operating Trigger Period (as defined below), or (d) in the event there is any prepayment premium amounts in excess of $600,000 (“Prepayment Premium Excess”) in connection with any application by the lender of the Earnout Reserve to reduce the loan amount and the borrower fails to pay the Prepayment Premium Excess in connection with any such application.

An “NBC Operating Trigger Period” will commence upon the occurrence of any of the following: (a) NBC Operating, LP files voluntary bankruptcy or insolvency proceedings, or any person files an involuntary bankruptcy or insolvency proceeding against NBC Operating, LP and such involuntary filing is not dismissed within thirty (30) days of such involuntary filing; (b) NBC Operating, LP provides notice of early termination of the NBC Operating, LP lease; or (c) a default (including non-payment of rent or other financial obligations under the NBC Operating, LP lease) exists under the NBC Operating, LP lease after the expiration of any applicable notice and cure periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Mortgage Loan Information(1)(2)		Property Information(1)(2)
Mortgage Loan Seller(2):	GACC	Single Asset / Portfolio(5):	Portfolio of 2 assets
Original Principal Balance:	$39,055,333	Title:	Fee
Cut-off Date Principal Balance(2):	$39,055,333	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	6.0%	Net Rentable Area (Rooms)(6):	9,748
Credit Assessment (Fitch/KBRA/Moody’s)(11):	BBB+ / AA- / Aaa	Location:	Las Vegas, NV
Loan Purpose:	Acquisition	Year Built / Renovated(7):	Various / NAP
Borrowers:	MGM Grand PropCo, LLC; Mandalay PropCo LLC	Occupancy / ADR / RevPAR(6):	71.4% / $187.46 / $133.76
Sponsors:	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Occupancy / ADR / RevPAR Date:	9/30/2020
Interest Rate(3):	3.5580%	Number of Tenants:	N/A
Note Date:	2/14/2020	2017 NOI:	$605,037,208
Maturity Date(3):	3/5/2030	2018 NOI:	$617,369,266
Interest-only Period:	120 months	2019 NOI:	$520,080,353
Original Term(3):	120 months	TTM NOI(5)(6):	$222,041,347 (9/30/2020 TTM)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Amortization Type:	Interest Only, ARD	UW Revenues:	$2,106,295,488
Call Protection(4):	YM0.5(35),Def or YM0.5(78),O(7)	UW Expenses:	$1,586,215,135
Lockbox:	Hard	UW NOI:	$520,080,353
Additional Debt:	Yes	UW NCF:	$487,305,761
Additional Debt Balance:	$1,595,144,667 / $1,365,800,000	Appraised Value / Per Room(8):	$4,600,000,000 / $471,892
Additional Debt Type:	Pari Passu / Subordinate	Appraisal Date:	1/10/2020
Additional Future Debt Permitted:	Yes – Mezzanine

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$167,645
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Room:	$167,645
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	35.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(3)(8):	35.5%
				UW NOI / UW NCF DSCR(5):	4.95x / 4.95x
				UW NOI / UW NCF Debt Yield(5):	17.9% / 17.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Note:	$1,634,200,000	35.4%	Purchase Price:	$4,600,000,000	99.6%
B Note:	804,400,000	17.4	Closing Costs:	17,792,163	0.4
C Note:	561,400,000	12.2
Sponsor Equity(10):	1,617,792,163	35.0
Total Sources:	$4,617,792,163	100.0%	Total Uses:	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF and occupancy information and the appraised value, were and all DSCR, LTV and Debt Yield metrics were calculated, and the MGM Grand & Mandalay Bay Whole Loan was underwritten, based on such prior information. See “Risk Factors—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The MGM Grand & Mandalay Bay loan is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 49 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “Senior Notes,” and collectively, the “Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “Junior Notes”). The property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an allocated loan amount (“ALA”) equal to $1,365,000,000. The financial information presented in the chart above and herein reflects the aggregate balance of the A Notes. The Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”).

(3)	The Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.5580%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.7700%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the Whole Loan. The metrics presented above are calculated based on the ARD.

(4)	The lockout period will be at least 35 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the Whole Loan, in whole or in part commencing on February 15, 2023. The Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with certain releases under the Whole Loan documents).

(5)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which include the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted September 2020 TTM EBITDAR (earnings before interest, tax, depreciation, amortization, and rent) of approximately $222.0 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the September 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Operating History and Underwritten Net Cash Flow” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(6)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending September 30, 2020, approximately 30.0% of revenues were generated by rooms, 22.9% of revenues were from gaming, 24.5% from food & beverage and 22.6% from other sources.

(7)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

(8)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the replacement is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio based on the Aggregate As-Is Appraised Value is 22.2%, respectively, based on the Senior Loan. The Cut-off Date LTV Ratio based on the Aggregate As-Is Appraised Value is 40.8%, based on the Whole Loan.

(9)	See “Escrows and Reserves” below.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

(11)	Fitch, KBRA and Moody’s have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

The Loan. The mortgage loan is part of a whole loan (the “Whole Loan”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively the “MGM Grand & Mandalay Bay Properties”).

The Whole Loan is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 49 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans–The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.5580%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.7700%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with certain releases under the MGM Grand & Mandalay Bay Whole Loan documents). Defeasance of the MGM Grand & Mandalay Bay Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay Whole Loan documents at any time after February 15, 2023.

The Whole Loan is evidenced by 49 pari passu notes and 24 subordinate notes. The Whole Loan is being serviced pursuant to the BX 2020-VIVA trust and servicing agreement. As the holder of Note C-1 (the “Controlling Noteholder”), the trustee of the BX 2020-VIVA Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	N
Notes A-14-5, A-16-3	58,000,000	58,000,000	BBCMS 2021-C9	N
Notes A-13-9, A-15-9	79,985,667	79,985,667	Benchmark 2021-B24	N
Notes A-13-8, A-15-8	75,000,000	75,000,000	Benchmark 2021-B23	N
Notes A-13-6, A-15-7	75,000,000	75,000,000	Benchmark 2020-B22	N
Notes A-13-7	65,000,000	65,000,000	GSMS 2020-GSA2	N
Notes A-14-2, A-14-3	45,000,000	45,000,000	WFCM 2020-C58	N
Notes A-13-5, A-15-6	75,000,000	75,000,000	Benchmark 2020-B21	N
Notes A-13-4, A-15-4	70,000,000	70,000,000	Benchmark 2020-B20	N
Notes A-14-1, A-16-1	69,500,000	69,500,000	BBCMS 2020-C8	N
Notes A-13-2, A-15-3	80,000,000	80,000,000	Benchmark 2020-B19	N
Notes A-15-2	50,000,000	50,000,000	DBJPM 2020-C9	N
Notes A-13-1, A-15-1	65,000,000	65,000,000	Benchmark 2020-B18	N
Notes A-13-3, A-14-4, A-15-5, A-16-2	550,000,000	550,000,000	BX 2020-VIV4	N
Notes A-9, A-10, A-11, A-12	1,000,000	1,000,000	BX 2020-VIV3	N
Notes A-5, A-6, A-7, A-8	794,861	794,861	BX 2020-VIV2	N
Notes A-1, A-2, A-3, A-4	670,139	670,139	BX 2020-VIVA	N
Note A-14-6	72,847,000	72,847,000	Barclays Bank PLC(1)	N
Notes A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12	162,347,000	162,347,000	SGFC(1)	N
Notes B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	329,861	329,861	BX 2020-VIVA	N
Notes B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	374,355,139	374,355,139	BX 2020-VIV2	N
Notes B-9-A, B-10-A, B-11-A, B-12-A	429,715,000	429,715,000	BX 2020-VIV3	N
Notes C-1, C-2, C-3, C-4	561,400,000	561,400,000	BX 2020-VIVA	Y(2)
Total	$3,000,000,000	$3,000,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

(2)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Total Debt Capital Structure

(1)	Based on the Aggregate Real Property Appraised Value of $4,600,000,000 as of January 10, 2020 (excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties).

(2)	Based on the Master Lease Rent of $292,000,000.

(3)	Based on the Whole Loan interest rate of 3.5580%.

The Borrowers. The borrowers under the Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors.

The Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25% indirect equity interest in the Borrowers to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10% indirect equity interest in the Borrowers to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of 10% to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent) — Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party market data publication, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 SF of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent) — Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was recently completed and which was first utilized in September 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through December 31, 2020 were cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act (“CCAA”) in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP (sale and investor solicitation process) supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited the COVID-19 pandemic as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported in its first quarter Form 10-Q filing that as a result of the government-mandated closure, its domestic properties (which include the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM Resorts International reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. However, MGM permitted certain stage shows and performances to resume at select properties (including the MGM Grand) on or about November 6, 2020. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. In MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. MGM recently announced that the Mandalay Bay Property is currently accepting reservations for stays from Thursday through Sunday. After March 3, 2021, the Mandalay Bay Property will resume 24/7 hotel operations and began accepting reservations for stays throughout the week. As of February 25, 2021, the MGM Grand & Mandalay Bay Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

continue to operate subject to the restrictions described above. The Whole Loan is current through the February 2021 payment date and as of February 25, 2021, no loan modification or forbearance requests have been made. Additionally, January 2021 and February 2021 Master Lease payments have been made and there have been no lease modification requests.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues were derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical Performance
EBITDAR ($Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	3/31/ 2020 TTM(1)	6/30/ 2020 TTM(1)	9/30/ 2020 TTM(1)
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 as presented on MGM Resorts International’s first quarter Form 10-Q filing. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR and the $222 million presented above represents the adjusted September 2020 TTM EBITDAR, each of which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during each of the respective TTM periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Operating History and Underwritten Net Cash Flow” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance — MGM Grand(1)
Year	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	3/31/ 2020 TTM(1)	6/30/ 2020 TTM(1)	9/30/ 2020 TTM(1)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	19%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance — Mandalay Bay(1)
Year	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	3/31/ 2020 TTM(1)	6/30/ 2020 TTM(1)	9/30/ 2020 TTM(1)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

amenities and certain COVID-19 mitigation procedures. The Lender UW is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Master Lease. The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for replacement reserve and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the replacement reserve will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations). Based on the adjusted September 2020 TTM EBITDAR of approximately $222.0 million and the initial Master Lease Rent of $292.0 million, the MGM Grand & Mandalay Bay Whole Loan results in a September 2020 TTM EBITDAR-to-rent coverage ratio of 0.76x.

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

does not guarantee any Accrued Interest or any additional principal as a result of any unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic.

MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position.

As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts (defined below), MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

“MGM Resorts” means MGM Resorts unconsolidated, which is exclusive of MGM China and MGP.

As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. Based on the September 2020 TTM adjusted EBITDAR of approximately $222.0 million, the MGM Grand & Mandalay Bay Whole Loan results in an adjusted EBITDAR to debt service ratio of 2.05x (which is below the DSCR Threshold (as defined below) of 2.50x). It is expected that the adjusted EBITDAR to debt service based on the December 2020 TTM financials (which, as of the date of this term sheet, have not been delivered to the lender) will remain below the DSCR Threshold of 2.50x and cause the commencement of a MGM Grand & Mandalay Bay Trigger Period. See “Lockbox / Cash Management” herein for more detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation returned to near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investments in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily from2009 through year end 2019. In Clark County, gaming revenue has increased approximately 17.2% from 2009 through 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years ending in 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Competitive Hotels Profile
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	2018	2019	9/30/2020 TTM	Underwritten	UW per Room(2)%
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	71.4%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$187.46	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$133.76	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$347,024,422	$635,408,160	$65,183	30.2%
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	264,556,936	379,532,959	$38,934	18.0%
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	283,966,048	629,566,379	$64,584	29.9%
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	261,969,455	461,787,990(3)	$47,373	21.9%
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,157,516,861	$2,106,295,488	$216,075	100.0%
Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	$176,427,144	265,201,312	$27,206	12.6%
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	168,325,682	223,320,361	$22,909	10.6%
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	231,438,278	449,487,794	$46,111	21.3%
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	174,051,892	304,747,043	$31,263	14.5%
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$750,242,996	$1,242,756,510	$127,488	59.0%
Operating Income	$833,385,180	$913,496,079	$927,071,771	$956,128,302	$863,538,978	$407,273,865	$863,538,978	$88,586	41.0%
Total Undistributed Expense(4)	324,769,878	321,683,055	300,490,103	314,251,565	315,817,430	236,317,563	315,817,430	$32,398	15.0%
Gross Operating Profit	$508,615,302	$591,813,024	$626,581,668	$641,876,737	$547,721,548	$170,956,302	$547,721,548	$56,188	26.0%
Taxes	16,605,853	16,929,584	15,852,622	17,309,478	18,451,931	19,252,702	18,451,931	$1,893	0.9%
Insurance	6,711,471	6,110,026	5,691,838	7,197,993	9,189,264	12,039,683	9,189,264	$943	0.4%
Net Extraordinary Loss Add-back(5)	0	0	0	0	0	82,377,430	0	$0	0.0%
Total Operating Expenses	$1,611,421,445	$1,545,902,657	$1,556,922,957	$1,574,171,264	$1,586,215,135	$935,475,514	$1,586,215,135	$162,722	75.3%
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$520,080,353	$53,353	24.7%
Replacement Reserve(6)	0	0	0	0	0	0	32,774,592	3,362	1.6%
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$487,305,761	$49,990	23.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	Net extraordinary loss add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM September 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM September 2020 EBITDAR of approximately $222.0 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM September 2020 period).

(6)	Underwritten Replacement is based on the 1.5% contractual replacement reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which replacement is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% Replacement Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

(7)	The TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the third calendar quarter of 2020. On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Escrows and Reserves. At loan origination, the Borrowers were not required to deposit any upfront reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents. Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for replacement and qualifying capital expenditures (the “OpCo Replacement Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo Replacement Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo Replacement Reserve Account to the mortgage lender.

Real Estate Taxes Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Replacement Reserve - For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacement, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

A “Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the replacement reserve during such Replacement Reserve Five Year Lookback Period; provided that, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the DSCR falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. The Borrowers sent a notice to the mortgage lender on February 8, 2021, which provides that the Borrowers expect that, when the mortgage lender determines the DSCR as of December 31, 2020, a MGM Grand & Mandalay Bay Trigger Period will occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents. Accordingly, the Borrowers have provided notice to the mortgage lender of their desire to elect to deliver an excess cash flow guaranty for the benefit of the mortgage lender in lieu of depositing all excess cash flow into a reserve account in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents. The Borrowers proposed (i) BREIT Prime Lease Holdings LLC and (ii) MGM Growth Properties Operating Partnership LP to be the guarantors under the excess cash flow guaranty.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Property Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, the Borrowers removing the released individual property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual property, the Release Percentage may initially be 105% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the MGM Grand & Mandalay Bay Properties and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual property (net of reasonable and customary closing costs associated with the sale of such individual property) and (y) an amount necessary to, after giving effect to such release of the individual property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual property (“Special Release”).

Additional Debt. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the CSAIL 2021-C20 securitization trust, which have an aggregate Cut-off Date principal balance of $1,595,144,667, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the CSAIL 2021-C20 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the CSAIL 2021-C20 securitization trust. The MGM Grand & Mandalay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — MGM Grand & Mandalay Bay

Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the CSAIL 2021-C20 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $307,755, 65.2%, 2.70x, 2.70x, 9.7%, and 9.7%, respectively. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans— MGM Grand & Mandalay Bay” in the Prospectus.

Permitted Future Mezzanine Debt. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a DSCR at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Mortgage Loan Information(1)(2)	Property Information(1)

Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$35,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(2):	$35,000,000	Property Type - Subtype:	Retail – Super-Regional Mall
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	813,979
Credit Assessment (Fitch)(3):	BBB-	Location:	White Plains, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1995 / 2015 - 2017
Borrower:	Westchester Mall, LLC	Occupancy(6):	89.0%
Sponsors:	Simon Property Group, L.P.; Institutional Mall Investors LLC	Occupancy Date(6):	10/9/2020
Interest Rate:	3.2500%	Number of Tenants:	116
Note Date:	1/21/2020	2016 NOI:	$50,545,337
Maturity Date:	2/1/2030	2017 NOI:	$49,271,900
Interest-only Period:	120 months	2018 NOI:	$41,873,477
Original Term:	120 months	2019 NOI:	$41,494,952
Original Amortization:	None	TTM NOI(7):	$33,590,333 (9/30/2020 TTM)
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection(4):	L(35), YM1(1), Def or YM1(1), Def(76), O(7)	UW Revenues:	$64,364,071
Lockbox(5):	Hard	UW Expenses:	$22,017,611
Additional Debt(2):	Yes	UW NOI(7):	$42,346,460
Additional Debt Balance(2):	$308,000,000 / $57,000,000	UW NCF:	$40,842,264
Additional Debt Type(2):	Pari Passu / Subordinate	Appraised Value / PSF(8):	$647,000,000 / $795
Additional Future Debt Permitted:	No	Appraisal Date(8):	1/12/2021

Escrows and Reserves(9)	Financial Information(1)(2)

	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$421
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$421
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	53.0%
Replacement Reserves:	$0	Springing	$543,990	Maturity Date LTV:	53.0%
TI/LC:	$8,006,075	Springing	$2,322,930	UW NOI / UW NCF DSCR:	3.75x / 3.61x
NM Reserve Fund	$0	Springing	$7,159,800	UW NOI / UW NCF Debt Yield:	12.3% / 11.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$343,000,000	85.8%	Payoff Existing Debt:	$318,094,845	79.5%
B Note:	57,000,000	14.3	Return of Equity:	71,318,620	17.8
			Upfront Reserves:	8,006,075	2.0
			Closing Costs and Stub Interest:	2,580,460	0.6
Total Sources:	$400,000,000	100.0%	Total Uses:	$400,000,000	100.0%

(1)	The Westchester Whole Loan was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF, and occupancy information were determined, and all DSCR, LTV and Debt Yield metrics were calculated, and The Westchester was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

(2)	The Westchester loan is part of a larger split whole loan evidenced by six senior pari passu notes with an aggregate Cut-off Date balance of $343.0 million (collectively, the “A Notes”) and one promissory note that is subordinate to the A Notes with a Cut-off Date balance of $57.0 million (the “B Note”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of the A Notes.

(3)	Fitch has confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(4)	The Whole Loan can be (a) defeased at any time after February 1, 2023 or (b) from and after 2/1/2023 until the date that is two years from the second anniversary of the securitization of the last A Note comprising the Whole Loan, the Mortgage Loan can be prepaid in full subject to the payment of a yield maintenance premium provided any notes previously securitized for more than 2 years from the REMIC start-up date must be contemporaneously defeased upon prepayment.

(5)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(6)	89.0% occupancy reflects the exclusion of Microsoft and the inclusion of SNO Tenants Arhaus and Warby Parker.

(7)	The Westchester closed on March 18, 2020 due to COVID 19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the October 2020 rent roll, The Westchester was 89.0% occupied (excluding Microsoft and including SNO Tenants Arhaus and Warby Parker) and the sponsor has collected 84% to 86% of tenant rents monthly from October 2020 through January 2021.

(8)	At origination, Column obtained an appraisal dated January 15, 2020 with an as-is value of $810,000,000, as of November 26, 2019. Column obtained a new appraisal dated February 3, 2021 with an as-is value of $647,000,000, as of January 12, 2021, and a prospective as-stabilized value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV is 49.1%.

(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan is a $400.0 million first mortgage loan secured by the fee and leasehold interests in an 813,979 SF super-regional mall located in White Plains, New York. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by six senior pari passu notes and single subordinate note. The non-controlling Note A-2-A is being contributed to the CSAIL 2021-C20 Commercial Mortgage Trust. The Whole Loan is serviced under the CSMC 2020-WEST trust and servicing agreement. The CSMC 2020-WEST Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$193,000,000	$193,000,000	CSMC 2020-WEST	Y(2)
Note A-2-A	35,000,000	35,000,000	CSAIL 2021-C20	N
Note A-2-B, A-2-C, A-3-B(1)	65,000,000	65,000,000	Column	N
Note A-3-A	50,000,000	50,000,000	CSAIL 2020-C19	N
Note B	57,000,000	57,000,000	CSMC 2020-WEST	Y(2)
Total	$400,000,000	$400,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

(2)	Pursuant to the related co-lender agreement, the controlling holder will be the CSMC 2020-WEST trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans - The Westchester Whole Loan” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $647.0 million as of January 12, 2021.

(2)	Based on the UW NOI of $42,346,460 and UW NCF of $40,842,264, as applicable.

(3)	Based on the Whole Loan interest rate of 3.2500%.

The Borrower. The borrowing entity for the loan is Westchester Mall, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is a subsidiary of a joint venture between (i) a joint venture between an affiliate of Simon Property Group, L.P. (40.0% indirect ownership in the borrower) and Institutional Mall Investors LLC (40.0% indirect ownership in the borrower) and (ii) KMO-361 Realty Associates, LLC (20.0% indirect ownership in the borrower).

The Sponsor. The loan’s sponsors are Simon Property Group, L.P (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is the non-recourse carve out guarantor. The guarantor’s liability under the guaranty is capped at $80.0 million. Simon (S&P/Moody’s/Fitch: A/A3/A) is a public REIT and is the nation’s largest shopping center owner. Simon’s portfolio consists of over 230 global properties, 96% of which are located in top 10 largest economies. Simon has approximately $34.79 billion of assets under management as of December 31, 2020. Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-used destination and an S&P 100 company (NYSE: SPG).

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and CalPERS, the nation’s largest public pension fund. MCA serves as investment manager for IMI. MCA is an investment advisor based in Skokie, Illinois with approximately $8.78 billion of real estate investments under management throughout the United States as of December 31, 2020. As of December 31, 2020, IMI’s portfolio included 21.3 million SF of retail GLA and 1.2 million SF of prime office space.

The Property. The property is an 813,979 SF super-regional mall located in White Plains, New York. The property was most recently renovated in 2017 and is situated on approximately 12.3 acres, approximately 25.0 miles north of New York City. The property is an institutional quality, luxury retail asset and is rated A++ by Green Street Advisors with a TAP score of 97.

The property was 89.0% occupied, inclusive of Neiman Marcus and Nordstrom, as of October 9, 2020. The tenant roster includes brands such as, Apple, Tiffany & Co., Gucci, Louis Vuitton, Williams-Sonoma, Burberry, Sephora, Salvatore Ferragamo, Tourneau, Coach, Tesla Motors, Tory Burch, Crate & Barrel and Pottery Barn. Anchor tenants include Nordstrom (ground lease; 206,197 SF; 25.3% NRA; LXD 3/2035) and Neiman Marcus (143,196 SF; 17.6% NRA; LXD 1/2027). As of December 2019, inline tenant comparable tenant sales (<10,000 SF) totaled $1,115 PSF. The sales reporting for many retail tenants do not include corporate online sales from the trade area, which are linked to their physical storefront. As a result, a tenant’s sales may not capture the entire benefit retailers receive from having a physical presence in the trade area. Occupancy at the property averaged 96.2% from 2009 to 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Simon acquired its interest in the property in 1997. Since 2015 the owners have invested approximately $59.8 million to renovate the property. In connection with the renovation, the owners redeveloped the food court into the Savor Westchester Food Hall, enhanced common areas, added an experiential technology lounge (CONNECT), added an interactive children’s play area (PLAY), and implemented a valet garage-parking service. The newly renovated Savor Westchester Food Hall, located on level four, offers dining options including Mighty Quinn’s Barbeque, Tomato & Co., Juice Generation, The Little Beet and Melt Shop, and has a heated outdoor terrace and fireplace. Additional dining options at the property include cafes in the Nordstrom and Neiman Marcus stores and a P.F. Chang’s restaurant.

The property has access via Interstates 87, 287 and 684, two Metro-North Railroad stations, the White Plains station, and is located center city at Main Street and the Bronx River and the North White Plains station, which provide daily train service to Grand Central Terminal in Midtown Manhattan.

COVID-19 Update. After state imposed restrictions related to COVID-19, the property closed on March 18, 2020 and re-opened July 10, 2020. As of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their lease through December 2021. Rent deferrals are expected to be paid back in equal monthly installments starting in 2021, with a few tenants electing to make one lump sum payment. As of the October 2020 rent roll, The Westchester is 89.0% occupied and the sponsor has collected 84% to 86% of tenant rents monthly from October 2020 through January 2021. The Whole Loan is current through the March 1, 2021 payment date and is not subject to any forbearance, modification or debt service relief request.

The Market. The property is located in the White Plains, New York central business district near the communities of Scarsdale, Rye, Irvington, and Greenwich, which have some of the highest average annual household incomes in and around the New York City metropolitan area (ranging from $190,005 to $365,951). Along with superior trade area demographics, the property benefits from daily demand drivers including more than 1,000 luxury residential units within four blocks of the property, as well as 3.1 million SF of office space, four corporate headquarters, five hotels with 1,021 keys, Pace University’s Westchester campus and the U.S. Federal and Westchester County courthouses and offices, many of which are within walking distance of the property. The daytime population in center city White Plains increases from approximately 58,111 to approximately 250,000.

Within 5 miles of the property the population is 209,930, the average household income of $209,062 (which is above the state and national averages), and the median home value is $603,681. According to a third party market data provider, as of November 2019, total retail sales (including food services) were $1.7 billon, $3.1 billion and $5.9 billion within 1, 3 and 5 miles, respectively and total annual consumer expenditures were $988.1 million, $3.2 billion and $6.6 billion within 1, 3 and 5 miles, respectively.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Occ.	Grade	Tap Score	Proximity (miles)
The Westchester	1995 / 2015 - 2017	813,979(2)	89.0%(2)	A++	97	-
The Galleria at White Plains	1980 / 1993	884,322	84%	B	97	0.5
Ridge Hill	2011 / N/A	1,139,790	84%	A	84	7.0
Palisades Center	1998 / N/A	2,217,322	92%	A	86	13.0
Cross County Shopping Center	1954 / 2007-2011	1,055,486	92%	A	73	10.0
Stamford Town Center	1982 / N/A	763,000	92%	B+	95	12.0
The SoNo Collection(3)	2019 / N/A	699,513	78%	NAV	NAV	18.0

(1)	Source: Appraisal.

(2)	Source: October 9, 2020 rent roll.

(3)	The SoNo Collection is newly built and in lease-up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Historical and Current Occupancy

2014(1)	2015(1)	2016(1)	2017(1)	2018(1)	2019(2)	Current(3)
97.4%	99.5%	98.6%	92.3%	93.2%	96.8%	89.0%

(1)	Source: Historical Occupancy provided by the sponsor excluding anchor tenants.

(2)	Based on the January 10, 2020 rent roll.

(3)	Based on the October 9, 2020 rent roll. Occupancy reflects the exclusion of Microsoft and the inclusion of SNO Tenants Arhaus and Warby Parker.

Inline Historical Sales and Occupancy Costs(1)

	2016		2017		2018(2)		2019
	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost	Sales PSF	Occupancy Cost
Inline (Less than 10,000 SF)	$1,025	14.6%	$989	15.1%	$911	16.2%	$1,115	12.5%
Inline (Less than 10,000 SF) Excluding Apple and Tesla Motors	$725	20.6%	$676	22.0%	$668	22.3%	$629	22.2%

(1)	Reflects sales provided by the sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the January 10, 2020 rent roll.

(2)	Includes partial year sales for Apple which was not a comparable tenant during 2018 and 2019 as the store was closed for approximately six months for renovations and an expansion. Apple re-opened in November 2018 and occupies 9,445 SF.

Anchor Sales Historical Sales and Occupancy Costs

Anchor Tenants	2016	2017	2018	2019	2019 Sales PSF
Nordstrom	$66,657,000	$61,688,000	$57,956,000	$49,542,000	$240
Neiman Marcus	$50,147,000	$49,164,000	$47,918,000	$45,157,000	$315

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch(1)	NRA (SF)	% of Total NRA	Total Rent PSF(2)	Sales PSF(3)	Occ. Cost(3)	Lease Expiration Date
Anchor Tenants
Neiman Marcus	Caa2 / CCC / NR	143,196	17.6%	$0.92	$315	0.3%	1/21/2027
Nordstrom(4)	Baa2 / BBB / BBB+	206,197	25.3	$0.05	$240	0.0%	3/17/2035
Anchor Sub-Total/Wtd. Avg.:		349,393	42.9%	$0.40
Top 10 Tenants by Total Rent
Sephora	NR / NR / NR	7,231	0.9%	$209.90	$1,346	15.6%	1/31/2022
Victoria’s Secret	Ba2 / BB- / NR	10,000	1.2	$143.05	$476	30.0%	1/31/2025
Tiffany & Co.	Baa2 / BBB+ / BBB+	6,077	0.7	$191.03	$1,682	11.4%	1/31/2029
Apple	Aa1 / AA+ / NR	9,445	1.2	$109.65	$5,706	1.9%	1/31/2029
Express Men	NR / NR / NR	7,711	0.9	$125.43	$284	44.2%	1/31/2025
Under Armour	NR / NR / NR	5,000	0.6	$188.64	$276	68.4%	1/31/2026
Louis Vuitton	NR / NR / NR	4,598	0.6	$202.92	$3,293	6.2%	1/31/2030
Brooks Brothers	NR / NR / NR	6,495	0.8	$135.16	$288	47.0%	5/31/2024
Ann Taylor	NR / NR / NR	4,053	0.5	$194.13	$292	66.5%	1/31/2022
Burberry	NR / NR / NR	4,750	0.6	$164.35	$419	39.2%	3/31/2024
Top 10 Sub-Total/Wtd. Avg.:		65,360	8.0%	$159.63
Total Other Tenants		309,573	38.0%	$101.60
Vacant		89,653	11.0%	NAP
Total/Wtd. Avg.:		813,979	100.0%	$58.02

(1)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.

(2)	UW Total Rent is inclusive of Base Rent, Other Rent and Recoveries.

(3)	Tenant Sales reflect trailing 12 months reported as of December 2019.

(4)	NRA (SF) and Total Rent PSF reflect tenant improvements, which are owned by Nordstrom, which ground leases the related parcel from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring	UW Total Rent Expiring(4)	% of Total Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Total Rent Expiring	Cumulative % of UW Total Rent Expiring
MTM	2	4,943	0.6%	$478,287	1.1%	4,943	0.6%	$478,287	1.1%
2020	2	1,256	0.2	$333,025	0.8	6,199	0.8%	$811,312	1.9%
2021	15	76,233	9.4	$6,599,698	15.7	82,432	10.1%	$7,411,010	17.6%
2022	17	71,320	8.8	$8,219,867	19.6	153,752	18.9%	$15,630,877	37.2%
2023	12	37,769	4.6	$4,683,356	11.1	191,521	23.5%	$20,314,233	48.3%
2024	11	24,940	3.1	$4,084,910	9.7	216,461	26.6%	$24,399,143	58.1%
2025	8	28,278	3.5	$3,513,437	8.4	244,739	30.1%	$27,912,579	66.4%
2026	8	16,957	2.1	$3,429,792	8.2	261,696	32.2%	$31,342,371	74.6%
2027	8	155,069	19.1	$2,357,634	5.6	416,765	51.2%	$33,700,005	80.2%
2028	7	9,550	1.2	$718,599	1.7	426,315	52.4%	$34,418,604	81.9%
2029	6	24,163	3.0	$3,037,048	7.2	450,478	55.3%	$37,455,652	89.1%
2030	7	22,430	2.8	$2,766,888	6.6	472,908	58.1%	$40,222,540	95.7%
2031	4	23,522	2.9	$1,760,075	4.2	496,430	61.0%	$41,982,615	99.9%
2032 & Beyond	2	206,197	25.3	$45,487	0.1	702,627	86.3%	$42,028,102	100.0%
Temporary Tenants	6	21,699	2.7	$0	0.0	724,326	89.0%	$42,028,102	100.0%
Vacant	NAP	89,653	11.0	NAP	NAP	813,979	100.0%	NAP	NAP
Total	116	813,979	100.0%	$42,028,102	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through January 31, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Includes NRA of improvements owned by Nordstrom.

(4)	UW Total Rent is inclusive of Base Rent, Other Rent and Recoveries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	2019	9/30/2020 TTM	Underwritten	PSF	%(2)
Base Rent	$33,754,181	$33,198,604	$29,432,711	$28,485,165	$27,565,385	$28,219,737	$34.67	48.8%
Rent Steps	0	0	0	0	0	510,490	$0.63	0.9%
Percentage Rent(3)	91,847	49,314	117,600	294,195	189,191	307,065	$0.38	0.5%
Specialty Leasing Income(4)	1,878,152	2,252,021	2,486,618	2,212,260	1,601,090	2,385,649	$2.93	4.1%
Other Rent(5)	904,810	912,374	928,799	1,264,914	899,759	1,250,737	$1.54	2.2%
Total Rent Revenue	$36,628,990	$36,412,313	$32,965,728	$32,256,534	$30,255,425	$32,673,678	$40.14	56.5%
Total Recoveries	$27,312,438	$27,885,769	$24,856,894	25,369,857	$23,641,564	$25,121,046	$30.86	43.5%
Gross Up Vacant Space	0	0	0	0	0	2,951,810	$3.63	5.1%
Gross Potential Income	$63,941,428	$64,298,082	$57,822,622	$57,626,391	$53,896,989	$60,746,534	$74.63	105.1%
(Vacancy & Credit Loss)	(82,809)	(188,039)	(105,269)	(73,498)	(4,243,175)	(2,951,810)	($3.63)	(5.1%)
Net Rental Income	$63,858,619	$64,110,043	$57,717,353	$57,552,893	$49,653,814	$57,794,724	$71.00	100.0%
Other Income	7,096,523	6,391,812	6,186,675	6,429,999	3,936,766	6,569,347	$8.07	11.4%
Effective Gross Income	$70,955,142	$70,501,855	$63,904,028	$63,982,892	$53,590,580	$64,364,071	$79.07	111.4%
Total Expenses	$20,409,805	$21,229,955	$22,030,551	$22,487,940	$20,000,247	$22,017,611	$27.05	34.2%
Net Operating Income	$50,545,337	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$42,346,460	$52.02	65.8%
Total TI/LC, Capex/RR	0	0	0	0	0	1,504,196	$1.85	2.3%
Net Cash Flow	$50,545,337	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$40,842,264	$50.18	63.5%

(1)	The Westchester closed on March 18, 2020 due to COVID 19 restrictions and reopened on July 10th, 2020. Following reopening, August 2020 rental collections were 79%. Rental collections in December 2020 were 86%.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Percentage Rent underwritten to November 2019 TTM sales and % in lieu rent for MAC (8%), Theory (10%), Hope & Henry (15%) and Bluestone Lane (8%).

(4)	Specialty Leasing Income includes rental income from TILS and Kiosk/Cart spaces.

(5)	Underwritten Other Rent includes Overage Rent ($825,396), Storage Income ($223,490) and Other Rental Income ($201,851) based on the January 2020 underwritten rent roll.

Property Management. The property is currently managed by Simon Management Associates, LLC, an affiliate of Simon.

Escrows and Reserves. At origination, the borrower deposited into escrow $8,006,075 for certain tenant improvement allowances due in connection with certain leases at the property.

Tax and Insurance Reserves – Monthly escrows for annual taxes, insurance and other assessments are waived during the loan term, provided that: (i) no Reserve Trigger Event (as defined below) or Lockbox Event (as defined below) is continuing, (ii) in the case of insurance escrows, the borrower provides the lender with satisfactory evidence that the property is insured pursuant to a blanket insurance policy, and (iii) in the case of escrows for annual taxes and other assessments, taxes are actually paid prior to the assessment of any penalty for late payment and prior to the date such taxes are considered delinquent and upon request, the borrower provides the lender with satisfactory evidence of such payment of taxes (except if the borrower is contesting such taxes in accordance with the loan documents).

Replacement Reserve – During the continuance of a Reserve Trigger Event or Lockbox Event, the borrower is required to deposit $18,133 per month ($0.27 PSF annually) into a reserve account to be used for replacements and repairs at the property on each monthly payment date that the balance of the reserve account is less than $543,990 (30 months of collections).

Rollover Reserve – During the continuance of a Reserve Trigger Event, the borrower is required to deposit $77,431 per month ($1.14 PSF annually) into a reserve account for lease rollovers on each monthly payment date that the balance of the reserve account is less than $2,322,930 (30 months of collections). In lieu of making cash deposits to the Rollover Reserve, provided that no event of default under the loan documents or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from a guarantor that guarantees payment of the Rollover Reserve, up to the amount of the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

NM Reserve – Upon (x) the continuance of (A) a Simon or Simon Property Group, Inc. does not own at least 40% of the direct or indirect interests in the borrower or does not control the borrower (“Simon Control Event”) or (B) a Reserve Trigger Event and (y) a Major Tenant Trigger Event (as defined below), the borrower is required to deposit $572,784 into a reserve account for the Neiman Marcus lease rollover on each monthly payment date that the balance of the reserve account is less than $7,159,800. In lieu of making cash deposits to the NM Reserve, provided that no event of default or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from the guarantor that guarantees payment of the NM Reserve, up to the amount of the cap.

A “Reserve Trigger Event” means the DSCR falls below 2.50x for 2 consecutive quarters (based on the trailing 4 calendar quarter period).

A “Lockbox Event” means the occurrence of (i) a Whole Loan event of default, (ii) the bankruptcy or insolvency of the borrower or property manager if the property manager is an affiliate of the borrower and is not replaced within 60 days with a qualified manager, or (iii) if the DSCR is less than 2.00x for two consecutive quarters based on the trailing four calendar quarter period.

A “Major Tenant Trigger Event” means the earlier to occur of (i) the bankruptcy of Neiman Marcus, (ii) the date on which Neiman Marcus goes dark or vacates its space at the property or (iii) the earlier of notice not to renew or the date that is 6 months prior to the date of expiration of the Neiman Marcus lease.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox with springing cash management upon occurrence of a Lockbox Event. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Provided a Lockbox Event is not occurring, all funds on deposit in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Lockbox Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

Anchor Parcel Release. So long as no event of default is continuing and a Simon Control Event has not occurred, the borrower may obtain a release from the lien of the mortgage of either (x) all or a portion of the Neiman Marcus premises or (y) all or a portion of the Nordstrom premises if either, but not both of Nordstrom or Neiman Marcus (i) goes dark, vacates or ceases to occupy its respective premises, (ii) rejects its respective lease in a bankruptcy action or proceeding, or (iii) otherwise vacates (on a permanent basis) its premises during the term of the loan. The borrower may obtain such release in connection with an arms’ length sale upon the satisfaction of certain conditions precedent set forth in the loan documents, which include, among other things, that the loan is partially defeased in an amount equal to the greater of (x) the net sales proceeds from the sale of the applicable release parcel and (y) $15.0 million (with respect to the Neiman Marcus parcel) or $10.0 million (with respect to the Nordstrom parcel) and that, post-release, the debt yield for the remaining property is at least equal to the greater of (x) 10.6% and (y) the debt yield for the property for the 12 months prior to the last quarter-end preceding the date of release. If the borrower has released either the Neiman Marcus premises or the Nordstrom premises, the borrower can request the release of the other of such premises, but such release will be subject to the lender’s prior written consent in its sole discretion. If the release parcel is conveyed to an affiliate of the borrower, the borrower must also satisfy the following conditions: (a) deliver to the lender of an officer’s certificate of the borrower confirming that the intended primary use(s) of the release parcel will not be exclusively for retail purposes (however, complementary retail uses will be permissible in support of the primary use(s)), (b) to the extent existing tenants of the property are proposed to be relocated to the release parcel, the borrower has entered into fully-executed replacement leases with replacement tenants that, when taken collectively, are of comparable credit quality and on comparable rental terms with the existing tenants, (c) such release will not be have a material adverse effect on the value of the property, the business operations or financial condition of the borrower or the borrower’s ability to repay the debt, and (d) provision of a copy of the then-current rent roll and leasing plan for the property and, if applicable, the release parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — The Westchester

Air Rights Lease. The collateral for the Whole Loan includes a leasehold interest (the “Leasehold”) in an air rights parcel for a portion of the property. The Leasehold was granted by the City of White Plains, New York to the original property owner on December 30, 1992. The portion of the property subject to the Leasehold contains inline stores and parking spaces, and is situated just west of the Nordstrom building, straddling Paulding Street. The original property owner paid the full rent of $87,500 for the entire 99-year lease term at execution of the lease and there are no annual rent payments remaining through the Leasehold maturity date of December 2091. The borrower is required to pays all taxes and utilities on any improvements constructed on the air rights parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Additional Debt. In addition to the A Notes, the property is also collateral for the B Note which has an aggregate Cut-off Date principal balance of $57,000,000. The other A notes and the B Note accrue interest at the same rate as the Mortgage Loan. The B Note is coterminous with the A Notes. The Cut-off Date Loan / Unit, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $491, 61.8%, 3.21x, 3.10x, 10.6%, and 10.2% respectively. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Westchester Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,600,000	Title:	Fee
Cut-off Date Principal Balance:	$31,600,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	121,135
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Hollywood at Western, LP	Year Built / Renovated:	2002 / NAP
Sponsors:	Farzad Shooshani; Farshad T. Shooshani	Occupancy:	96.1%
Interest Rate:	3.0350%	Occupancy Date:	12/20/2020
Note Date:	12/31/2020	Number of Tenants:	21
Maturity Date:	3/5/2031	2017 NOI:	$3,033,486
Interest-only Period:	122 months	2018 NOI:	$3,141,726
Original Term:	122 months	2019 NOI:	$3,148,340
Original Amortization:	None	TTM NOI(3):	$3,011,346 (11/30/2020 TTM)
Amortization Type:	Interest Only	UW Economic Occupancy:	94.4%
Call Protection:	L(26),Def(91),O(5)	UW Revenues:	$5,010,877
Lockbox(2):	Hard	UW Expenses:	$1,681,619
Additional Debt:	No	UW NOI(3):	$3,329,258
Additional Debt Balance:	N/A	UW NCF:	$3,183,896
Additional Debt Type:	N/A	Appraised Value / PSF:	$60,000,000 / $495
Additional Future Debt Permitted:	No	Appraisal Date:	11/22/2020
Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$261
Taxes:	$126,546	$42,182	N/A	Maturity Date Loan PSF:	$261
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$2,019	$170,000	Maturity Date LTV:	52.7%
TI/LC:	$150,000	$10,095	$550,000	UW NOI / UW NCF DSCR:	3.42x / 3.27x
Immediate Repairs:	$125,000	$0	N/A	UW NOI / UW NCF Debt Yield:	10.5% / 10.1%
Debt Service Reserve:	$265,771	$0	N/A
Elevator Work Reserve:	$1,000,000	$0	N/A
Rent Replication Reserve:	$774,839	Springing	N/A
Free Rent Reserve:	$107,629	$0	N/A
Debt Yield Cure Reserve:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,600,000	100.0%	Payoff Existing Debt:	$19,865,166	62.9%
			Return of Equity:	8,580,525	27.2
			Upfront Reserves:	2,549,784	8.1
			Closing Costs:	604,524	1.9
Total Sources:	$31,600,000	100.0%	Total Uses:	$31,600,000	100.0%
(1)	The loan originally had a 10-year term and on March 2, 2021, the lender exercised its right to extend the term by two months.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The increase in UW NOI above the TTM NOI is primarily attributable to the January 1, 2021 commencement of the Norms Restaurants, LLC lease. Additionally, the gross potential rent in the November 30, 2020 TTM is net of any delinquent or deferred rents from COVID impacted tenants (please refer to “Rent Replication Reserve” below).

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

The Loan. The Hollywest Promenade loan is a $31.6 million first mortgage loan secured by the fee interest in an anchored retail property comprising 121,135 SF located in Los Angeles, California. The loan has a 122-month term and is interest only for the term of the loan.

The Borrower. The borrowing entity for the loan is Hollywood at Western, LP, a California limited partnership and special purpose entity with one independent director.

The Sponsors. The loan’s sponsors are Farzad Shooshani and Farshad T. Shooshani and the loan’s nonrecourse carve-out guarantors are Farzad Shooshani and Farshad T. Shooshani, as Co-Trustees of the Said Shooshani Irrevocable Grantor Trust U/D/T dated November 9, 2012 and as Co-Trustees of the Homa Shooshani Irrevocable Grantor Trust U/D/T dated November 9, 2012. Farshad and Farzad Shooshani are managing members of Shooshani Developers, a real estate company based in West Hollywood that owns and manages approximately 1.25 million SF of real estate consisting mainly of large regional and local shopping centers. Farshad Shooshani is responsible for the daily management, leasing and financing of Shooshani Developers’ properties and oversees public relations, advertising, marketing and event coordination. Farzad is responsible for development and construction management and daily project management.

The Property. The property is the commercial component of a mixed-use retail and non-collateral multifamily development. The property is a 121,135 SF, Class C, retail anchored property located at the northeast corner of North Western Avenue and Hollywood Boulevard in the Hollywood area of Los Angeles, California. The property consists of a two-story multi-tenant anchor/shop component and a storefront ground level component below the residential component. The improvements were constructed in 2002 and are situated on an approximately 3.1-acre site. The property is anchored by Ralphs Grocery Company and Ross Stores, Incorporated (“Ross Stores”) as well as other national and regional tenants. Parking is provided via a surface lot at the center courtyard area of the property, as well as via one level of subterranean parking. There are 477 parking spaces resulting in a parking ratio of 3.94 spaces per 1,000 SF of NRA.

As of December 20, 2020, the property was 96.1% occupied by 21 tenants. The anchors, Ralphs Grocery Company and Ross Stores have been at the property since it was built in 2002.

The largest tenant at the property, Ralphs Grocery Company, leases 46,780 SF (38.6% of NRA) through June 2027 with four, 5-year extension options remaining under the lease. Ralphs Grocery Company was founded in 1873 and currently operates 190 supermarkets from its division headquarters in Los Angeles, California. Ralphs Grocery Company is a subsidiary of The Kroger Co., one of the nation’s largest food retailers, based in Cincinnati, Ohio.

The second largest tenant at the property, Ross Stores, leases 29,210 SF (24.1% of NRA) through January 2023 with two, 5-year extension options remaining under the lease. Ross Stores is an American chain of discount department stores that was founded in 1982. Over the past 30 years, Ross Stores, has grown from a six-store chain into a $15 billion, Fortune 500 company. Ross Stores has over 1,500 stores in 39 states, the District of Columbia and Guam.

The third largest tenant at the property, Daiso California, Inc. (“Daiso”), leases 7,014 SF (5.8% of NRA) through April 2028 with two, 5-year extension options remaining under the lease. Daiso has 3,367 stores in Japan and over 5,000 stores worldwide as of March 2019. After opening its first United States store in 2005, it now has over 80 stores across Washington, California, Texas, New York, and New Jersey.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

The property is located on the northeast corner of North Western Avenue and Hollywood Boulevard in the Hollywood area of the city of Los Angeles. The community of Hollywood is a district within the city of Los Angeles between four and seven miles northwest of downtown Los Angeles. Hollywood is served by one freeway and a series of local thoroughfares. U.S. Highway 101 bisects the community in a southeast to northwest direction. Primary east/west arterials in Hollywood include Franklin Avenue, Hollywood, Sunset, and Santa Monica boulevards, and Melrose Avenue. Primary north/south streets include La Brea, Highland, Cahuenga, Vine, Western, and Vermont avenues.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the sponsor, collections at the property were 92.5% and 94.6% for January and February 2021, respectively. Nine tenants, accounting for 7.7% of the NRA, have had to limit operations as mandated by an LA County ordinance. As of March 5, 2021, the Hollywest Promenade loan is not subject to any modification or forbearance requests. The Hollywest Promenade loan is current through the March 5, 2021 payment date.

The Market. The property is located in Los Angeles, California in the Hollywood submarket and is a part of the community of Hollywood. The Hollywood Freeway (U.S.Highway 101) bisects the community in a southeast to northwest direction. Mass transit is provided by city and regional carriers including the Metro Red Line subway line, which connects downtown Los Angeles to North Hollywood in the San Fernando Valley and passes through the community. The mass transit and subway stations are all on Hollywood Boulevard at its intersections with Highland Avenue, Vine Street, Western Avenue, and Vermont Avenue located less than one block from the property.

Hollywood is primarily a residential area with single-family residences accounting for 70% of the residential land use. Retail development in Hollywood is located on the primary arterials in the community. Retail development ranges from older storefront buildings to newer specialty and neighborhood shopping centers. Office development is also located along primary arterials, particularly Sunset Boulevard, and to a lesser degree Hollywood Boulevard.

Hollywood attracts local, national and international tourists to locations such as the Hollywood Walk of Fame and Grauman’s Chinese Theater. Hollywood is also a major Los Angeles area entertainment center. According to the appraisal, the 2020 total population within a 1-, 3- and 5-mile radius of the property was 66,446, 379,815 and 1,051,767, respectively. The 2020 average household income within the same radii was $68,822, $87,232 and $89,249, respectively.

According to the appraisal, as of the third quarter of 2020, the Hollywood submarket consists of approximately 4,827,465 SF of retail space, of which approximately 4,579,136 SF is occupied, resulting in an occupancy rate of 94.9% for the submarket, which is in line with the previous quarter’s occupancy. For the same period, the submarket achieved average asking rent of $52.47 per square foot, which represents a decrease from the previous quarter’s asking rent of $53.08 per square foot. The submarket’s current asking rent of $52.47 per square foot compares favorably with the overall market asking rent of $32.85 per square foot.

Inline Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Hollywest Promenade	2002 / N/A	25,176(2)	100.0%(2)	-	-	-	$44.61(2)	-
6250 Hollywood	2009 / N/A	38,000	99.0%	1.0	N/A (Retail Asking)	700	$78.00	5
Sunset & Vine	2004 / N/A	87,000	93.0%	1.2	N/A (Retail Asking)	5,369	$49.80	5
Metro at Hollywood	2013 / N/A	103,000	100.0%	0.1	N/A (Retail Asking) N/A Retail	950 1,409	$42.00 $42.00	5
Hollywood Family Apartments	2016 / N/A	52,000	100.0%	<0.1	N/A Retail	1,438	$37.80	5
Sunset Plaza	1998 / N/A	9,346	100.0%	0.4	Best Alteration N/A Retail N/A Retail	589 588 3,589	$36.00 $54.00 $28.20	5
Hollywood Retail	1925 / N/A	10,440	88.0%	5.3	Pure CBD	1,260	$51.96	5
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

(2)	Based on the underwritten rent roll dated December 20, 2020. Represents only in-line tenants and excludes 2nd floor tenants totaling 14,305 SF (11.8% of NRA and 10.4% of UW base rent with 75.4% occupancy) that are classified separately from in-line tenants in the underwritten rent roll, as well as antenna, ATM, charging station and basement tenants.

Anchor Tenant Competitive Set Summary(1)

Property	City	Tenant Name	Lease Area	Initial Rental Rate (PSF)	Lease Term (Years)
Hollywest Promenade	Los Angeles	Ralphs Grocery Company(2) Ross Stores(2)	46,780(2) 29,210(2)	$28.57(2) $23.50(2)	25.0(2) 20.4(2)
7470 Edinger Avenue	Huntington Beach	We Play Loud	10,981	$25.20	7.0
NWC of Rinaldi Street and Porter Ranch Drive	Porter Ranch	Nordstrom Rack	25,003	$24.00	10.0
836 Palm Avenue	Imperial Beach	Dollar Tree	13,000	$16.56	10.0
23741 Calabasas Road	Calabasas	Ulta	10,347	$33.96	10.0
Promenade at Downey	Downey	Five Below	8,470	$24.66	10.0
Gateway Towne Center	Compton	Five Below	9,000	$27.00	60.0
Fig at 7th	Los Angeles	Nordstrom Rack	27,330	$22.00	10.0
Collection at Riverpark	Oxnard	Jump N Jammin	8,465	$23.04	12.0
Janss Marketplace	Thousand Oaks	Petco	9,269	$30.00	10.0
1247 S Lone Hill Avenue	Glendora	Aldi	21,500	$21.00	15.0
7260 N Rosemead Boulevard	San Gabriel	Grocery Outlet	21,485	$20.04	15.0
6400 East Pacific Coast Highway	Long Beach	Whole Foods	45,000	$32.00	20.0
1831 S. La Cienega Blvd	Los Angeles	Smart & Final Extra!	20,000	$34.00	25.0
Montalvo Square	Ventura	Ralphs (Renewal)	58,000	$21.24	10.0
Total / Wtd. Avg.(3)			287,850	$25.03	14.9
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 20, 2020.

(3)	Excludes the Hollywest Promenade property.

Historical and Current Occupancy(1)

2017	2018(2)	2019(2)	Current(2)(3)
84.9%	88.6%	90.7%	96.1%
(1)	Source: Historical Occupancy is provided by the loan sponsor. Occupancies are as of December 31 of each respective year.

(2)	The sponsor leased up three vacant suites totaling 16,112 SF between the end of 2017 and the underwritten rent roll dated December 20, 2020.

(3)	Based on the underwritten rent roll dated December 20, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents(3)	Sales PSF	Occupancy Costs(4)	Lease Expiration Date
Ralphs Grocery Company(5)(6)	Baa1 / BBB / NR	46,780	38.6%	$28.57	37.2%	$672(7)	6.0%(7)	6/30/2027
Ross Stores(6)(8)	A2 / BBB+ / NR	29,210	24.1	$23.50	19.1	$649(9)	5.3%(9)	1/31/2023
Daiso California, Inc.	NR / NR / NR	7,014	5.8	$22.80	4.5	$298(10)	13.6%(10)	4/30/2028
Norms Restaurants, LLC	NR / NR / NR	6,598	5.4	$39.00	7.2	NAV	NAV	12/31/2031
JPMorgan Chase Bank, N.A.(11)	A2 / A- / AA-	4,150	3.4	$38.28	4.4	NAV	NAV	12/31/2021
Investor Partners, Inc.	NR / NR / NR	2,500	2.1	$28.80	2.0	NAV	NAV	9/30/2027
T-Mobile West, LLC	NR / NR / NR	2,240	1.8	$47.88	3.0	$669(9)	9.9%(12)	7/31/2022
Pediatric Management Service Corporation	NR / NR / NR	2,200	1.8	$27.01	1.7	NAV	NAV	10/31/2021
Starbucks Corporation	NR / NR / NR	2,100	1.7	$60.00	3.5	NAV	NAV	6/30/2027
Big Momma’s and Papa’s Pizza	NR / NR / NR	1,650	1.4	$49.43	2.3	NAV	NAV	10/31/2026
Total/Wtd. Avg.		104,442	86.2%	$29.16	84.8%

(1)	Based on the underwritten rent roll dated December 20, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Excludes tenants EVGO Services, LLC and Car Detailer with a total of $33,600 in UW base rent.

(4)	Based on UW Gross Rent.

(5)	Ralphs Grocery Company has a right to terminate its lease should the landlord not accept a change of use request by such tenant pursuant to the related lease documents.

(6)	Ralphs Grocery Company and Ross Stores are each permitted to go dark at any point during their respective lease terms.

(7)	Based on sales for the 12 months ending June 30, 2020.

(8)	In the event that Ralphs Grocery Company or an acceptable replacement grocer is not operating in 46,100 SF for 90 consecutive days, then Ross Stores is permitted to pay the lesser of minimum rent, per the lease, or 2% of gross sales until cured. If Ralphs Grocery Company or replacement grocer remains dark or closed for business for 12 consecutive months, Ross Stores may terminate on 30 days’ notice. If Ross Stores elects not to terminate, unabated rent will recommence thereafter.

(9)	Based on sales for the 12 months ending January 31, 2020.

(10)	Based on sales for the 12 months ending September 30, 2020.

(11)	If Ralphs Grocery Company, or any successor supermarket tenant goes dark in 50% or more of its square footage, or is vacant for 365 consecutive days (excluding force majeure, repairs, remodeling, or similar events), then JPMorgan Chase Bank, N.A. is entitled to at any time thereafter to either (a) terminate its lease with 60 days prior written notice, or (b) receive a fifty percent (50%) abatement of all rent due to the landlord during the term of the lease until such time as Ralphs Grocery Company or successor supermarket opens for business in at least 80% of the Ralphs Grocery Company building.

(12)	Based on sales from September 1, 2019 through September 30, 2020. Excludes sales for April 2020 as that month was not reported.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
MTM	1	1,030	0.9%	$43,003	1.2%	1,030	0.9%	$43,003	1.2%
2021	5	9,954	8.2	336,606	9.4	10,984	9.1%	$379,609	10.6%
2022	1	2,240	1.8	107,251	3.0	13,224	10.9%	$486,860	13.6%
2023	1	29,210	24.1	686,435	19.1	42,434	35.0%	$1,173,295	32.7%
2024	0	0	0.0	0	0.0	42,434	35.0%	$1,173,295	32.7%
2025	3	2,937	2.4	208,157	5.8	45,371	37.5%	$1,381,452	38.5%
2026	2	2,750	2.3	124,994	3.5	48,121	39.7%	$1,506,446	41.9%
2027	5	53,516	44.2	1,617,597	45.0	101,637	83.9%	$3,124,043	87.0%
2028	1	7,014	5.8	159,919	4.5	108,651	89.7%	$3,283,962	91.4%
2029	0	0	0.0	0	0.0	108,651	89.7%	$3,283,962	91.4%
2030	0	0	0.0	0	0.0	108,651	89.7%	$3,283,962	91.4%
2031	1	6,598	5.4	257,322	7.2	115,249	95.1%	$3,541,284	98.6%
2032 & Beyond	1	1,220	1.0	50,511	1.4	116,469	96.1%	$3,591,795	100.0%
Vacant	NAP	4,666	3.9	NAP	NAP	121,135	100.0%	NAP	NAP
Total	21	121,135	100.0%	$3,591,795	100.0%

(1)	Based on the underwritten rent roll dated December 20, 2020.

(2)	Excludes income from EVGO Services, LLC and Car Detailer, totaling $33,600 in UW Base Rent.

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	TTM 11/30/2020(1)	Underwritten(1)(2)	PSF	%(3)
Rents in Place	$3,326,010	$3,203,837	$3,261,470	$3,169,886	$3,614,728	$29.84	68.1%
Vacant Income	0	0	0	0	145,159	$1.20	2.7%
Step Rent(4)	0	0	0	0	10,667	$0.09	0.2%
Gross Potential Rent	$3,326,010	$3,203,837	$3,261,470	$3,169,886	$3,770,554	$31.13	71.0%
Total Reimbursements	1,301,421	1,581,533	1,523,371	1,529,636	1,537,036	$12.69	29.0%
Net Rental Income	$4,627,431	$4,785,371	$4,784,840	$4,699,522	$5,307,591	$43.82	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(297,225)	($2.45)	(5.6%)
Other Income	1,000	7,040	1,000	512	512	$0.00	0.0%
Effective Gross Income	$4,628,431	$4,792,411	$4,785,840	$4,700,034	$5,010,877	$41.37	94.4%
Total Expenses	$1,594,945	$1,650,685	$1,637,500	$1,688,688	$1,681,619	$13.88	33.6%
Net Operating Income	$3,033,486	$3,141,726	$3,148,340	$3,011,346	$3,329,258	$27.48	66.4%
Total TI/LC, Capex/RR	0	0	0	60,332	145,362	$1.20	2.9%
Net Cash Flow	$3,033,486	$3,141,726	$3,148,340	$2,951,014	$3,183,896	$26.28	63.5%
(1)	The increase in UW NOI above the TTM NOI is primarily attributable to the January 1, 2021 commencement of the Norms Restaurants, LLC lease. Additionally, the gross potential rent in the November 30, 2020 TTM is net of any delinquent or deferred rents from COVID impacted tenants (please refer to “Rent Replication Reserve” below).

(2)	Based on the underwritten rent roll dated December 20, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Step Rent includes rent steps through August 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

Property Management. The property is managed by ETC Real Estate Services, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,000,000 for an elevator and escalator repair reserve, (ii) $774,839 for a rent replication reserve, (iii) $265,771 for a two-month debt service reserve, (iv) $150,000 for a TI/LC reserve, (v) $126,546 for a tax reserve, (vi) $125,000 for immediate repairs and (vii) $107,629 for a free rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $42,182.

Insurance Reserve – So long as, among other items, (i) no event of default is continuing, (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, the borrower will not be required to deposit on each monthly payment date an amount equal to one twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,019 ($0.20 PSF/annually) for replacement reserves, subject to a cap of $170,000.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $10,095 ($1.00 PSF/annually) for tenant improvements and leasing commissions, subject to a cap of $550,000, including the $150,000 deposited by the borrower at origination.

Rent Replication Reserve – During the continuance of the Initial Cash Management Period (as defined below), the borrower is required to deposit an amount equal to the aggregate Rent Replication Transfer Amount (as defined below) for the current calendar month into the rent replication reserve, excluding any Rent Replication Transfer Amount attributable to Ross Stores lease or any Rent Replication Replacement Lease (as defined below).

A “Rent Replication Transfer Amount” means, with respect to each Rent Replication Reserve Lease (defined below) identified in the mortgage loan documents (or Rent Replication Replacement Lease, as applicable), an amount equal to the difference between (i) the rent replication amount, as defined in the mortgage loan documents, for such Rent Replication Reserve Lease (or Rent Replication Replacement Lease, as applicable) for such calendar month less (ii) the amount of rent, common area maintenance charges and other amounts actually paid by the applicable rent replication reserve tenant (or rent replication replacement tenant, as applicable) under such Rent Replication Reserve Lease (or Rent Replication Replacement Lease, as applicable) during the immediately preceding calendar month.

Debt Yield Cure Reserve – A maximum of five times during the term of the loan, the borrower is permitted to deposit an amount which, if applied to reduce the then-outstanding principal balance of the mortgage loan, as would be sufficient to increase the debt yield to an amount that equals or exceeds 8.25% into the Debt Yield Cure Reserve to avoid a Cash Trap Event Period (as defined below) caused solely by a Low Debt Yield Trigger Event (defined below).

A “Rent Replication Reserve Lease” includes the leases for BMP Pizza, Specialty Eyecare, Fantastic Sams, iNails, PaoPak, Jamba Juice, Jersey Mikes, and Ross Stores.

A “Rent Replication Replacement Lease” means a replacement lease entered into in accordance with the terms and provisions of the loan documents, that demises all of the space demised under the Rent Replication Reserve Lease being so replaced.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management; however cash management was triggered at the origination date. The borrower is required within 90 days of origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Cash Management Period (as defined below) all funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the mortgage loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period (as defined below), following payment of debt service, required reserves and operating expenses are required to be deposited into the cash collateral account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Hollywest Promenade

A “Cash Management Period” means a period commencing on (i) the origination date as a result of the commencement of the Initial Cash Management Period, as defined below, or (ii) the commencement of any Cash Trap Event Period.

An “Initial Cash Management Period” will (i) commence on the origination date and (ii) end on the date on which the lender has determined that the Initial Cash Management Period has been cured and that no Cash Trap Event Period is continuing.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) the debt yield being less than 8.0% (a “Low Debt Yield Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 7 — Bedford Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	4.8%	Net Rentable Area (Units):	272
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Bedford Park SPE 2019, LLC	Year Built / Renovated:	1965 / 2020
Sponsor:	Gideon D. Levy	Occupancy:	97.4%
Interest Rate:	3.9730%	Occupancy Date:	1/31/2021
Note Date:	10/9/2020	Number of Tenants:	NAP
Maturity Date:	3/5/2031	2017 NOI(3):	N/A
Interest-only Period:	124 months	2018 NOI:	$1,848,701
Original Term(1):	124 months	2019 NOI(3):	N/A
Original Amortization:	None	2020 NOI:	$2,687,409
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(28),Def(93),O(3)	UW Revenues:	$3,967,665
Lockbox(2):	Springing	UW Expenses:	$1,355,794
Additional Debt:	No	UW NOI:	$2,611,871
Additional Debt Balance:	N/A	UW NCF:	$2,543,871
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$50,000,000 / $183,824
Additional Future Debt Permitted:	No	Appraisal Date:	9/25/2020

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$115,809
Taxes:	$44,510	$44,510	N/A	Maturity Date Loan Per Unit:	$115,809
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$5,667	N/A	Maturity Date LTV:	63.0%
Deferred Maintenance:	$19,563	$0	N/A	UW NOI / UW NCF DSCR:	2.06x / 2.00x
Debt Service Reserve:	$1,268,877	$0	N/A	UW NOI / UW NCF Debt Yield:	8.3% / 8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,500,000	100.0%	Payoff Existing Debt:	$28,517,398	90.5%
			Upfront Reserves:	1,332,949	4.2
			Return of Equity:	1,118,784	3.6
			Closing Costs:	530,869	1.7
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%
(1)	The loan originally had a 10-year term and on March 2, 2021, the lender exercised its right to extend the term by four months.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Historical cash flows for 2017 and 2019 were not included as the loan sponsor acquired the property in May 2019 and full 12 months of cash flows ending December 2019 were not available. Historical cash flows for 2018 were provided to the loan sponsor by the prior owners at acquisition in May 2019.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

The Loan. The Bedford Park loan is a $31.5 million first mortgage loan secured by the fee interest in a 32 building, 272-unit multifamily property located in Atlanta, Georgia. The loan has a 124-month term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is Bedford Park SPE 2019, LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrowing entity is 100% owned by Bedford Park 2019, LLC, which is 37.5% owned by individual investors and 62.5% owned by Sabra Property Holdings, LLC. Sabra Property Holdings, LLC is managed by an affiliate of the loan’s sponsor and the borrowing entity is directly managed by the sponsor.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor is Gideon D. Levy. Mr. Levy is the founder of Sabra Property Management, LLC., an Atlanta based real estate management company. His experience includes over two decades of experience in acquiring, financing, rehabbing and managing real estate assets. Mr. Levy has been involved in real estate as a principal, investor, advisor and corporate executive. Prior to founding Sabra Property Management, LLC, Mr. Levy founded GDE Renovations, LLC, in 1989, which specialized in multifamily renovations. Mr. Levy is also in the sponsorship structure for Loan No. 10 Legacy Commons and Loan No. 13 Stanford Oaks. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

The Property. The property is a class B, garden-style multifamily property comprised of 32 residential buildings constructed in 1965 and renovated in 2020. The property is situated on a 22.6-acre site with a total of 272 units and 300 parking spaces (approximately 1.1 spaces per unit). The property was renovated in 2020, including the replacement of the roof cover, repainting the exterior, interior unit renovations, a common area upgrade, paving repairs, landscaping and tree removal. Total cost of the renovations was reported to be $3,536,000. As of January 31, 2021, property was 97.4% occupied.

The property contains 40 one-bedroom units (14.7%), 216 two-bedroom units (79.4%) and 16 three-bedroom units (5.9%). The average one-bedroom units are 740 SF, two-bedroom units are 830 SF and three-bedroom units are 1,073 SF with a weighted average unit size of 831 SF. Property amenities include a swimming pool, a playground, a laundry facility and a soccer field. Unit amenities include an appliance package including a gas range and oven, a refrigerator, and a dishwasher, as well as faux wood flooring and a patio/balcony.

The property is located in the North Atlanta submarket and has frontage along Shallowford Road. According to the appraisal, the property’s submarket offers access to job centers in Buckhead, Midtown and Central Perimeter. The commute from the property to the Atlanta central business district is approximately 11.4 miles and to Hartsfield-Jackson Atlanta International Airport is approximately 20.2 miles. Within the immediate area of the property, land uses include residential to the north and east, retail to the south and St. Pius X High School to the west. The property is located just west of the Mercer University Atlanta Campus, and is also in close proximity to Penfield College, the James and Carolyn McAfee School of Theology, the College of Pharmacy, the Georgia Baptist College of Nursing, and programs of the Eugene W. Stetson School of Business and Economics, the Tift College of Education and the School of Medicine.

COVID-19 Update. As of March 5, 2021, the Bedford Park property is open and operating. According to the sponsor, collections at the Bedford Park property were 98.1% and 98.1% for January and February 2021, respectively. As of March 5, 2021, the Bedford Park loan is not subject to any modification or forbearance requests. The Bedford Park loan is current through the March 5, 2021 payment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1BR/1BA	40	14.7%	40	100.0%	740	$941	$1.27	$960	$1.30
2BR/1BA	216	79.4	210	97.2%	830	$1,182	$1.42	$1,240	$1.49
3BR/1BA	16	5.9	16	100.0%	1,073	$1,450	$1.35	$1,500	$1.40
Total/Wtd. Avg.	272	100.0%	266	97.8%	831	$1,162	$1.40	$1,214	$1.46
(1)	Based on the underwritten rent roll dated September 22, 2020.

(2)	Source: Appraisal.

The Market. The property is located in the Chamblee area of Dekalb County, Georgia within the North Atlanta submarket. The North Atlanta submarket is part of the Atlanta-Sandy Springs-Roswell metropolitan statistical area.

According to the appraisal, the unemployment rate for the Atlanta MSA was 6.7% as of September 2020. The largest employers in the Atlanta MSA include, Delta Air Lines Inc., Emory University & Emory Healthcare, The Home Depot Inc., Northside Hospital and Piedmont Healthcare.

The 2020 population within one-, three- and five-mile radii of the property is 14,973, 107,768 and 307,529, respectively, and the median household income within the same radii is $59,869, $80,480 and $76,310, respectively. According to the appraisal, as of the second quarter of 2020, the North Atlanta submarket’s multifamily residential occupancy rate was 92.1% which is slightly higher than the occupancy of the Atlanta MSA of 91.5%. The North Atlanta submarket has a higher average rent of $1,360 per unit compared to the Atlanta MSA at $1,264 per unit. According to the appraisal, rents in the North Atlanta submarket have been trending up, with an approximately 9.9% increase between first quarter 2017 and second quarter 2020. Approximately 3.4% of the North Atlanta submarket inventory and 2.2% of the Atlanta MSA market inventory represents newer construction, which is responsible for the current lower overall occupancy rate as new projects continue to lease-up. Net absorption in the second quarter of 2020 for the Atlanta MSA market and North Atlanta submarket was 9,609 and -108, respectively.

The appraiser identified five comparable properties, ranging from 130 units to 330 units that were constructed between 1964 and 1972. The competitive set reported an average occupancy of 95.7% with average rents ranging from $1,124 to $1,563 per unit. The comparable properties identified in the appraisal’s competitive set are located in Atlanta, Georgia within approximately 3.3 miles of the property and are shown in the table below.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. Rent / Unit	Occupancy	Proximity (miles)
Bedford Park	1965	272(2)	831(2)	$1,162(2)	97.8%(2)	-
Gardens at Briarwood	1967	130	1,404	$1,347	94.0%	2.9
Huntington Station	1972	330	1,214	$1,124	97.0%	0.7
Sierra Hills	1972	161	1,820	$1,563	95.0%	3.3
Audubon Briarcliff	1964	227	933	$1,202	92.0%	2.9
Chamblee Heights	1964	170	1,034	$1,251	100.0%	2.2
Total / Wtd. Avg.(3)		1,018	1,241	$1,261	95.7%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 22, 2020.

(3)	Excludes the Bedford Park property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

Historical and Current Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	Current(2)
94.1%	96.4%	96.7%	97.4%	97.4%

(1)	Based on the rent roll provided by the borrower.

(2)	Based on the January 31, 2021 rent roll.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	2019(1)	2020(2)	Underwritten(1)(3)	Per Unit	%(4)
Rents in Place	N/A	$2,850,594	N/A	$3,468,813	$3,709,572	$13,638	91.7%
Vacant Income	N/A	96,114	N/A	0	89,280	$328	2.2%
Gross Potential Rent	N/A	$2,946,709	N/A	$3,468,813	$3,798,852	$13,966	93.9%
Total Reimbursements	N/A	197,001	N/A	217,603	244,800	$900	6.1%
Net Rental Income	N/A	$3,143,710	N/A	$3,686,416	$4,043,652	$14,866	100.0%
(Vacancy/Collection Loss)	N/A	(130,838)	N/A	0	(188,050)	($691)	(4.7%)
Other Income	N/A	83,964	N/A	103,740	112,063	$412	2.8%
Effective Gross Income	N/A	$3,096,836	N/A	$3,790,156	$3,967,665	$14,587	98.1%
Total Expenses	N/A	$1,248,135	N/A	$1,102,747	$1,355,794	$4,985	34.2%
Net Operating Income	N/A	$1,848,701	N/A	$2,687,409	$2,611,871	$9,602	65.8%
Total TI/LC, Capex/RR	N/A	68,000	N/A	68,000	68,000	$250	1.7%
Net Cash Flow	N/A	$1,780,701	N/A	$2,619,409	$2,543,871	$9,352	64.1%
(1)	Historical cash flows for 2017 and 2019 were not included since the property was acquired in May 2019 and full 12 months of cash flows ending December 2019 were not available. Historical cash flows for 2018 were provided to the loan sponsor by the prior owners at acquisition in May 2019.

(2)	Since acquiring the property, the loan sponsor has increased rents by 17.7% while maintaining occupancy above 90.0%.

(3)	Gross Potential Rent based on the underwritten rent roll dated September 22, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Sabra Property Management, LLC (“SPM”), an affiliate of the loan sponsor. Founded in 1994 and based in Atlanta, Georgia, SPM’s core business focuses on multifamily, commercial, retail, and office buildings located in the southeastern region. SPM engages in all aspects of real-estate investments, acquisitions, and ownership. SPM manages and owns a combined asset value exceeding $100 million dollars, including multifamily, retail centers, and office buildings. SPM manages a portfolio consisting of 27 multifamily properties and seven commercial properties located throughout Georgia.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,268,877 for a 12-month debt service reserve, (ii) $44,510 for a tax reserve, and (iii) $19,563 for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $44,510.

Insurance Reserve – So long as (i) no event of default is continuing, (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, the borrower will not be required to deposit on each monthly payment date an amount equal to one twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,667 ($250 per unit/annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Bedford Park

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of an event of default, at the lender’s option, within 30 days of such failure, the borrower and manager will be required to enter into a clearing account agreement and cash management agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of Pool by IPB:	4.8%	Net Rentable Area (SF):	423,217
Loan Purpose:	Recapitalization	Location:	Exton, PA
Borrower:	AGNL SIT, L.L.C.	Year Built / Renovated:	1978, 2020 / 2018
Sponsors:	Various	Occupancy:	100.0%
Interest Rate:	3.8300%	Occupancy Date:	12/1/2020
Note Date:	10/30/2020	Number of Tenants:	1
Maturity Date:	3/5/2031	2017 NOI(2):	N/A
Interest-only Period:	60 months	2018 NOI(2):	N/A
Original Term(1):	124 months	2019 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI(2):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(28), Def or YM1(85), O(11)	UW Revenues:	$3,667,182
Lockbox:	Hard	UW Expenses:	$794,819
Additional Debt:	No	UW NOI:	$2,872,363
Additional Debt Balance:	N/A	UW NCF:	$2,821,577
Additional Debt Type:	N/A	Appraised Value / Per SF:	$48,800,000 / $115
Additional Future Debt Permitted:	Yes - Mezzanine	Appraisal Date:	9/11/2020

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$74
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$67
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Immediate Repairs:	$0	Springing	$133,500	Maturity Date LTV:	57.9%
Lease Sweep Reserve:	$0	Springing	N/A	UW NOI / UW NCF IO DSCR:	2.35x / 2.31x
				UW NOI / UW NCF Amortizing DSCR:	1.62x / 1.60x
				UW NOI / UW NCF Debt Yield:	9.1% / 9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,500,000	100.0%	Return of Equity(4):	$30,550,410	97.0%
			Closing Costs:	949,590	3.0
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%

(1)	The loan originally had a 10-year term and on March 2, 2021, the lender exercised its right to extend the term by four months.

(2)	Historical cash flows are not available as the property was acquired by the borrower on July 9, 2020.

(3)	For a more detailed description, please refer to “Escrows and Reserves” below.

(4)	The borrower acquired the property on July 9, 2020 on an all-cash basis for a total cost basis of $49,430,935 inclusive of acquisition and loan closing costs, resulting in remaining cash equity of $17,930,935, 36.3% of the total cost basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

The Loan. The USSC Group Headquarters loan is a $31.5 million first mortgage loan secured by the fee interest in two industrial buildings comprising 423,217 SF located in Exton, Pennsylvania. The loan has a 124-month term and is interest-only for the first five years, and will thereafter amortize on a 30-year amortization schedule.

The Borrower. The borrowing entity for the loan is AGNL SIT, L.L.C., a Delaware limited liability company that is structured to be bankruptcy remote with one independent director.

The Sponsors. The loan sponsors and non-recourse carve-out guarantors are AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. all of which are related entities of Angelo Gordon & Co., L.P. (“AGNL”). AGNL is a privately-held registered investment advisor dedicated to alternative investing. AGNL has expertise in a broad range of absolute return strategies for both institutional and high net worth investors. Founded in 1988, AGNL began investing in commercial real estate in 1993 and has real estate professionals in New York, Los Angeles, San Francisco, Hong Kong, Seoul, Tokyo, Amsterdam, Frankfurt, Milan and Singapore. The mortgage loan documents require minimum net worth for AGNL of $5,000,000.

The Property. The property is comprised of two adjacent class A industrial buildings, totaling 423,217 SF, located at 101 Gordon Drive (“Gordon Building”) and at 100 Welsh Pool Road (“Welsh Building”) in Exton, Pennsylvania, each of which is 100.0% leased to USSC Acquisition Corp., (dba United Safety & Survivability Corporation) (“USSC”). The property is situated on a 36.6-acre site in the town of Exton and is suited for production, warehousing, office and flex purposes. According to the zoning report, there are 552 parking spaces at the property, resulting in a parking ratio of 1.3 per 1,000 SF. Neither of the buildings can be released from the mortgage loan collateral.

As of December 1, 2020, the property was 100.0% leased and occupied on a triple net basis by USSC through July 7, 2035 with two, five-year renewal options and one, four-year 11-month renewal option remaining. The current annual rent is $2,962,519 ($7.00/SF) and is subject to rent increases of 2.65% annually throughout the lease term. USSC is a leading manufacturer and supplier of passenger seating and safety solutions for extreme-duty, niche transportation markets such as commercial transit, first responder vehicles, and military vehicles, and of brake lock systems and fire suppression systems. According to the loan sponsors, the property is responsible for nearly 50% of USSC’s 2019 annual revenue, is projected to account for 60% of USSC’s of revenue in 2020 and is expected to host 100 to 150 new jobs at USSC over the next three years with plans for additional hiring.

USSC moved its headquarters to the property in 2018 and spent approximately $13.2 million to customize the property for its specific needs by upgrading the facilities, installing racking and mission specific machinery and installing equipment including robotics equipment to automate production and reduce lead times. In addition, USSC has also invested in inventory management systems, including a GPS-based racking system, automated forklifts, and automated material handlers.

According to the loan sponsors, USSC has a significant market share in each of its operating segments, with a 54% share in the $90 million US passenger bus seat market and a 32% share in the $25 million fire suppression market for transit vehicles. Additionally, USSC is the only company to compete in both the passenger and driver seat markets.

Gordon Building. The two-story 240,000 SF Gordon Building was purchased by the former owner in 2018 as vacant and was subsequently leased to USSC as its headquarters in 2018. USSC took occupancy in 2018. The Gordon Building, built in 1978 and renovated in 2018, is a combination of warehouse (93%) and second story office space (7%). The warehouse space is principally used for light assembly and manufacturing. Clear heights vary from 16 feet to 32 feet, with column spacing at 33 feet by 33 feet. There are five loading docks at the Gordon Building with one drive-in bay.

Welsh Building. The Welsh Building is an 183,217 SF, industrial warehouse that was built to suit for USSC in the summer 2020 by the former owner to accommodate USSC’s growth and need for additional warehouse and distribution space. The Welsh Building offers 30-foot clearance, with column spacing at 47 feet 6 inches by 47 feet 3 inches. There are six existing loading docks, with 12 more available punchouts and two drive-in bays.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

The property is located within close proximity to I-76 (the Pennsylvania Turnpike), I-95, I-476, RT 30, RT 100, RT 113, and the recently completed $300 million expansion of RT 202 and US 422 (the Pottstown Expressway), which offers access to the Philadelphia metropolitan area and other major markets. The property is accessible to Philadelphia (33.7 miles) and the surrounding submarkets, in addition to other major cities like New York (116 miles) and Washington, D.C. (129 miles). Public transportation to and from the property is also readily available via the by Southeastern Pennsylvania Transportation Authority (SEPTA) and AMTRAK.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the sponsors, collections at the property were 100% and 100% for January and February 2021, respectively. As of March 5, 2021, the USSC Group Headquarters loan is not subject to any modification or forbearance requests. The USSC Group Headquarters loan is current through the March 5, 2021 payment date.

The Market. The property is located in Exton, Pennsylvania within the Chester County submarket, which is part of the Southeastern Pennsylvania industrial market. The property is part of the Philadelphia-Camden-Wilmington metropolitan statistical area, also known as Greater Philadelphia. According to the appraisal, the Philadelphia region’s economy is principally driven by education systems and medical services. Major employers in the Philadelphia MSA include University of Pennsylvania and Health System, Comcast Corporation, Thomas Jefferson University Hospital/Jefferson Health, Temple University and Health System and Trinity Health Corporation.

According to the appraisal, the Philadelphia MSA ranks seventh in terms of gross metropolitan product, fifth in terms of personal income of residents, and is the nation’s fourth largest media market. In addition to the increasing number of high-quality urban housing opportunities within the Philadelphia MSA, there are also several suburban communities easily accessed from Greater Philadelphia via its highway and mass transit systems.

According to the appraisal, as of the second quarter of 2020, the Chester County submarket contained approximately 37.8 million SF of industrial space inventory with an overall vacancy rate of 4.5%. During the second quarter of 2020, there were no new deliveries with 181,887 SF of positive net absorption in the Chester County submarket. The appraisal concluded industrial space market rents of $8.45 PSF for the Chester County submarket. According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
USSC Group Headquarters	1978; 2020 / 2018	423,217(2)	100.0%(2)	-	USSC(2)	423,217(2)	$7.00 (2)	15.0(2)
Boulevard Logistics Center	2021 / N/A	465,405	100.0%	43.1	DHL Group	465,405	$8.00	10.0
3501 Island Avenue	2019 / N/A	123,446	100.0%	33.9	Giant/PeePod	123,446	$8.90	10.0
201 Old York Road	2020 / N/A	569,145	100.0%	60.0	GoPlus	569,145	$6.85	10.3
Max Finkelstein Distribution	2020 / N/A	434,250	100.0%	57.3	Clutter	434,250	$7.00	7.1
2401 Green Lane	2019 / N/A	310,000	100.0%	49.2	URBN dba nuuly	310,000	$5.95	14.8
1547 North Trooper Road	2000 / N/A	120,000	100.0%	21.1	TechniTool	120,000	$7.35	2.5
Total/Wtd. Avg.(3)		2,022,246	100.0%			2,022,246	$7.16	9.8

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2020.

(3)	Excludes the USSC Group Headquarters property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

Historical and Current Occupancy

2017(1)	2018(1)	2019(2)	Current(3)
N/A	N/A	100.0%	100.0%

(1)	Historical occupancy not available as the property was acquired by the borrower on July 9, 2020.

(2)	Based on the lease.

(3)	Based on the underwritten rent roll dated December 1, 2020.

Tenant Summary(1)

Tenant	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
USSC	423,217	100.0%	$7.19	100.0%	7/7/2035(2)

(1)	Based on the underwritten rent roll dated December 1, 2020. The property is 100.0% leased and occupied by USSC.

(2)	There are no early termination options. There are two, five-year extension options and one, four-year and 11-month extension option.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	2019(1)	2020(1)	Underwritten(2)	PSF	%(3)
Base Rent(2)	N/A	N/A	N/A	N/A	$3,041,026	$7.19	79.5%
Vacant Income	N/A	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	N/A	$3,041,026	$7.19	79.5%
Total Reimbursements	N/A	N/A	N/A	N/A	782,009	$1.85	20.5%
Net Rental Income	N/A	N/A	N/A	N/A	$3,823,034	$9.03	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	N/A	(155,853)	($0.37)	(4.1%)
Other Income	N/A	N/A	N/A	N/A	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	N/A	$3,667,182	$8.67	95.9%
Total Expenses	N/A	N/A	N/A	N/A	$794,819	$1.88	21.7%
Net Operating Income	N/A	N/A	N/A	N/A	$2,872,363	$6.79	78.3%
Total TI/LC, Capex/RR	N/A	N/A	N/A	N/A	50,786	$0.12	1.4%
Net Cash Flow	N/A	N/A	N/A	N/A	$2,821,577	$6.67	76.9%

(1)	Historical cash flows are not available as the property was acquired by the loan sponsors in July 2020.

(2)	Underwritten Base Rent is based on the December 1, 2020 rent roll and includes rent steps through July 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by CBRE, Inc. Headquartered in Dallas, TX, CBRE is a commercial real estate services and investment firm. CBRE has more than 100,000 employees and serves real estate investors and tenants through more than 530 offices worldwide.

Escrows and Reserves.

Tax Escrow – So long as the applicable Escrow Waiver Requirements (defined below) are satisfied, then the borrower will not be required to deposit on each monthly payment date an amount equal to one twelfth of the estimated annual real estate tax payments to the tax escrow sub account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

Insurance Escrow – So long as, among other items, (i) USSC or any replacement tenant, as applicable, maintains policies in full force and effect that cover the property and are approved by the lender and satisfy the requirements of the mortgage loan documents and (ii) the applicable Escrow Waiver Requirements (defined below) are satisfied, then the borrower will not be required to deposit on each monthly payment date an amount equal to one twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months to the insurance escrow sub account.

The “Escrow Waiver Requirements” include, but are not limited to, (i) no event of default is continuing (provided, that this clause (i) shall not be one of the Escrow Waiver Requirements to the extent that USSC or a replacement tenant is, with respect to taxes, paying taxes directly to the taxing authority, or with respect to insurance, maintaining and paying directly for all insurance required by the mortgage loan documents), (ii) the USSC lease or any replacement lease is in full force and effect, (iii) with respect to taxes, USSC or a replacement tenant is paying taxes directly to the appropriate governmental taxing authority or reimbursing the borrower for payment of all taxes and the borrower delivers to Lender evidence of the payment of such taxes prior to delinquency, and (iv) with respect to insurance, USSC or a replacement tenant is maintaining and directly paying for all insurance required under the mortgage loan documents, and the lender receives evidence of the timely payment of all insurance premiums prior to the expiration of the insurance policies together with evidence of renewals of such insurance policies.

Immediate Repairs Reserve – On a monthly basis occurring on or after October 30, 2022 an “Immediate Repairs Sweep Period” will commence if the immediate repairs identified in the mortgage loan documents have not been completed and paid for, and provided no other Cash Trap Event Period (as defined below) is then continuing. Upon commencement of an Immediate Repairs Sweep Period all excess cash will be deposited into the immediate repairs subaccount, and such sweep will continue until the earlier to occur of funds equaling or exceeding $133,500 in such sub-account or the lender having received an officer’s certificate from the borrower certifying that the immediate repairs identified in the mortgage loan documents have been completed and paid for.

Lease Sweep Reserve – On a monthly basis occurring during the continuance of a Lease Sweep Period (as defined below) and provided no other Cash Trap Event Period is then continuing, all excess cash will be deposited into the lease sweep reserve.

Cash Collateral Reserve - If a Cash Trap Event Period is continuing (other than a Cash Trap Event Period triggered solely as a result of a Lease Sweep Period or an Immediate Repairs Sweep Period), all available cash will be required be deposited into a Cash Collateral Reserve to be held by the lender as cash collateral for the loan. Notwithstanding the foregoing, if a Lease Sweep Period has occurred and is then continuing during the continuance of any Cash Trap Event Period (other than a Cash Trap Event Period triggered solely as a result of a Lease Sweep Period), the lender will have the right to allocate any funds in the cash collateral reserve to the Lease Sweep Reserve to be held and disbursed in accordance with the terms and conditions of the mortgage loan documents. Notwithstanding the foregoing, if an Immediate Repairs Sweep Period has occurred and is then continuing during the continuance of any Cash Trap Event Period (other than a Cash Trap Event Period triggered solely as a result of an Immediate Repairs Sweep Period), the lender will have the right to allocate any funds in the cash collateral reserve to the Immediate Repairs Reserve be held and disbursed in accordance with the terms and conditions of the mortgage loan documents.

A “Lease Sweep Period” will commence upon (i) an event of default under the USSC lease or any replacement tenant lease that results in the termination of such lease or (ii) any bankruptcy action of USSC or replacement tenant or any respective lease guarantor.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver a tenant direction letter instructing USSC to deposit rents into a lockbox maintained by the borrower. All funds in the lockbox account are required to be remitted to a cash management account on a daily basis during the continuance of a Cash Trap Event Period. During a Cash Trap Event Period, all excess cash flow, after payments made in accordance with the mortgage loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) a continuing event of default, (ii) the debt yield less than 8.0% for one calendar quarter, (iii) the commencement of a Lease Sweep Period or (iv) the commencement of an Immediate Repairs Sweep Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — USSC Group Headquarters

Permitted Additional Debt. The direct or indirect equity in the borrower may be pledged as collateral for a mezzanine loan after April 30, 2021 subject to, among other things (i) no event of default is continuing, (ii) the combined net cash flow DSCR being equal to or greater than 2.50x on an interest-only basis with respect to the loan plus the principal and interest payable with respect to the prospective mezzanine loan, (iii) the combined net cash flow debt yield being greater than or equal to 9.5%, (iv) the combined LTV being less than or equal to 65.0%, (v) the lender has received a rating agency confirmation, (vi) the lender has entered into an intercreditor agreement and (vii) the mezzanine loan is required to be coterminous with the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 9 — Memphis Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 8 Assets
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	4.8%	Net Rentable Area (Units):	3,954
Loan Purpose:	Acquisition	Location(2):	Various
Borrower:	GELT Storage Eastland, LLC	Year Built / Renovated(2):	Various / 2017
Sponsors:	Various	Occupancy:	82.8%
Interest Rate:	4.5250%	Occupancy Date:	12/31/2020
Note Date:	6/18/2020	Number of Tenants:	NAP
Maturity Date:	11/5/2030	2017 NOI(3):	N/A
Interest-only Period:	24 months	2018 NOI(4):	$2,167,847
Original Term(1):	124 months	2019 NOI(4):	$2,755,234
Original Amortization:	360 months	2020 NOI:	$2,865,373
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.3%
Call Protection:	L(35),Def(82),O(7)	UW Revenues:	$4,482,886
Lockbox:	Soft	UW Expenses:	$1,686,871
Additional Debt:	No	UW NOI:	$2,796,016
Additional Debt Balance:	N/A	UW NCF:	$2,722,529
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$42,625,000 / $10,780
Additional Future Debt Permitted:	No	Appraisal Date:	5/20/2020

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$7,840
Taxes:	$215,222	$28,085	N/A	Maturity Date Loan Per Unit:	$6,645
Insurance:	$0	$5,367	N/A	Cut-off Date LTV:	72.7%
Replacement Reserves:	$0	$6,126	N/A	Maturity Date LTV:	61.6%
Deferred Maintenance:	$63,594	$0	N/A	UW NOI / UW NCF IO DSCR:	1.97x / 1.91x
Debt Service Reserve:	$1,422,233	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.48 / 1.44x
Other Reserves:	$1,623,832	$0	N/A	UW NOI / UW NCF Debt Yield:	9.0% / 8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,000,000	68.6%	Purchase Price:	$41,000,000	90.7%
Sponsor’s Equity:	14,191,513	31.4	Upfront Reserves:	3,324,880	7.4
			Closing Costs:	866,633	1.9
Total Sources:	$45,191,513	100.0%	Total Uses:	$45,191,513	100.0%

(1)	The loan had a 10-year term and on November 9, 2020 the lender exercised its right to extend the term by four months.

(2)	For a more detailed description, please refer to “The Portfolio” below.

(3)	Historical cash flow for 2017 was not provided by the previous owner when the loan sponsor acquired the property in June 2020.

(4)	NOI growth between 2018 and 2019 is primarily attributable to an increase in occupancy from 79.3% to 89.9%. Occupancy increased between 2018 and 2019 following the previous owner’s acquisition of the Memphis Self Storage Portfolio in late 2017 and replacement of the management company by the previous owner in July 2018. Occupancy increases were further driven by a lack of new deliveries in the immediate competitive areas of the Memphis Self Storage Portfolio Properties.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

The Loan. The Memphis Self Storage Portfolio loan is a $31.0 million first mortgage loan secured by the fee interest in a 3,950-unit portfolio of eight self-storage properties located in Tennessee and Mississippi. The loan has a 124-month term and will amortize on a 30-year amortization schedule following an initial interest-only period of 24 months.

The Borrower. The borrowing entity for the loan is GELT Storage Eastland, LLC, a Delaware limited liability company that is structured to be bankruptcy remote with two independent directors.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Damian Langere, Keith Wasserman, Steve Wasserman and the Wasserman Family Trust. Damian Langere, Keith Wasserman and Steve Wasserman are partners at Gelt, Inc. (“Gelt”), which was founded by Keith Wasserman and Damian Langere in 2008. Damian Langere and Keith Wasserman grew Gelt from a single, $150,000 four-unit building to its current assets under management of over $1.5 billion. Gelt is a Los Angeles-based multifamily investment firm that acquires, manages and re-positions value-add multifamily real estate investments. Gelt’s current multifamily portfolio consists of 23 properties comprising 7,523 units located in nine states. Gelt primarily focuses on multifamily properties in the Western United States, but also manages 700,000 SF commercial, industrial and self-storage properties in its portfolio. Steve Wasserman is an attorney practicing in Los Angeles and is founding partner of the law firm Wasserman, Comden, Casselman, & Esensten, LLP, which is headquartered in the San Fernando Valley.

The Portfolio. The portfolio is comprised of eight self-storage properties located in the Memphis metropolitan statistical, across four cities in Tennessee and Mississippi, totaling 3,950 units. The properties were built between 1972 and 2003 and were all renovated in 2017. As of September 30, 2020, the self-storage unit mix consisted of an aggregate of 3,234 non-climate-controlled units (81.9% of total units), 300 climate-controlled units (7.6% of total units), and 414 parking spots (10.5% of total units). As of December 31, 2020, the portfolio was 82.8% leased on a per unit basis. None of the properties can be released from the mortgage loan collateral.

COVID-19 Update. As of March 5, 2021, the properties are open and operating. According to the sponsors, collections at the properties were 97.5% and 97.9% for January and February 2021, respectively. As of March 5, 2021, the Memphis Self Storage Portfolio loan is not subject to any modification or forbearance requests. The Memphis Self Storage Portfolio loan is current through the March 5, 2021 payment date.

Portfolio Summary

#	Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Year Built / Renovated(1)	Units(2)	% of Units
1	Storage at Highway 70	Bartlett, TN	$5,700,000	18.4%	1985 / 2017	627	15.9%
2	Storage at Fontaine Road	Memphis, TN	4,370,000	14.1	1972 / 2017	750	19.0
3	Storage at Hacks Cross Road	Olive Branch, MS	4,300,000	13.9	1995 / 2017	397	10.0
4	Storage at Country Park	Memphis, TN	4,110,000	13.3	1980 / 2017	512	12.9
5	Storage at Commerce Drive	Olive Branch, MS	4,060,000	13.1	2003 / 2017	389	9.8
6	Storage at Highway 51	Nesbit, MS	4,030,000	13.0	2003 / 2017	467	11.8
7	Storage at Titus Road	Memphis, TN	3,250,000	10.5	1975 / 2017	477	12.1
8	Storage at Winchester Road	Memphis, TN	1,180,000	3.8	1984 / 2017	335	8.5
	Total/Wtd Avg.		$31,000,000	100.0%		3,954	100.0%

(1)	Source: Appraisal

(2)	Based on the rent roll dated December 31, 2020.

The Market. The properties are located across the Memphis MSA. According to the appraisal, the Memphis MSA had a population of 1,370,968 and a median age of 37. According to the appraisal, the Memphis MSA had an average household income of $75,353 and a median household income of $52,790. The Memphis MSA is a major transportation hub in the region, and is home to several corporate headquarters, including FedEx Corp.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

According to the appraisal dated May 29, 2020, the Memphis MSA includes a total of 668,063 employees and has a 5.6% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Transportation/Warehousing and Retail Trade. Major employers include FedEx Corp., The Kroger Co., Wal-Mart Stores, Inc. and Nike. According to the appraisal, the Memphis MSA had an asking rent per unit of $81 per month with a vacancy rate of 17.6% as of 2020.

As of 2020, the Memphis MSA had a total self-storage inventory of 56,848 units and new completions of 832 units (compared with 1,260 new units in 2019). Average monthly asking rents in the Memphis MSA are $81 per unit with a vacancy rate of 17.6%. In the broader South Atlantic market average monthly asking rents for the same period were $97 per unit and the vacancy rate was 17.3%.

Historical and Current Occupancy(1)

#	Property Name	2017(2)	2018(3)	2019(3)	Current(4)
1	Storage at Highway 70	N/A	84.8%	91.5%	83.3%
2	Storage at Fontaine Road	N/A	62.9%	88.7%	80.8%
3	Storage at Hacks Cross Road	N/A	86.9%	92.6%	90.9%
4	Storage at Country Park	N/A	89.1%	90.9%	81.8%
5	Storage at Commerce Drive	N/A	85.8%	91.5%	85.3%
6	Storage at Highway 51	N/A	75.7%	91.3%	88.7%
7	Storage at Titus Road	N/A	81.1%	88.3%	75.5%
8	Storage at Winchester Road	N/A	77.1%	83.5%	77.3%
	Wtd. Avg.	N/A	79.4%	89.9%	82.8%

(1)	Source: Loan sponsor

(2)	Occupancy for 2017 was not provided by the previous owner when the loan sponsor acquired the property in June 2020.

(3)	Occupancy increased between 2018 and 2019 following the previous owner’s acquisition of the Memphis Self Storage Portfolio in late 2017 and replacement of the management company by the previous owner in July 2018, with 2018 representing a turnaround and lease-up period. Occupancy increases from 2018 to 2019 were further driven by a lack of new deliveries in the immediate competitive areas of the Memphis Self Storage Portfolio Properties.

(4)	Based on the rent roll dated December 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Memphis Self Storage Portfolio

Operating History and Underwritten Net Cash Flow(1)

	2017(1)	2018(2)	2019(2)	2020	Underwritten(3)	Per Unit(4)	%(5)
Rents in Place	N/A	$3,684,733	$4,138,975	$4,195,887	$4,097,088	$1,036	106.9%
Vacant Income	N/A	884,654	519,880	493,462	500,714	$127	13.1%
Gross Potential Rent	N/A	$4,569,387	$4,658,855	$4,689,349	$4,597,801	$1,163	120.0%
(Vacancy/Collections Loss)	N/A	(1,233,017)	(811,007)	(743,759)	(766,538)	($194)	(20.0%)
Net Rental Income	N/A	$3,336,370	$3,847,848	$3,945,590	$3,831,263	$969	100.0%
Other Income(6)	N/A	578,551	651,085	642,827	651,623	$165	17.0%
Effective Gross Income	N/A	$3,914,921	$4,498,933	$4,588,417	$4,482,886	$1,134	117.0%
Total Expenses	N/A	$1,747,074	$1,743,699	$1,723,044	$1,686,871	$427	37.6%
Net Operating Income	N/A	$2,167,847	$ 2,755,234	$2,865,373	$2,796,016	$707	62.4%
Total Capex	N/A	73,486	73,486	73,516	73,486	$19	1.6%
Net Cash Flow(7)(8)	N/A	$2,094,360	$2,681,748	$2,791,856	$2,722,529	$689	60.7%

(1)	Historical cash flow for 2017 was not provided by the seller when the sponsor acquired the property in June 2020.

(2)	Net Operating Income growth between 2018 and 2019 is primarily attributable to an increase in occupancy.

(3)	Rents in Place is based on the underwritten rent roll dated September 30, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Per Unit numbers are based on the rent roll dated December 31, 2020.

(6)	Other Income includes RUBS, commercial tenant income, tenant insurance payments and other income items.

(7)	Net Cash Flow increases between 2018 and 2020 were the result of the previous owner’s acquisition of the Memphis Self Storage Portfolio in late 2017 and replacing the management company in July 2018, with 2018 representing a turnaround and lease-up period. Net Cash Flow was further positively impacted by the lack of new deliveries in the immediate competitive areas of the Memphis Self Storage Portfolio Properties in 2018 and 2019.

(8)	The drop in Net Cash Flow between 2020 and the Underwritten is attributable primarily to increases in vacancy and declines in rent following a change in management by the borrower and a backlog of COVID-related delinquencies and resumption of evictions/auctions.

Property Management. The portfolio is managed by Citizen Storage Management LLC (“Citizen”), a third party management company. Headquartered in Royal Oak, Michigan, Citizen operates 10 locations in three states (Michigan, Tennessee and Mississippi), consisting of approximately 4,000 units, and 580,000 net rentable SF. Citizen is led by Peter Spickenagel, president and CEO of Citizen. Mr. Spickenagel has more than 11 years of experience in the self-storage industry. During his career, Mr. Spickenagel has managed and operated a total of 96 investment-grade self-storage properties nationwide, consisting of approximately 33,000 units and over 4 million net rentable SF.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,422,233 for a 12-month debt service reserve, (ii) $1,375,000 special repair reserve. (iii) $215,222 for a tax reserve, (iv) $205,087 for a tenant insurance reserve, (v) $63,594 for a deferred maintenance reserve and (vi) $43,745 for a management fee reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $28,085.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the estimated annual insurance premium payments, which currently equates to $5,367.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $6,126 (approximately $19 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The borrower established a lockbox account maintained by the borrower and directed the manager to deposit into the lockbox account within one business day after receipt all amounts received by the borrower or manager constituting rents. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield being less than 7.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Legacy Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	4.7%	Net Rentable Area (Units):	288
Loan Purpose:	Refinance	Location:	Tucker, GA
Borrower:	Villa Nueva-2008, LLC	Year Built / Renovated:	1974 / 2019
Sponsor:	Gideon D. Levy	Occupancy:	97.6%
Interest Rate:	3.8800%	Occupancy Date:	1/31/2021
Note Date:	11/25/2020	Number of Tenants:	NAP
Maturity Date:	3/5/2031	2017 NOI(3):	$1,835,642
Interest-only Period:	123 months	2018 NOI(3):	$2,120,004
Original Term(1):	123 months	2019 NOI(3):	$2,183,590
Original Amortization:	None	2020 NOI:	$2,476,258
Amortization Type:	Interest Only	UW Economic Occupancy:	90.0%
Call Protection:	L(27),Def(92),O(4)	UW Revenues:	$3,940,583
Lockbox(2):	Springing	UW Expenses:	$1,440,181
Additional Debt:	No	UW NOI:	$2,500,402
Additional Debt Balance:	N/A	UW NCF:	$2,428,402
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$49,550,000 / $172,049
Additional Future Debt Permitted:	No	Appraisal Date:	11/16/2020

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	105,903
Taxes:	$29,696	$29,696	N/A	Maturity Date Loan Per Unit:	105,903
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$0	$6,000	N/A	Maturity Date LTV:	61.6%
Debt Service Reserve:	$1,199,836	$0	N/A	UW NOI / UW NCF DSCR:	2.08x / 2.02x
Radon Remediation Reserve:	$264,375	$0	N/A	UW NOI / UW NCF Debt Yield:	8.2% / 8.0%
Deferred Maintenance:	$126,064	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$30,500,000	100.0%	Return of Equity:	$18,187,068	59.6%
			Payoff Existing Debt:	10,351,579	33.9
			Upfront Reserves:	1,619,971	5.3
			Closing Costs	341,381	1.1
Total Sources:	$30,500,000	100.0%	Total Uses:	$30,500,000	100.0%

(1)	The loan originally had a 10-year term and on March 2, 2021, the lender exercised its right to extend the term by three months.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Increases from 2017 NOI to 2018 NOI and from 2018 NOI to 2019 NOI are due to increases in average rent per unit of approximately 8.9% and 6.6%, respectively.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

The Loan. The Legacy Commons loan is a $30.5 million first mortgage loan secured by the fee interest in a 33-building, 288-unit multifamily property located in Tucker, Georgia. The loan has a 123-month term and is interest-only for the entire term.

The Borrower. The borrowing entity for the loan is Villa Nueva-2008, LLC, a Georgia limited liability company and a special purpose entity with one independent director. The borrowing entity is 99.5% owned by Sabra Property Holdings, LLC and 0.5% owned by RGL 2020 LLC. Sabra Property Holdings, LLC is managed by an affiliate of the loan’s sponsor and the borrowing entity is directly managed by the loan sponsor.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor is Gideon D. Levy. Mr. Levy is the founder of Sabra Property Management, LLC, an Atlanta based real estate management company. His experience includes over two decades of experience in acquiring, financing, rehabbing and managing real estate assets. Mr. Levy has been involved in real estate as a principal, investor, advisor and corporate executive. Prior to founding Sabra Property Management, LLC, Mr. Levy founded GDE Renovations, LLC., in 1989, which specialized in multifamily renovations. Mr. Levy is also in the sponsorship structure for Loan No. 7 Bedford Park and Loan No. 13 Stanford Oaks. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Loans, Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

The Property. The property is a garden-style multifamily property comprised of 33, two-story buildings situated on a 21.8-acre site. Built in 1974 and most recently renovated in 2019, the property has a total of 288 units containing a mix of one-, two-, and three-bedroom units with an average unit size of 1,014 SF. Community amenities at the property include a clubhouse, a playground, a tennis court, a pool and 500 surface parking spaces (approximately 1.74 spaces per unit). Unit amenities include walk-in closets and washer/dryer connections. As of January 31, 2021, the property was 97.6% occupied.

The property contains 32 one-bedroom units (11.1%), 168 two-bedroom units (58.3%) and 88 three-bedroom units (30.6%). The average one-bedroom units are 725 SF, two-bedroom units are 946 SF and three-bedroom units are 1,248 SF with a weighted average unit size of 1,014 SF.

The loan sponsor acquired the property in 2008 for approximately $10.1 million ($35,000 per unit). Between 2009 and 2010, the sponsor invested approximately $3.6 million on interior and exterior upgrades, which included a complete roof replacement, water heater conversions to implement RUBS, electric conversions to replace more expensive gas systems, 34 interior unit renovations, and exterior deck and gutter repairs. Since 2010, the sponsor has invested an additional approximately $4.4 million in capital expenditures and upgraded an additional 157 units. The sponsor’s total capital investment since its purchase of the property is approximately $8.1 million.

The property is approximately 17.6 miles northeast of Downtown Atlanta and 26.4 miles from the Hartsfield Jackson Atlanta International Airport. Located along a main north/south corridor, the property has a frontage on South Norcross Tucker Road and provides access to I-85 and I-285.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the sponsor, collections at the property were 96.4% and 98.2% for January and February 2021, respectively. As of March 5, 2021, the Legacy Commons loan is not subject to any modification or forbearance requests. The Legacy Commons loan is current through the March 5, 2021 payment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1BR/1BA	32	11.1%	31	96.9%	725	$859	$1.18	$891	$1.23
2BR/1BA	64	22.2	60	93.8%	833	$1,028	$1.23	$1,028	$1.23
2BR/1.5BA	32	11.1	32	100.0%	1,155	$1,077	$0.93	$1,092	$0.95
2BR/2BA	72	25.0	67	93.1%	953	$1,054	$1.11	$1,068	$1.12
3BR/2BA	86	29.9	83	96.5%	1,248	$1,325	$1.06	$1,344	$1.08
3BR/2.5BA	2	0.7	2	100.0%	1,270	$1,385	$1.09	$1,400	$1.10
Total/Wtd. Avg.	288	100.0%	275	95.5%	1,014	$1,113	$1.10	$1,127	$1.11

(1)	Based on the underwritten rent roll dated November 11, 2020.

(2)	Source: Appraisal.

The Market. The property is located in Tucker, Georgia within the Northlake multifamily submarket. The Northlake submarket is part of the Atlanta market within the Atlanta-Sandy Springs-Roswell GA metro area.

According to the appraisal, the largest employers in the Atlanta MSA include Delta Air Lines Inc., Emory University & Emory Healthcare, The Home Depot Inc., Northside Hospital and Piedmont Healthcare, and the unemployment rate of the Atlanta MSA is 6.7% as of September 2020.

The 2020 population within one-, three-, and five-mile radii was 24,864, 111,204, and 240,245, respectively, and the median household income within the same radii was $42,637, $50,745, and $55,443, respectively. According to the appraisal, as of the third quarter of 2020, the Northlake submarket’s multifamily residential occupancy rate was 94.9% which is higher than the occupancy of the Atlanta MSA of 91.8%. According to the appraisal, rents in the Northlake submarket have been trending up, with an approximately 13.3% increase between second quarter 2017 and third quarter 2020. The current lower overall vacancy rate in the Northlake submarket is due to there being no newer construction built in the submarket, in comparison to newer construction composing 2.9% of the overall Atlanta MSA market inventory. Net absorption in the third quarter of 2020 for the Atlanta MSA market and Northlake submarket was 13,760 and 384 units, respectively.

The appraiser identified five comparable properties, ranging from 300 units to 386 units that were constructed between 1969 and 1987. The competitive set reported an average occupancy of 96.4% with average rents ranging from $1,045 to $1,276 per unit. The comparable properties identified in the appraisal’s competitive set are located in Tucker, Georgia and Norcross, Georgia within approximately 1.8 miles of the property and are shown in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

Competitive Set Summary(1)

Property	Year Built / Renovated	No. of Units	Avg. Unit Size (SF)	Avg. Rent / Unit	Occupancy	Proximity (miles)
Legacy Commons	1974 / 2019	288(2)	1,014(2)	$1,113(2)	95.5%(2)	-
The Pointe at Norcross	1986 / 2011	328	1,024	$1,045	97.0%	0.6
Estates 1700	1978 / 2012	300	1,045	$1,276	95.0%	0.9
The Chelsea	1983 / 2012	306	957	$1,035	99.0%	1.8
Vida Apartments by ARIUM	1969 / N/A	386	953	$1,061	97.0%	0.7
Capella Apartments	1987 / N/A	320	999	$1,114	94.0%	0.5
Total / Wtd. Avg.(3)		1,640	994	$1,103	96.4%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 11, 2020.

(3)	Excludes the Legacy Commons property.

Historical and Current Occupancy

2017(1)	2018(1)	2019(1)	2020(1)	Current(2)
96.0%	97.0%	100.0%	97.6%	97.6%

(1)	Source: Historical occupancy was provided by the loan sponsor.

(2)	Based on the January 31, 2021 rent roll.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	2019(1)	12/31/2020	Underwritten(2)	Per Unit	%(3)
Rents in Place	$2,698,667	$2,969,874	$3,168,143	$3,477,990	$3,673,584	$12,756	88.3%
Vacant Income	0	0	0	0	186,240	$647	4.5%
Gross Potential Rent	$2,698,667	$2,969,874	$3,168,143	$3,477,990	$3,859,824	$13,402	92.8%
Total Reimbursements	195,756	275,421	282,257	290,231	299,125	$1,039	7.2%
Net Rental Income	$2,894,422	$3,245,295	$3,450,400	$ 3,768,221	$4,158,949	$14,441	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(384,452)	($1,335)	(9.2%)
Other Income	125,624	126,079	124,641	174,444	166,086	$577	4.0%
Effective Gross Income	$3,020,047	$3,371,373	$3,575,041	$3,942,665	$3,940,583	$13,683	94.7%
Total Expenses	$1,184,404	$1,251,369	$1,391,451	$1,466,407	$1,440,181	$5,001	36.5%
Net Operating Income	$1,835,642	$2,120,004	$2,183,590	$2,476,258	$2,500,402	$8,682	63.5%
Total TI/LC, Capex/RR	72,000	72,000	72,000	72,000	72,000	$250	1.8%
Net Cash Flow	$1,763,642	$2,048,004	$2,111,590	$2,404,258	$2,428,402	$8,432	61.6%

(5)	Increases in Net Operating income from 2017 to 2018 and from 2018 to 2019 are due to increases in average rent per unit of approximately 8.9% and 6.6%, respectively.

(6)	Rents in Place based on the underwritten rent roll dated November 11, 2020.

(7)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Legacy Commons

Property Management. The property is managed by Sabra Property Management, LLC (“SPM”), an affiliate of the loan sponsor. Founded in 1994 and based in Atlanta, Georgia, SPM’s core business focuses on multifamily, commercial, retail, and office buildings located in the southeastern region. SPM engages in all aspects of real-estate investments, acquisitions, and ownership. SPM manages and owns a combined asset value exceeding $100 million dollars, including multifamily, retail centers, and office buildings. SPM manages a portfolio consisting of 27 multifamily properties and seven commercial properties located throughout Georgia.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $1,199,836 for a 12-month debt service reserve, (ii) approximately $264,375 for a radon remediation reserve, (iii) approximately $126,064 for a deferred maintenance reserve and (iv) approximately $29,696 for a tax reserve.

Tax Escrow – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $29,696.

Insurance Escrow – So long as (i) no event of default is continuing, (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, the borrower will not be required to deposit on each monthly payment date an amount equal to one twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $6,000 ($250 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of an event of default, at the lender’s option, within 30 days of such failure, the borrower and manager will be required to enter into a clearing account agreement and cash management agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Voyant Industrial Portfolio

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller(2):	3650 REIT	Single Asset / Portfolio:	Portfolio of 2 assets
Original Principal Balance:	$23,700,000	Title:	Fee
Cut-off Date Principal Balance:	$23,700,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	543,161
Loan Purpose:	Acquisition	Location(3):	Various
Borrower:	VOY Roanoke (Multi) LLC	Year Built / Renovated(3):	Various
Sponsor:	LCN North American Fund III REIT	Occupancy:	100.0%
Interest Rate:	3.7000%	Occupancy Date:	12/1/2020
Note Date:	3/6/2020	Number of Tenants:	1
Maturity Date:	3/6/2030	2017 NOI(4):	N/A
Interest-only Period:	60 months	2018 NOI(4):	N/A
Original Term:	120 months	2019 NOI(4):	N/A
Original Amortization:	360 months	TTM NOI(4):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.2%
Call Protection:	L(36), Def(79), O(5)	UW Revenues:	$2,412,693
Lockbox:	Hard	UW Expenses:	$193,498
Additional Debt:	No	UW NOI:	$2,219,196
Additional Debt Balance:	N/A	UW NCF:	$2,072,542
Additional Debt Type:	N/A	Appraised Value / Per SF:	$37,300,000 / $69
Additional Future Debt Permitted:	No	Appraisal Date(5):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$44
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$39
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.4%
TI/LC Reserve:	$0	Springing	N/A	UW NOI / UW NCF IO DSCR:	2.50x / 2.33x
				UW NOI / UW NCF Amortizing DSCR:	1.70x / 1.58x
				UW NOI / UW NCF Debt Yield:	9.4% / 8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$23,700,000	64.4%	Purchase Price:	$36,560,000	99.4%
Sponsor Equity:	13,098,716	35.6	Closing Costs:	238,716	0.6
Total Sources:	$36,798,716	100.0%	Total Uses:	$36,798,716	100.0%

(1)	The Voyant Industrial Portfolio loan was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF and occupancy information and the appraised value, and all DSCR, LTV and Debt Yield metrics were calculated, and the Voyant Industrial Portfolio loan was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The loan was originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by 3650 REIT.

(3)	For a more detailed description, please refer to “The Portfolio” below.

(4)	Historical cash flows are not available as the property was owner-operated prior to its acquisition by the borrower in March 2020, and the previous owner did not provide historical financials.

(5)	The appraisal dates are as of January 23, 2020 and February 3, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Voyant Industrial Portfolio

The Loan. The Voyant Industrial Portfolio loan is a $23.7 million first mortgage loan secured by the fee interest in two industrial buildings comprised of 543,161 SF located in Virginia and Ohio. The loan has a 120-month initial term and is interest-only for the first five years, followed by a 30-year amortization schedule.

The Borrower. The borrowing entity for the loan is VOY Roanoke (Multi) LLC, a Delaware limited liability company that is structured to be bankruptcy remote with one independent director.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is LCN North American Fund III REIT. LCN North American Fund III REIT is owned and managed by LCN Capital Partners (“LCN”), a real estate private equity firm investing primarily in sale-leaseback and build-to-suit transactions where all leases are directly originated with corporate users of mission critical real estate. As of November 2020, LCN’s portfolio consists of 212 properties consisting of over 29 million square feet and over $3.5 billion total asset value.

The Portfolio. The portfolio is comprised of two industrial properties, one built in phases in 1959, 1963 and 1975 located in Virginia and the other built in 2011 located in Ohio, and has a total NRA of 543,161 SF. Both properties are leased to Voyant Beauty Holdings, LLC (“Voyant”) through March 31, 2040. The lease is on a triple net basis, has contractual 2.5% annual rent increases and has three, ten-year renewal options. Basic rent is paid quarterly, in advance and due on January 1, April 1, July 1 and October 1 of each calendar year. Current annual rent is $2,339,805 or $4.31/SF allocated $4.00/SF to the Voyant – Roanoke property and $5.00/SF to the Voyant -New Albany property. The properties were owner-occupied by the tenant prior to and following acquisition. The tenant acquired the Voyant - Roanoke property in July 2001 and the Voyant - New Albany property was built-to-suit for a predecessor in interest to the tenant in 2011 before being acquired by the tenant in a related-party transaction in February 2013.

Portfolio Summary

Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Year Built / Year Renovated(1)	Total Square Feet(2)	Occupancy
Voyant - Roanoke	Roanoke, VA	$15,450,000	65.2%	1959, 1963, 1975 / NAP	376,000	100.0%
Voyant - New Albany	New Albany, OH	8,250,000	34.8	2011 / 2015	167,161	100.0%
Total/Wtd Avg.		$23,700,000	100.0%		543,161	100.0%

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated December 1, 2020.

Voyant – Roanoke. The Voyant – Roanoke property is a 376,000 SF distribution warehouse (69.2% of NRA) located at 4411 Plantation Road Northeast, Roanoke, Virginia. The improvements were constructed in three phases in 1959, 1963 and 1975, and are situated on a 34.7-acre site. Building characteristics include clear height ranging from 14 feet to 30 feet, 22 dock-high doors and three grade-level drive-in doors and an office build-out that represents approximately 9.0% of the NRA. The Voyant – Roanoke property primarily caters to Voyant’s smaller volume clients, such as Estee Lauder, SkinMedica, Dr. Brandt and Elizabeth Arden. Voyant invested $10.0 million in equipment upgrades at the Voyant – Roanoke property.

Voyant – New Albany. The Voyant – New Albany property is a 167,161 SF distribution warehouse (30.8% of NRA) located at 9040 Smith’s Mill Road, New Albany, Ohio. The improvements were constructed in 2011, expanded in 2015, and are situated on a 13.3-acre site. Building characteristics include a 32-foot clear height, 15 dock-high doors and three grade-level drive-in doors and an office build-out that represents approximately 3.0% of the NRA. The Voyant – New Albany property operates an ingredient warehousing, mixing, filing, packaging and distribution center for bulk, high-volume customers such as Bath & Body Works, Johnson & Johnson and Victoria’s Secret. In 2015, Voyant expanded the Voyant – New Albany property by 59.0% and added five new product lines. Voyant invested over $30 million in infrastructure and equipment upgrades at the Voyant – New Albany property

Voyant serves the personal care and beauty industry as a system-based supply chain partner. Voyant specializes in the development, manufacturing, and sales of the personal care and health products to well-known customers. Voyant has 15 manufacturing facilities comprising over 5 million square feet in the United States, Canada and Europe with over 4,000 employees serving the beauty and personal care industry for leading brands as well as brands in their infancy. They supply beauty, skincare, hand and body soaps over-the-counter topical drugs, sun care, haircare and fragrance products.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Voyant Industrial Portfolio

COVID-19 Update. As of March 5, 2021, the portfolio is open and operating. According to the borrower sponsor, collections at the portfolio were 100% and 100% for January and February 2021, respectively. As of March 5, 2021, the Voyant Industrial Portfolio loan is not subject to any modification or forbearance requests. The Voyant Industrial Portfolio loan is current through the March 6, 2021 payment date.

The Market. The properties are located in two states and two markets. According to a third-party market report as of November 23, 2020, the Voyant – Roanoke property is located in the Northeast Roanoke submarket comprising of 10,452,139 SF of industrial space with an occupancy rate of 97.7% and market rent of $5.16/SF. Since 2015, occupancy increased from 93.6% to 97.7%, while market rents increased from $4.20/SF to $5.16/SF for the same period.

According to a third-party market report as of November 23, 2020, the Voyant – New Albany property is located in the Licking County submarket. Licking County is the second largest industrial submarket in Columbus, with inventory totaling 27.5 million SF and an asset value of $1.7 billion. Rents in Licking County are mid-range among industrial submarkets in Columbus. As of the third quarter of 2020, rents averaged $5.10/SF, slightly below the market average. Rents are highest for flex properties, averaging around $7.20/SF. Logistics space rents for $4.80/SF, slightly below the market average for logistics space.

The Voyant – New Albany property is located in the New Albany Beauty Park. Developed for businesses with complementary capabilities, common supply chain contractors and comparable logistics needs, the integrated campus has drawn global industry participants with its accessible location, adapted vehicular circulation patterns and LEED-certified building standards. According to the appraisal, in less than three years, 15 companies invested approximately $343 million towards capital improvements at the campus, yielding approximately 2.6 million SF of additional space and creating 2,343 new jobs. Additional expansion is anticipated and in 2021, Bath & Body Works is expected to relocate its corporate headquarters and distribution facility, along with 600 jobs, to the campus. The campus was created for consumer products supply chain manufacturers with a focus on the personal care, health and beauty industries.

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Voyant - Roanoke	1959, 1963, 1975 / N/A	376,000(2)	100.0%(2)	N/A	Voyant Beauty Holdings, LLC(2)	376,000(2)	$4.00(2)	20.0(2)
FedEx Ground	2013 / N/A	103,402	100.0%	1.6	FedEx Ground	103,402	$7.30	10.0
Elizabeth Arden - Rent Comp	1991 / N/A	399,182	100.0%	2.0	Elizabeth Arden	399,182	$4.10	20.0
Carillion	2004 / N/A	40,000	100.0%	1.8	Carillion	40,000	$5.70	7.0
262 Vista Drive	1997 / N/A	268,000	72.0%	3.1	Available Arkay Packaging	50,000 122,000	$5.25 $3.65	5.0 5.0
Home Shopping Network Building	1990 / 2000	387,558	0.0%	3.6	Available	387,558	$4.50	5.0
236 Rowan Street	1966 / N/A	318,890	100.0%	7.1	Faiveley Transport	167,000	$3.75	7.3
Total/Wtd. Avg.(3)		1,517,032	69.5%			1,269,142	$4.49(4)	10.5(4)

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2020.

(3)	Excludes the Voyant - Roanoke property.

(4)	Weighted averages are based on the total Tenant SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Voyant Industrial Portfolio

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Voyant - New Albany	2011 / 2015	167,161(2)	100.0%(2)	N/A	Voyant Beauty Holdings, LLC(2)	167,161(2)	$5.00(2)	20.0(2)
FedEx Ground	2009 / 2015	276,787	100.0%	18.6	FedEx	276,787	$7.06	10.0
Air South Commerce Center II	2018 / N/A	259,800	100.0%	18.1	McNichols Co. 10 Packs, LLC Wolff Bros. Supply	52,000 64,800 52,000	$4.20 $4.50 $4.68	7.3 5.3 10.4
Innovation Way (9000 Smith’s Mill Road)	2011 / N/A	417,049	100.0%	0.2	Accel, Inc.	417,049	$5.46	15.0
Innovation Way (8860 Smith’s Mill Road)	2011 / N/A	304,318	100.0%	0.4	LT Custom Furnishings, LP Rieke Packaging Aromair Fine Fragrance Company Alene Candles, LLC	87,067 56,940 58,715 101,596	$5.83 $5.80 $5.76 $5.76	10.3 10.1 10.0 10.0
Amcor Rigid Plastics	2012 / 2018	201,810	100.0%	0.8	Amcor Rigid Plastics USA, LLC	201,810	$6.38	15.0
Total/Wtd. Avg.(3)		1,459,764	100.0%			1,368,764	$5.87(4)	12.0(4)

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2020.

(3)	Excludes the Voyant - New Albany property.

(4)	Weighted averages are based on the total Tenant SF.

Historical and Current Occupancy

2017(1)	2018(1)	2019(1)	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	The properties were owner-occupied by the tenant prior to and following acquisition. The tenant acquired the Voyant - Roanoke property in July 2001 and the Voyant - New Albany property was built-to-suit for a predecessor in interest to the tenant in 2011 before being acquired by the tenant in a related-party transaction in February 2013.

(2)	Based on the underwritten rent roll dated December 1, 2020.

Tenant Summary(1)

Tenant	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Voyant Beauty Holdings, LLC	543,161	100.0%	$4.31	100.0%	3/31/2040(2)

(1)	Based on the underwritten rent roll dated December 1, 2020.

(2)	Voyant Beauty Holdings, LLC has three, 10-year renewal options to extend the term of the lease for both the Voyant - Roanoke and Voyant - New Albany properties together. Voyant Beauty Holdings, LLC may not renew the lease for only one of the buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Voyant Industrial Portfolio

Operating History and Underwritten Net Cash Flow(1)

	2017(1)	2018(1)	2019(1)	Underwritten	PSF	%(3)
Base Rent(2)	N/A	N/A	N/A	$2,339,805	$4.31	92.4%
Vacant Income	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$2,339,805	$4.31	92.4%
Total Reimbursements	N/A	N/A	N/A	193,498	$0.36	7.6%
Net Rental Income	N/A	N/A	N/A	$2,533,303	$4.66	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(120,609)	($0.22)	(4.8%)
Other Income	N/A	N/A	N/A	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	$2,412,693	$4.44	95.2%
Total Expenses	N/A	N/A	N/A	$193,498	$0.36	8.0%
Net Operating Income	N/A	N/A	N/A	$2,219,196	$4.09	92.0%
Total TI/LC, Capex/RR	N/A	N/A	N/A	146,653	$0.27	6.1%
Net Cash Flow	N/A	N/A	N/A	$2,072,542	$3.82	85.9%

(1)	Historical cash flows are not available as the property was owner-operated prior to its acquisition by the borrower in March 2020.

(2)	Underwritten Base Rent is based on the December 1, 2020 rent roll.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 12 — Cobblestone Commons

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,800,000	Title:	Fee
Cut-off Date Principal Balance:	$22,800,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	88,768
Loan Purpose:	Acquisition	Location:	Boynton Beach, FL
Borrower:	Cobblestone USA LLC	Year Built / Renovated:	2019 / NAP
Sponsors:	Jose Chacalo Hilu; Isidoro Attie Laniado	Occupancy(1):	95.5%
Interest Rate:	4.1040%	Occupancy Date:	1/5/2021
Note Date:	2/26/2021	Number of Tenants:	17
Maturity Date:	3/6/2031	2017 NOI(2):	N/A
Interest-only Period:	120 months	2018 NOI(2):	N/A
Original Term:	120 months	2019 NOI(2):	$567,006
Original Amortization:	None	TTM NOI(2):	$1,361,620 (11/30/2020 T11 Ann.)
Amortization Type:	Interest Only	UW Economic Occupancy:	93.9%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$3,474,514
Lockbox:	Hard	UW Expenses:	$948,063
Additional Debt:	No	UW NOI(2):	$2,526,451
Additional Debt Balance:	N/A	UW NCF:	$2,399,197
Additional Debt Type:	N/A	Appraised Value / PSF:	$38,300,000 / $431
Additional Future Debt Permitted:	No	Appraisal Date:	12/11/2020

Escrows and Reserves	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$257
Taxes:	$146,087	$32,107	N/A	Maturity Date Loan PSF:	$257
Insurance:	$17,906	$6,887(3)	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	$1,110	N/A	Maturity Date LTV:	59.5%
TI/LC Reserve(1):	$399,087	$4,809	$346,273	UW NOI / UW NCF DSCR:	2.66x / 2.53x
Debt Service Reserve:	$316,453	$0	N/A	UW NOI / UW NCF Debt Yield:	11.1% / 10.5%
Rent Replication Reserve(1):	$187,154	$0	N/A
Lease Sweep Reserve:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$22,800,000	58.1%	Purchase Price:	$37,546,915	95.7%
Sponsor Equity:	15,676,851	40.0	Upfront Reserves:	1,066,687	2.7
Other Sources(4):	738,822	1.9	Closing Costs:	602,071	1.5
Total Sources:	$39,215,673	100.0%	Total Uses:	$39,215,673	100.0%

(1)	Reflects current leased occupancy. Winn Dixie’s liquor store space (4.5% of NRA) had a lease commencement date of February 21, 2021, with an initial 12-month free rent period. The build-out is in progress, and the liquor store is expected to open on March 17, 2021. At origination, $349,996 was reserved related to outstanding tenant improvements and the initial 12-month free rent period for such space. Toi Spa (4.0% of NRA) has taken possession of its space and is in the process of completing its build-out. The rent commencement date is August 1, 2021. At origination, $114,402 was reserved related to the free rent period and outstanding tenant improvements for Toi Spa. Papa John’s Pizza (1.7% of NRA) has a rent commencement date of the earlier of the opening date or July 17, 2021. The build-out is in progress, and $115,583 was reserved at origination for such free rent period and outstanding tenant improvements and leasing commissions with respect to Papa John’s Pizza. Excluding such space in build-out, the property has a physical occupancy of 85.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Cobblestone Commons

(2)	Historical cash flows for 2017 and 2018 are not available since the property was built in 2019. The increase from 2019 NOI to UW NOI is mainly attributed to the lease-up of the property after completion. Earth Fare, the initial grocery anchor, filed for bankruptcy on February 4, 2020 and announced plans to go out of business. Winn Dixie assumed Earth Fare’s lease on March 26, 2020 and opened its store on November 10, 2020. PetSmart had a rent commencement date of January 30, 2020 with a 180-day free rent period and paid 50.0% of its base rent until Winn Dixie opened at the property on November 10, 2020. In addition, underwritten expense reimbursements increased by $546,488 from the TTM period.
(3)	The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the estimated insurance premiums. In the event the borrower obtains and maintains an acceptable blanket insurance policy in accordance with the loan documents, the requirement for monthly deposits will be waived.
(4)	Comprised of seller credits for rent proration, free rent periods, security deposits, outstanding tenant improvement and leasing commissions, prepaid rent and roof repairs.

The Loan. The Cobblestone Commons loan is a $22.8 million first mortgage loan secured by the fee interest in an 88,768 SF grocery anchored retail center located in Boynton Beach, Florida. The loan has a 120-month term and is interest only for the entire term.

The Borrower. The borrowing entity for the loan is Cobblestone USA LLC, a Delaware limited liability company and special purpose entity with one independent director.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jose Chacalo Hilu and Isidoro Attie Laniado. Jose Chacalo Hilu owns 22 commercial real estate properties (19 in the United States) with an overall market value of approximately $170.0 million. Isidoro Attie Laniado owns 10 commercial real estate properties (all in the United States) with an overall market value of approximately $342.2 million.

The Property. The property is an 88,768 SF grocery anchored retail center built in 2019 and located in Boynton Beach, Florida. The approximately 10.8-acre site is improved by three buildings. The property is anchored by Winn Dixie and PetSmart. There are 494 parking spaces resulting in a parking ratio of 5.6 spaces per 1,000 SF of NRA. As of January 5, 2021, the property was 95.5% leased by 17 tenants.

The largest tenant at the property, Winn Dixie, leases 28,020 SF (31.6% of NRA) through March 2034, and has three, five-year extension options remaining. Winn Dixie opened its 24,020 SF grocery store (27.1% of NRA) on November 10, 2020 at the property and is currently completing the build-out of its 4,000 SF liquor store (4.5% of NRA), which is expected to open on March 17, 2021. Winn Dixie’s liquor store space had a lease commencement date of February 21, 2021, with an initial 12-month free rent period. At origination, $349,996 was reserved related to outstanding tenant improvements and the initial 12-month free rent period for such space. Winn Dixie, a subsidiary of Southeastern Grocers, was founded in 1925 and its grocery stores, liquor stores and in-store pharmacies are located throughout Alabama, Florida, Georgia, Louisiana and Mississippi.

The second largest tenant at the property, PetSmart (Moody’s/S&P/Fitch: B2/B/NR), leases 22,040 SF (24.8% of NRA) through March 2029 and has three, five-year extension options remaining. PetSmart, the largest specialty retailer of pet food and supplies, operates approximately 1,650 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel dog and cat boarding facilities.

The third largest tenant at the property, Toi Spa, leases 3,520 SF (4.0% of NRA) through August 2031 and has two, five-year extension options remaining. Toi Spa has taken possession of its space and is in the process of completing its build-out. The rent commencement date is August 1, 2021. At origination, $114,402 was reserved related to the free rent period and outstanding tenant improvements.

COVID-19 Update. As of February 26, 2021, all existing tenants at the property are currently paying full contractual rent with the exception of David & Co. (2.8% of NRA). No tenants requested relief in the form of rent forgiveness or abatements; only limited deferrals were requested. With the exception of David & Co. (2.8% of NRA), all tenants that received prior deferrals have paid the deferred amounts in full or are current on full rent plus deferred amounts on an amortized basis. All tenants that were required to close due to the COVID-19 shutdown have reopened for business. As of March 3, 2021, the loan is not subject to any modification or forbearance request.

The Market. The property is located in Palm Beach County and provided primary access via Interstate 95 and Florida’s Turnpike. The property is located approximately 20.7 miles southwest of downtown West Palm Beach and approximately 18.5 miles southwest of the Palm Beach International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Cobblestone Commons

According to the appraisal, the 2020 total population within a one-, three-, and five-mile radius of the property was 5,574, 58,649 and 145,329, and the 2020 average household income within the same radii of the property was $167,230, $122,347 and $101,984, respectively.

The property is located in the Boynton/Lantana submarket, which contained approximately 10.4 million SF of retail space and had an overall vacancy rate of 4.5% and an average rental rate of $22.21 PSF as of the third quarter of 2020.

The appraiser identified 17 comparable grocery anchored properties, with rents for those anchors ranging from $10.96 PSF to $26.00 PSF. Additionally, the appraiser identified five comparable properties with inline and outparcel leases detailed in the table below.

Competitive Set Summary(1)

Property	Year Built	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Cobblestone Commons	2019	88,768(2)	95.5%(2)	-	-	-	$39.46(2)(3)	-
Fountains of Boynton Beach	1995	178,346	98.0%	3.0	Boynton Chronic Pain Center (Inline)	1,400	$38.00	3.0
Boynton Commons	1998	200,894	100.0%	6.4	Planet Smoothie (Inline)	1,400	$33.00	10.2
Aberdeen Plaza	2001	32,972	85.0%	4.5	Aberdeen Plaza (Inline)	1,300	$31.05	3.0
Proposed Main Street at Boynton	2021	64,302	94.0%	3.1	Encore Nails (Outparcel)	2,097	$45.00	10.0
Shoppes at Isla Verde	2008	207,030	94.0%	11.0	Helping Hands (Outparcel)	1,323	$40.00	3.0

(1)	Source: Appraisal. Represents inline and outparcel comparable leases.
(2)	Based on the underwritten rent roll dated January 5, 2021.
(3)	Excludes Winn Dixie and PetSmart.

Historical and Current Occupancy

2017(1)	2018(1)	2019(1)	Current(2)
N/A	N/A	50.0%	95.5%

(1)	Source: Historical Occupancy is provided by the loan sponsor. 2017 and 2018 occupancies are not available since the property was built in 2019.
(2)	Based on the underwritten rent roll dated January 5, 2021 and reflects leased occupancy. Excluding space in build-out, the property has a physical occupancy of 85.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Cobblestone Commons

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Winn Dixie(3)	NR/NR/NR	28,020	31.6%	$23.27(4)	26.3%	3/31/2034
PetSmart	B2/B/NR	22,040	24.8	$20.75	18.5	3/31/2029
Toi Spa(5)	NR/NR/NR	3,520	4.0	$35.00	5.0	8/1/2031
Cucina Moderna	NR/NR/NR	3,013	3.4	$37.60	4.6	8/31/2029
First Watch	NR/NR/NR	3,004	3.4	$36.45	4.4	4/30/2030
Mattress Firm	B2/B+/NR	3,003	3.4	$44.96	5.4	6/30/2029
PAC Dental	NR/NR/NR	3,003	3.4	$40.75	4.9	8/31/2029
Lang Realty	NR/NR/NR	2,800	3.2	$36.50	4.1	6/17/2029
Burger Fi	NR/NR/NR	2,600	2.9	$46.45	4.9	12/1/2029
F-45 Training	NR/NR/NR	2,500	2.8	$42.00	4.2	9/24/2030
Total/Wtd. Avg.		73,503	82.8%	$27.76	82.3%

(1)	Based on the underwritten rent roll dated January 5, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Winn Dixie’s 4,000 SF liquor store space had a lease commencement date of February 21, 2021, with an initial 12-month free rent period. The build-out is in progress, and the liquor store is expected to open on March 17, 2021. At origination, $349,996 was reserved related to outstanding tenant improvements and the initial 12-month free rent period for such space.
(4)	Winn Dixie’s UW Base Rent PSF represents $22.98 PSF for its 24,020 SF grocery store space and $25.00 PSF for its 4,000 SF liquor store space.
(5)	Toi Spa has taken possession of its space and is in the process of completing its build-out. The rent commencement date is August 1, 2021. At origination, $114,402 was reserved related to the free rent period and outstanding tenant improvements for Toi Spa.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	2	2,675	3.0	109,032	4.4	2,675	3.0%	$109,032	4.4%
2026	0	0	0.0	0	0.0	2,675	3.0%	$109,032	4.4%
2027	0	0	0.0	0	0.0	2,675	3.0%	$109,032	4.4%
2028	0	0	0.0	0	0.0	2,675	3.0%	$109,032	4.4%
2029	9	41,779	47.1	1,247,683	50.3	44,454	50.1%	$1,356,715	54.7%
2030	3	7,304	8.2	295,379	11.9	51,758	58.3%	$1,652,094	66.7%
2031	2	4,990	5.6	174,660	7.0	56,748	63.9%	$1,826,754	73.7%
2032 & Beyond	1	28,020	31.6	651,996	26.3	84,768	95.5%	$2,478,750	100.0%
Vacant	NAP	4,000	4.5	NAP	NAP	88,768	100.0%	NAP	NAP
Total	17	88,768	100.0%	$2,478,750	100.0%

(1)	Based on the underwritten rent roll dated January 5, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Cobblestone Commons

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	2019(1)	11/30/2020 T11 Ann.(1)	Underwritten(1)	PSF	%(2)
Rents in Place	N/A	N/A	$599,446	$1,636,868	$2,478,750	$27.92	68.5%
Vacant Income	N/A	N/A	0	0	167,400	$1.89	4.6%
Gross Potential Rent	N/A	N/A	$599,446	$1,636,868	$2,646,150	$29.81	73.1%
Total Reimbursements	N/A	N/A	341,183	375,253	974,222	$10.97	26.9%
Net Rental Income	N/A	N/A	$940,630	$2,012,122	$3,620,372	$40.78	100.0%
(Vacancy/Collection Loss)	N/A	N/A	0	0	(219,880)	($2.48)	(6.1%)
Other Income(3)	N/A	N/A	39,498	134,218	74,022	$0.83	2.0%
Effective Gross Income	N/A	N/A	$980,128	$2,146,339	$3,474,514	$39.14	96.0%
Total Expenses	N/A	N/A	$413,122	$784,720	$948,063	$10.68	27.3%
Net Operating Income	N/A	N/A	$567,006	$1,361,620	$2,526,451	$28.46	72.7%
Total TI/LC, Capex/RR	N/A	N/A	0	0	127,254	$1.43	3.7%
Net Cash Flow	N/A	N/A	$567,006	$1,361,620	$2,399,197	$27.03	69.1%
(1)	Historical cash flows for 2017 and 2018 are not available since the property was built in 2019. The increase from 2019 Net Operating Income to Underwritten Net Operating Income is mainly attributed to the lease-up of the property after completion. Earth Fare, the initial grocery anchor, filed for bankruptcy on February 4, 2020 and announced plans to go out of business. Winn Dixie assumed Earth Fare’s lease on March 26, 2020 and opened its store on November 10, 2020. PetSmart had a rent commencement date of January 30, 2020 with a 180-day free rent period and paid 50.0% of its base rent until Winn Dixie opened at the property on November 10, 2020. In addition, underwritten expense reimbursements increased by $546,488 from the TTM period.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of field.
(3)	Other Income includes easement income, revenue from utility contributions and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 13 — Stanford Oaks

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.2%	Net Rentable Area (Units):	202
Loan Purpose:	Refinance	Location:	Tucker, GA
Borrower:	Stanford Oaks SPE 2018, LLC	Year Built / Renovated:	1968 / 2019
Sponsor:	Gideon D. Levy	Occupancy:	97.0%
Interest Rate:	4.2500%	Occupancy Date:	1/31/2021
Note Date:	6/30/2020	Number of Tenants:	NAP
Maturity Date(1):	11/5/2030	2017 NOI(2):	N/A
Interest-only Period(1):	124 months	2018 NOI(2):	N/A
Original Term(1):	124 months	2019 NOI:	$1,769,536
Original Amortization:	None	2020 NOI:	$1,891,280
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(32),Def(89),O(3)	UW Revenues:	$2,853,909
Lockbox:	Springing	UW Expenses:	$956,561
Additional Debt:	No	UW NOI:	$1,897,348
Additional Debt Balance:	N/A	UW NCF:	$1,847,050
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$34,000,000 / $168,317
Additional Future Debt Permitted:	No	Appraisal Date:	2/27/2020

Escrows and Reserves	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$103,960
Taxes:	$85,924	$17,185	N/A	Maturity Date Loan Per Unit:	$103,960
Insurance:	$0	$6,599	N/A	Cut-off Date LTV:	61.8%
Replacement Reserves:	$0	$4,191	N/A	Maturity Date LTV:	61.8%
Debt Service Reserve:	$904,896	$0	N/A	UW NOI / UW NCF DSCR:	2.10x / 2.04x
Unit Vacancy Reserve:	$750,000	$0	N/A	UW NOI / UW NCF Debt Yield:	9.0% / 8.8%
DSCR Trigger Reserve:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$21,000,000	100.0%	Payoff Existing Debt(3):	$18,729,712	89.2%
			Upfront Reserves:	1,758,005	8.4
			Closing Costs:	293,535	1.4
			Return of Equity:	218,748	1.0
Total Sources:	$21,000,000	100.0%	Total Uses:	$21,000,000	100.0%

(1)	The Stanford Oaks loan originally had a 10-year term and on November 23, 2020 the lender exercised its right to extend the term by four months.
(2)	Historical cash flows for 2017 and 2018 were not available since the loan’s sponsor acquired the property in 2018 and cash flows for such periods were not provided by the previous owner.
(3)	Payoff Existing Debt includes $653,762 for payoff of intracompany loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Stanford Oaks

The Loan. The Stanford Oaks loan is a $21.0 million first mortgage loan secured by the fee interest in a 27 building, 202-unit multifamily housing property comprising 228,500 SF located in Tucker, Georgia. The loan has a 124-month term and is interest-only for the entire term.

The Borrower. The borrowing entity for the loan is Stanford Oaks SPE 2018, LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrowing entity is 100% owned by Stanford Oaks 2018, LLC, which is 68.75% owned by individual investors and 31.25% owned by Sabra Property Holdings, LLC. Sabra Property Holdings, LLC is managed by an affiliate of the loan’s sponsor and the borrowing entity is directly managed by the loan’s sponsor.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Gideon D. Levy. Mr. Levy is the founder of Sabra Property Management, LLC, an Atlanta based real estate management company. His experience includes over two decades of experience in acquiring, financing, rehabbing and managing real estate assets. Mr. Levy has been involved in real estate as a principal, investor, advisor and corporate executive. Prior to founding Sabra Property Management, LLC, Mr. Levy founded GDE Renovations, LLC., in 1989, which specialized in multifamily renovations. Mr. Levy is also in the sponsorship structure for Loan No. 7 Bedford Park and Loan No. 10 Legacy Commons. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

The Property. The property is a garden-style multifamily property comprised of 27 residential buildings. The buildings were constructed in 1968 and were renovated in 2019. The renovations over 2018 and 2019 consist of interior upgrades, exterior painting, all new windows and roofing replacement, and parking lot resurfacing. Each building is two stories tall, has a painted brick exterior and composition shingle roofing. The property is situated on an 18.3-acre site with a total of 202 units and 404 parking spaces (2.0 spaces per unit). The property contains 136 two-bedroom units (67.3%) and 66 three-bedroom units (32.7%). The average two-bedroom units are 1,079 SF and three -bedroom units 1,238 SF with a weighted average unit size of 1,131 SF. Amenities at the property include mailboxes, laundry center, pool, playground, grills, gazebo, a nearby Marta stop, and a pet friendly community. Unit amenities include stainless steel and black appliances, granite and vinyl counters, blinds, disposals in some units, balconies/patios, washer and dryer connections, and individual water heaters. As of January 31, 2021, the property was 97.0% occupied.

The property, located in the Tucker multifamily submarket, has frontage and visibility along Idlewood Road. Idlewood Road is accessible via US Highways 78 and 29, which serve as major thoroughfares in the area. The property’s surrounding area is viewed as suburban with a mixture of property types. According to the appraisal, the immediate area around the property is residential with industrial park. The commute from the property to midtown Atlanta is approximately 13.3 miles and the drive to Hartsfield-Jackson International Airport is approximately 23.6 miles.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the borrower sponsor, collections at the property were 95.9% and 98.5% for January and February 2021, respectively. As of March 5, 2021, the Stanford Oaks loan is not subject to any modification or forbearance requests. The Stanford Oaks loan is current through the March 5, 2021 payment date.

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF) (1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
2BR/1BA	56	27.7%	56	100.0%	1,050	$1,036	$0.99	$1,100	$1.05
2BR/1.5BA	80	39.6	76	95.0%	1,100	$1,059	$0.96	$1,125	$1.02
3BR/1.5BA	50	24.8	46	92.0%	1,250	$1,229	$0.98	$1,300	$1.04
3BR/2BA	16	7.9	16	100.0%	1,200	$1,207	$1.01	$1,250	$1.04
Total/Wtd. Avg.	202	100.0%	194	96.0%	1131	$1,105	$0.98	$1,171	$1.04
(1)	Based on the underwritten rent roll dated September 30, 2020.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Stanford Oaks

The Market. The property is located in Tucker, DeKalb County, Georgia within the Tucker multifamily submarket. The Tucker multifamily submarket is part of the Atlanta-Sandy Springs-Roswell metropolitan statistical area.

In 2019, the Atlanta MSA had a population of 5,986,262, with 2,195,115 households, a reported median household income of $66,656 and a median age of 36.4. Delta Air lines Inc. is the largest employer in the Atlanta MSA. Other major employers in the Atlanta MSA include Wal-Mart Stores Inc., Emory University & Emory Healthcare, The Home Depot Inc., Northside Hospital and Piedmont Healthcare, WellStar Health System Inc. and AT&T Inc. As of September 2020, the unemployment rate in the Atlanta MSA was 6.7%.

According to the appraisal, the 2019 population within one-, three- and five-mile radius was 6,145, 80,021 and 248,449, respectively, and the median household income within the same radii was $63,749, $59,199 and $55,601, respectively. According to the appraisal, as of the third quarter of 2020, the Tucker submarket’s multifamily residential occupancy rate was 95.6% which is higher than the occupancy of the Atlanta MSA of 91.8%. The Tucker submarket has a lower average rent of $1,117 per unit compared to the Atlanta MSA pf $1,287 per unit. According to the appraisal, rents in the Tucker submarket have been trending up, with an approximately 15.4% increase between second quarter 2017 and third quarter 2020. Approximately 0.0% of the Tucker submarket inventory, and 2.9% of the Atlanta MSA market inventory, represents newer construction, which is responsible for the current lower overall occupancy rate as new projects continue to lease-up. Net absorption in the third quarter of 2020 for the Atlanta MSA market and Tucker submarket was 13,961 and 307, respectively.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Total SF	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Stanford Oaks	1968	202(2)	228,500(2)	1,131(2)	$1,105(2)	96.0%(2)	-
The Crossing at Henderson Mill	1968	164	210,576	1,284	$1,200	94.0%	3.6
Pinewood Townhomes	1972	174	214,750	1,234	$1,074	97.0%	2.0
Arium Station 29	2001	217	198,090	913	$1,256	93.0%	1.2
Bradford Park	1967	140	140,752	1,005	$911	99.0%	0.4
Legacy Commons	1974	288	360,302	1,251	$1,272	93.0%	3.5
Total/Wtd. Avg.(3)		983	242,481	1,144	$1,170	94.7%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2020.
(3)	Excludes the Stanford Oaks property.

Historical and Current Occupancy

2017(1)	2018(2)	2019(1)	2020(1)	Current(3)
93.4%	N/A	98.0%	97.0%	97.0%

(1)	Source: Loan sponsor
(2)	The previous owner did not provide occupancy information for July through December 2018.
(3)	Based on the rent roll dated January 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Stanford Oaks

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	2019	12/31/2020	Underwritten(2)	Per Unit	%(3)
Rents in Place	N/A	N/A	$2,394,781	$2,563,297	$2,572,056	$12,733	88.4%
Vacant Income	N/A	N/A	0	0	116,400	$576	4.0%
Gross Potential Rent	N/A	N/A	$2,394,781	$2,563,297	$2,688,456	$13,309	92.4%
Total Reimbursements	N/A	N/A	198,013	231,553	222,423	$1,101	7.6%
Net Rental Income	N/A	N/A	$2,592,794	$2,794,850	$2,910,879	$14,410	100.0%
(Vacancy/Collection Loss)	N/A	N/A	0	0	(135,219)	($669)	(4.6%)
Other Income	N/A	N/A	91,464	76,228	78,249	$387	2.7%
Effective Gross Income	N/A	N/A	$2,684,258	$2,871,078	$2,853,909	$14,128	98.0%
Total Expenses	N/A	N/A	$914,722	$979,798	$956,561	$4,735	33.5%
Net Operating Income	N/A	N/A	$1,769,536	$1,891,280	$1,897,348	$9,393	66.5%
Total TI/LC, Capex/RR	N/A	N/A	0	50,298	50,298	$249	1.8%
Net Cash Flow	N/A	N/A	$1,769,536	$1,840,982	$1,847,050	$9,144	64.7%

(1)	Historical cash flows for 2017 and 2018 were not included since the property was acquired in 2018 and renovated in 2019.
(2)	Rents in Place based on the underwritten rent roll dated September 30, 2020.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — SpringHill Suites Boise

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$18,800,000	Title:	Fee
Cut-off Date Principal Balance(2):	$18,800,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	2.9%	Net Rentable Area (Rooms):	230
Loan Purpose:	Acquisition	Location:	Boise, ID
Borrowers(3):	Various	Year Built / Renovated:	1991 / 2019
Sponsor:	Bakulesh G. Patel	Occupancy / ADR / RevPAR:	48.9% / $88.96 / $43.49
Interest Rate:	3.7500%	Occupancy / ADR / RevPAR Date:	12/31/2020
Note Date:	2/27/2020	Number of Tenants:	NAP
Maturity Date:	3/6/2030	2017 NOI:	$3,317,721
Interest-only Period:	36 months	2018 NOI:	$3,159,712
Original Term:	120 months	2019 NOI:	$3,264,452
Original Amortization:	360 months	2020 NOI(4):	$1,099,881
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR(1):	73.5% / $113.54 / $83.45
Call Protection:	L(36),Def (79),O(5)	UW Revenues:	$7,309,354
Lockbox:	Hard	UW Expenses:	$4,072,828
Additional Debt:	No	UW NOI(1):	$3,236,525
Additional Debt Balance:	N/A	UW NCF(1):	$2,944,151
Additional Debt Type:	N/A	Appraised Value / Per Room(5):	$26,200,000 / $113,913
Additional Future Debt Permitted(6):	No	Appraisal Date(5):	3/1/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$81,739
Taxes:	$73,369	$22,576	N/A	Maturity Date Loan Per Room:	$70,276
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	71.8%
Seasonality(6):	$0	Springing	N/A	Maturity Date LTV(5):	61.7%
PIP Reserve(7):	$2,150,775	$0	N/A	UW NOI / UW NCF IO DSCR(1):	4.53x / 4.12x
Immediate Repairs Reserve:	$21,540	$0	N/A	UW NOI / UW NCF Amortizing DSCR(1):	3.10x / 2.82x
FF&E Reserve(8):	$0	Springing	N/A	UW NOI / UW NCF Debt Yield(1):	17.2% / 15.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2):	$18,800,000	54.0%	Purchase Price:	$32,000,000	92.0%
Discounted Loan Payoff(2):	5,000,000	14.4	Upfront Reserves:	2,245,684	6.5
Sponsor Equity:	11,000,871	31.6	Closing Costs:	555,187	1.6
Total Sources:	$34,800,871	100.0%	Total Uses:	$34,800,871	100.0%

(1)	The SpringHill Suites Boise loan was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF and occupancy information, and all DSCR and Debt Yield metrics were calculated, and the SpringHill Suites Boise loan was underwritten, based on such prior information. We cannot assure you that the property will return to pre-pandemic revenues or that it will not experience further declines in revenue. See “COVID-19 Update” for information regarding the most recent DSCR calculations based on recent cash flow. See also “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The original principal balance was $23,800,000 and was reduced by a partial discounted payoff of a portion of the loan in which $3,000,000 was paid by the borrower in exchange for a $5,000,000 reduction of the principal balance as described under “COVID-19 Update” below.

(3)	See “The Borrower” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — SpringHill Suites Boise

(4)	The increase in UW NOI above the 2020 NOI is primarily due to the UW NOI being based on year-end 2019 (i.e. pre-pandemic) numbers, major corporate drivers requiring less room nights due to the still on-going COVID-19 pandemic, as well as continuing seasonality of demand for the months of November and December at the SpringHill Suites Boise property.

(5)	At origination, GACC obtained an appraisal dated February 12, 2020 with an “as-is” appraised value of $33,500,000 as of January 10, 2020. GACC obtained a new appraisal dated March 5, 2021 with an “as-is” appraised value of $26,200,000 as of March 1, 2021 and a “prospective market value upon stabilization” of $33,600,000 as of March 1, 2023. The Appraised Value / Per Room, the Cut-off Date LTV, and the Maturity Date LTV are based on the new “as-is” appraised value of $26,200,000 as of March 1, 2021. Based on the “prospective market value upon stabilization” of $33,600,000, which assumes the SpringHill Suites Boise property achieves stabilization as of March 1, 2023, the Appraised Value / Per Room, the Cut-off Date LTV, and the Maturity Date LTV would be $33,600,000 / $146,087, 56.0%, and 48.1%, respectively.

(6)	Monthly seasonality reserve deposits are required to be made in an amount of $25,000 in July and August of each year during the term of the loan.

(7)	As part of a loan modification entered into on June 4, 2020, approximately $216,007 of the PIP reserve funds were released to the borrower to help pay debt service due on the monthly payment dates that occurred in each of June, July and August 2020. The borrower replenished the $216,007 into the PIP reserve account as well as $9,697 into the FF&E reserve account as part of a second loan modification on February 22, 2021.

(8)	On each monthly payment date, the borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve account an amount equal to the greater of (i) 4.0% of the prior month’s gross revenues, (ii) the current amount required under the management agreement or (iii) the current amount required under the franchise agreement for FF&E work.

The Loan. The SpringHill Suites Boise loan is an $18.8 million first mortgage loan secured by the fee interest in a 230-room limited service hotel property located in Boise, Idaho and known as the SpringHill Suites Boise Parkcenter hotel. The loan has a 10-year term and is interest-only for the initial 36 months, then will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are an operating lessee, BHGAH BOI, LLC, and 6 owners of the property (BGP BOI LLC; NJP BOI LLC; Duncan Capital BOI LLC; DMP BOI LLC; AVA Hospitality BOI LLC; and RKP KENT BOI LLC) as tenants-in-common (each a “TIC”), as co-borrowers (collectively, the “Borrower”). Each entity comprising the Borrower is a newly formed Delaware single purpose limited liability company.

The Sponsor. Bakulesh G. Patel is the loan sponsor, and the non-recourse carveout guarantors are Bakulesh G. Patel, Jatin N. Patel, Maulin P. Patel, Manmohan N. Patel, Depan B. Patel, and Karshanbhai Patel.

Bakulesh G. Patel is the sole owner of BHG Hotels, which provides management control, set up, consultancy and receivership for hotels and motels. BHG Hotels currently owns 33 properties located in Oregon, Idaho, Washington, Montana, Ohio, Michigan, Iowa, and Illinois. The other non-recourse carveout guarantors are controlling individuals for the various TICs.

The Property. The SpringHill Suites Boise property is a 230-room, limited service hotel located in Boise, Idaho. The SpringHill Suites Boise property was originally developed in 1991 and underwent a significant renovation in 2006 and has seen over $5.0 million invested between 2007 and 2019. The largest years of capital expenditures were from 2014-2016, totaling approximately $3.8 million over a three year period, which included an approximately $3.6 million PIP. The SpringHill Suites Boise property consists of a three-story hotel building with 209 parking spaces located on a 4.4 acre site.

The guestrooms are comprised of 141 king suites, 5 king executive suites, and 84 double queen suites. All suites feature free Wi-Fi, a work desk and chair, nightstands, a dresser, flat screen televisions, a separate living area with a sofa bed, mini refrigerator, microwave, iron/ironing board, and in-room coffee/tea maker. Amenities include a complimentary continental breakfast area, 3,576 SF of meeting space across four rooms, a business center, a fitness center, bike rentals and an outdoor pool and spa.

The Springhill Suites Boise property is subject to a 15-year franchise agreement with Marriott International, Inc. through February 2035. In accordance with the franchise agreement, the SpringHill Suites Boise property is currently undergoing a change-of-ownership PIP generally required to be completed by March 1, 2022. The PIP will include, among other things, new locks for the rooms, updated exterior, enhanced landscaping, new patio furniture, an updated courtyard, updated lobby/breakfast room, modernized meeting rooms, new exercise equipment, an expanded fitness center, new pool furniture, and full bathroom renovations. At loan origination, the borrower reserved approximately $2.15 million ($9,351 per room), which was approximately 110% of the estimated expenses to complete the PIP. As a result of the COVID-19 pandemic, on June 4, 2020 the Springhill Suites Boise loan was modified to allow approximately $216,007 of the PIP reserve funds to be released early to the Borrower to help pay debt service due on the monthly payment dates that occurred in each of June, July and August 2020. The Borrower replenished $216,007 into the PIP reserve account as well as $9,697 into the FF&E reserve account as part of a second loan modification on February 22, 2021.

The SpringHill Suites Boise property is located next to the Boise River and approximately 1.9 miles southeast of downtown Boise. Local demand drivers include Boise State University (1.0 miles), St. Luke’s Regional Medical Center (1.6 miles), the Boise Zoo (1.8

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — SpringHill Suites Boise

miles) and the Boise Centre (2.25 miles). Major companies located near the property include Albertsons (corporate headquarters), Hewlett-Packard, J.R. Simplot Company, Micron Technology, CenturyLink, and several state and local government offices. Major government departments operating in Boise include the Military Reserve, Department of Veterans Affairs, Department of the Interior, Idaho Department of Education, and Idaho Department of Transportation. The Boise Centre, located 2.3 miles from the SpringHill Suites Boise property, is the primary meeting venue in Downtown Boise. The Boise Centre recently completed an approximately $47.5 million expansion to offer 31 meeting rooms, a new ballroom to seat up to 800 guests and 86,000 SF of versatile event space. In addition, the Boise Airport is located just 2.9 miles south of the property and 4.5 miles from major Interstate 84, a primary transportation route that provides access throughout the region.

Annual Historical Occupancy, ADR, RevPAR(1)(2)

	Competitive Set			SpringHill Suite Boise Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017(2)	75.4%	$116.59	$87.88	78.4%	$104.70	$82.06	104.0%	89.8%	93.4%
2018(2)	74.2%	$114.68	$85.04	75.6%	$105.52	$79.79	102.0%	92.0%	93.8%
2019(2)	63.2%	$113.53	$71.78	53.7%	$103.40	$55.54	85.0%	91.1%	77.4%
2020(2)	53.7%	$99.52	$53.42	45.3%	$95.78	$43.43	84.5%	96.2%	81.3%
T12 Jan 2021(3)	53.0%	$95.88	$50.79	43.0%	$92.89	$39.90	81.1%	96.9%	78.6%

(1)	Variances between the information presented above and the information presented in the Operating History and Underwritten Net Cash Flow table with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Boise Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: Third party travel research reports as of year-end.

(3)	Source: Third party travel research reports as of January 2021.

Monthly Historical Occupancy, ADR, RevPAR(1)(2)

Year	19-Feb	19-Mar	19-Apr	19-May	19-Jun	19-Jul	19-Aug	19-Sep	19-Oct	19-Nov	19-Dec	20-Jan
Occupancy	64.9%	76.0%	77.3%	77.5%	82.8%	80.3%	88.5%	82.6%	80.3%	66.9%	50.9%	62.8%
ADR	$109.00	$107.97	$113.40	$111.56	$128.81	$118.56	$110.25	$109.23	$122.79	$114.70	$106.68	$108.38
RevPAR	$70.70	$82.03	$87.63	$86.43	$106.59	$95.18	$97.61	$90.25	$98.59	$76.73	$54.28	$68.02

Year	20-Feb	20-Mar	20-Apr	20-May	20-Jun	20-Jul	20-Aug	20-Sep	20-Oct	20-Nov	20-Dec	21-Jan
Occupancy	67.6%	44.4%	11.1%	13.8%	45.9%	47.3%	65.8%	50.0%	60.8%	40.5%	34.5%	34.6%
ADR	$116.47	$108.35	$78.67	$84.79	$85.02	$87.87	$97.41	$98.29	$90.08	$79.47	$75.14	$76.19
RevPAR	$78.77	$48.13	$8.72	$11.67	$39.03	$41.52	$64.12	$49.19	$54.73	$32.21	$25.94	$26.35

(1)	The decline in monthly occupancy, ADR and RevPAR followed the COVID-19 pandemic.

(2)	Source: Third party travel research reports.

COVID-19 Update. The SpringHill Suites Boise property is open and operating in accordance with state and local COVID-19 restrictions in place. As of January 2021, the property had an occupancy and ADR of 34.6% and $76.19, respectively. In April 2020, the Borrower requested a loan modification, which was granted by the lender on June 4, 2020. The loan modification included (i) the deferral of deposits into the FF&E reserve through the monthly payment date in August 2020 structured with a cash flow sweep with a repayment guarantee if not fully repaid as of May 31, 2021, (ii) the deferral of deposits into the seasonality reserve in the months of July and August 2020, to be made in October and November 2020, (iii) the release of approximately $216,007 of PIP reserve funds to be used to pay debt service due on the monthly payment dates occurring from June through August 2020, (iv) permitting the operating lessee borrower to obtain a Paycheck Protection Program (“PPP”) loan in an amount not to exceed $315,449 in accordance with the loan modification documents, (v) an extension of the deadline for the completion of immediate repairs to 180 days, and (vi) a revised PIP agreement extending the completion deadlines for the PIP to March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — SpringHill Suites Boise

On February 22, 2021, the Borrower and the lender entered into a second loan modification, which included (i) a reduction of the current outstanding principal balance of the loan by $5,000,000, accompanied by a discounted partial payment by the Borrower in the amount of $3,000,000 (i.e., $2,000,000 of the original principal balance of the loan was forgiven by the lender), which together reduced the original loan amount of $23,800,000 to the current balance of $18,800,000, (ii) permitting the operating lessee borrower to obtain a second PPP loan in an amount not to exceed $441,630 in accordance with the loan modification documents, (iii) an increase in the interest rate from 3.6400% to 3.7500% (and a change in the monthly payment amount), (iv) repayment of $216,007 into the PIP reserve and approximately $9,697 into the FF&E reserve account, and (v) extension of the lockout period to be the earlier of (a) two years after the “startup day,” which is March 30, 2023 or (b) December 31, 2024. In addition, in connection with the second loan modification, the lender waived return by the borrowers of approximately $75,703 which was required under the first loan modification to be transferred to the cash management account but had instead been disbursed to the borrowers.

As of the September 2020 performance report, the SpringHill Suites Boise loan failed a DSCR test by falling below 1.30x on an amortizing basis. At such time, the loan was already in a cash management trigger period and excess cash flow sweep period due to the first loan modification; however, such failure initiated an additional cash management trigger period and excess cash flow sweep period, which continued after the cash management trigger period and excess cash flow sweep period due to the first loan modification were terminated. The DSCR test is calculated assuming 30-year amortization; however, until April 6, 2023, the SpringHill Suites Boise loan provides for payments of interest only without amortization. Calculated based on the current interest only payments under the SpringHill Suites Boise loan, but otherwise on the same basis as required under the loan documents, the DSCR would be 1.28x for the trailing twelve month period ending December 31, 2020, 1.15x for the trailing six month period ending December 31, 2020, and 0.99x for the trailing three month period ending December 31, 2020. See “Description of the Mortgage Pool—Modified and Refinanced Loans” in the Prospectus. See also “Risk Factors—Special Risks—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans” in the Prospectus.

The SpringHill Suites Boise loan is current through the March 2021 payment date, and as of March 9, 2021, no additional loan modification or forbearance requests have been made other than those previously discussed above.

The Market. According to the appraisal, the SpringHill Suites Boise property is located in the Boise market. As of January 2021 YTD, the Boise market had an occupancy rate of 45.3% with an ADR of $91.39. The appraiser identified 8 comparable rental properties, ranging from 121 units to 186 units that were opened between 1968 and 2020. The properties in the appraisal’s competitive set are all located in Boise, Idaho within approximately 3 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				2018 Estimated Market Segmentation Mix			2019 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
SpringHill Suites Boise	230	1991	3,597	60%	25%	15%	76.0%	$112.85	$85.78
Hampton Inn Boise Downtown	186	2007	3,344	70%	25%	5%	80% - 82%	$150 - $160	$120 - $130
Hyatt Place Boise Downtown	150	2017	2,751	70%	25%	5%	76% - 78%	$130 - $140	$100 - $110
Residence Inn Boise Downtown City Center	185	2017	4,748	70%	25%	5%	78% - 80%	$170 - $180	$130 - $140
Courtyard Boise Downtown	163	1996	1,296	45%	30%	25%	80% - 82%	$170 - $180	$140 - $150
Red Lion Hotel Boise Downtowner	182	1968	8,425	20%	30%	50%	66% - 68%	$80 - $90	$50 - $60
Holiday Inn Express Boise University Area	159	1985	572	30%	20%	50%	72% - 74%	$90 - $100	$60 - $70
TownePlace Suites Boise Downtown University	121	2008	900	40%	30%	30%	74% - 76%	$120 - $130	$90 - $100

(1)	Source: Appraisal dated February 12, 2020. The appraisal also identified a new hotel that opened in September 2020 that directly competes with the SpringHill Suites Boise, a 140-room Home2 Suites Boise located approximately 1.75 miles from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — SpringHill Suites Boise

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	2020(1)	Underwritten(2)(3)	Per Room	%(4)
Occupancy	78.2%	75.6%	73.5%	48.9%	73.5%
ADR	$104.61	$105.45	$113.54	$88.96	$113.54
RevPAR	$81.76	$79.73	$83.45	$43.49	$83.45
Room Revenue	$6,882,533	$6,693,374	$7,005,344	$3,651,371	$7,005,344	$30,458	95.8%
Food and Beverage	187,645	161,224	166,201	35,630	166,201	$723	2.3%
Other Departmental Revenues	113,883	120,845	137,809	97,974	137,809	$599	1.9%
Total Revenue	$7,184,061	$6,975,443	$7,309,354	$3,784,975	$7,309,354	$31,780	100.0%
Room Expense	1,622,298	1,632,290	1,496,315	851,576	1,496,315	$6,506	21.4%
Food and Beverage Expense	93,166	95,188	113,864	22,985	113,864	$495	68.5%
Other Departmental Expenses	57,964	51,018	57,660	37,635	57,660	$251	41.8%
Departmental Expenses	$1,773,428	$1,778,496	$1,667,840	$912,196	$1,667,840	$7,251	22.8%
Departmental Profit	$5,410,633	$5,196,947	$5,641,514	$2,872,779	$5,641,514	$24,528	77.2%
Operating Expenses	$1,619,428	$1,548,390	$1,822,856	$1,347,733	$1,857,682	$8,077	25.4%
Gross Operating Profit	$3,791,205	$3,648,557	$3,818,658	$1,525,046	$3,783,832	$16,451	51.8%
Fixed Expenses	473,484	488,845	554,206	425,165	547,307	$2,380	7.5%
Net Operating Income	$3,317,721	$3,159,712	$3,264,452	$1,099,881	$3,236,525	$14,072	44.3%
FF&E	287,362	279,018	292,374	131,891	292,374	$1,271	4.0%
Net Cash Flow	$3,030,359	$2,880,694	$2,972,078	$967,990	$2,944,151	$12,801	40.3%

(1)	See “COVID-19 Update” for information regarding the most recent DSCR calculations based on recent cash flow.

(2)	The Underwritten Net Operating Income, Underwritten Net Cash Flow and Underwritten Occupancy were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic. The Springhill Suites Boise loan was underwritten based on such prior information. We cannot assure you that the property will return to pre-pandemic revenues or that it will not experience further declines in revenue. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The increase in UW NOI above the 2020 NOI is primarily due to the UW NOI being based on year-end 2019 (i.e. pre-pandemic) numbers, major corporate drivers requiring less room nights due to the still on-going COVID-19 pandemic, as well as continuing seasonality of demand for the months of November and December at the SpringHill Suites Boise property.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Sunset Hills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,100,000	Title:	Fee
Cut-off Date Principal Balance:	$17,100,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	120
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	Sunset Hills NV, LLC	Year Built / Renovated:	1988 / 2019
Sponsor:	Investment Concepts, Inc.	Occupancy:	96.7%
Interest Rate:	3.7500%	Occupancy Date:	11/9/2020
Note Date:	12/9/2020	Number of Tenants:	NAP
Maturity Date:	3/5/2031	2017 NOI:	$820,981
Interest-only Period:	48 months	2018 NOI:	$903,420
Original Term(1):	122 months	2019 NOI:	$986,226
Original Amortization:	360 months	TTM NOI(3):	$973,223 (10/31/2020 TTM)
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.3%
Call Protection:	L(26), Def(91), O(5)	UW Revenues:	$1,744,221
Lockbox(2):	Springing	UW Expenses:	$562,711
Additional Debt:	No	UW NOI(3):	$1,181,510
Additional Debt Balance:	N/A	UW NCF:	$1,157,510
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$22,800,000 / $190,000
Additional Future Debt Permitted:	No	Appraisal Date:	10/27/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$142,500
Taxes:	$34,745	$6,949	N/A	Maturity Date Loan Per Unit:	$125,135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	$2,000	N/A	Maturity Date LTV:	65.9%
Debt Service Reserve:	$237,578	$0	N/A	UW NOI / UW NCF IO DSCR:	1.82x / 1.78x
Deferred Maintenance:	$2,000	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.24x / 1.22x
				UW NOI / UW NCF Debt Yield:	6.9% / 6.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,100,000	73.2%	Purchase Price:	$22,800,000	97.5%
Sponsor Equity:	6,276,001	26.8	Upfront Reserves:	280,717	1.2
			Closing Costs:	295,284	1.3
Total Sources:	$23,376,001	100.0%	Total Uses:	$23,376,001	100.0%

(1)	The loan originally had a 10-year term and on March 2, 2021, the lender exercised its right to extend the term by two months.

(2)	Upon the occurrence and during the continuance of an event of default, at the lender’s option within 30 days, the borrower and manager will be required to enter into a clearing account agreement and cash management agreement.

(3)	The increase between TTM NOI and UW NOI is attributable to the delivery and lease-up of 26 renovated units (21.7% of total units) between August 2020 and November 2020 for an increase in monthly rental income of $7,130.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sunset Hills

The Loan. The Sunset Hills loan is a $17.1 million first mortgage loan secured by the fee interest in a 16-building, 120-unit multifamily housing property comprising 115,200 rentable SF located in Henderson, Nevada. The loan has a 122-month term and is interest-only for the first four years and will thereafter amortize on a 30-year amortization schedule.

The Borrower. The borrowing entity for the loan is Sunset Hills NV, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Investment Concepts, Inc (“ICI”). ICI is a developer, property manager and owner of multifamily and retail properties throughout Southern California, Nevada, Oregon and Arizona. ICI was founded in 1969 by George Chami, a CPA with experience in the savings and loan industry. ICI acquired properties from the former Resolution Trust Corporation during the 1990’s and also acquired real estate investments directly from lenders and from private owners. Since 1975, projects developed or purchased by ICI include 29 neighborhood shopping centers totaling over 1.8 million SF, 60 apartment buildings totaling over 7,000 units, one Class A office building, and over 350 single family homes.

The Property. The property is a garden-style multifamily property built in 1988 and renovated in 2019, which is comprised of 15 two-story residential buildings and one building housing the management office and clubhouse amenity space. All of the units at the property are two-bedroom configurations with an average square footage of 960 SF and an average in-place rent of $1,115 per month.

The property is situated on a 5.8-acre site with a total of 120 units and 313 parking spaces (193 open spaces and 120 covered carport spaces, to be restriped for total of 192 spaces per the mortgage loan documents), resulting in 2.6 spaces per unit. Amenities at the property include clubhouse, fitness room, swimming pool, spa, dog parks, and barbeque grills. Unit amenities include a patio or balcony, ceiling fans in the dining room, walk-in closets, and mirrored closet doors. Each unit is also assigned one covered carport space included in the rent. As of November 9, 2020, the property was 96.7% occupied.

The property is located in Henderson, the second largest city in Nevada and part of the Las Vegas MSA. The primary point of access for the property is Bluegrass Lane, a secondary street with one lane of traffic in each direction. Major transportation arterials in proximity to the property include South Eastern Avenue and East Windmill Lane, which provide access to the surrounding area. Highways serving the area include Interstates 11, 215, and 515, U.S. Route 93, and State Routes 564 and 582. Air transportation is provided by the McCarran International Airport, a public airport in Paradise, Nevada operated by Clark County, and by the Henderson Executive Airport, a public airport in the southwestern side of Henderson.

COVID-19 Update. As of March 5, 2021, the property is open and operating. According to the borrower sponsor, collections at the property were 87.0% and 86.9% for January and February 2021, respectively. As of March 5, 2021, the Sunset Hills loan is not subject to any modification or forbearance requests. The Sunset Hills loan is current through the March 5, 2021 payment date.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
2BR/2BA	120	100.0%	116	96.7%	960	$1,115	$1.16	$1,200	$1.25

(1)	Based on the rent roll dated November 9, 2020.

(2)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sunset Hills

The Market. The property is located in Henderson, Clark County, Nevada within the Green Valley apartment submarket. The Green Valley apartment submarket is part of the Las Vegas MSA.

According to the appraisal, in 2019, Clark County had a population of 2,267,802, with 789,891 households, a reported median household income of $58,297 and a median age of 37.6. Nellis Air Force Base, home to the U.S. Air Force Warfare Center, is the largest employer in Clark County with 17,729 employees as of February 2020 and a total economic impact of $3.495 billion and a value of indirect jobs created totaling $79 million. Other major employers in Clark County include the Flamingo Las Vegas Hotel (owned by Caesars Entertainment Corporation), and other local municipalities, casinos/resorts, and hotels and motels. As of August 2020, the unemployment rate in Nevada was 13.3% and in Clark County was 15.5%. According to the Nevada Department of Employment, Training and Rehabilitation’s (DETR) September 16, 2020 economic report, the unemployment rate improved as Nevada added 6,500 jobs back in August 2020.

According to the appraisal, the 2020 population within one-, three- and five-mile radius of the property was 18,272, 140,792, and 368,984, respectively, and the median household income within the same radii was $73,474, $70,821, and $62,839, respectively. As of the third quarter of 2020, the Green Valley submarket’s multifamily residential occupancy rate was 95.3%, slightly lower than that of the Las Vegas MSA, which is 96.3%. The Green Valley submarket has a higher average monthly rent of $1,242 per unit compared to the Las Vegas MSA of $1,130 per unit. Rents in the Green Valley submarket have been trending up, with an approximately 35.4% increase between 2015 and the third quarter of 2020. Net absorption in the third quarter of 2020 for the Green Valley submarket and the Las Vegas MSA market and was 237 units and 3,070 units, respectively.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Total SF	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Sunset Hills	1988	120(2)	115,200(2)	960(2)	$1,115(2)	96.7%(2)	-
Mirasol Apartments	1996	344	351,888	1,023	$1,235	96.2%	1.2
The Pines Apartments	1990	108	111,936	1,036	$1,144	98.2%	0.1
3001 Park	1989	304	294,688	969	$1,059	97.0%	1.8
Fairways on Green Valley	1989	320	286,560	896	$1,205	95.9%	1.5
Ladera Apartment Homes	1990	208	199,900	961	$1,336	95.0%	1.7
Total/Wtd. Avg.(3)		1,284	1,244,972	970	$1,195	96.3%

(1)	Source: Appraisal.

(2)	Based on the rent roll dated November 9, 2020.

(3)	Excludes the Sunset Hills property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sunset Hills

Historical and Current Occupancy

2017(1)	2018(2)	2019(1)	Current(3)
98.2%	93.4%	88.7%	96.7%

(1)	Source: Sponsor. Based on the economic occupancy as of December 31st.

(2)	Source: Sponsor. Based on the economic occupancy as of November 30, 2018. December 2018 occupancy was not reported by the prior owner of the property.

(3)	Based on the rent roll dated November 9, 2020.

Operating History and Underwritten Net Cash Flow

	2017	2018	2019	TTM 10/31/2020	Underwritten(1)	Per Unit	%(2)
Rents in Place	$1,406,532	$1,454,850	$1,657,403	$1,673,969	$1,728,000	$14,400	98.7%
Loss to Lease	(135,479)	(99,153)	(155,413)	(101,308)	(60,480)	($504)	(3.5%)
Gross Potential Rent	$1,271,053	$1,355,697	$1,501,990	$1,572,661	$1,667,520	$13,896	95.2%
Total Reimbursements	68,391	65,202	71,746	76,055	83,520	$696	4.8%
Net Rental Income	$1,339,444	$1,420,899	$1,573,736	$1,648,716	$1,751,040	$14,592	100.0%
(Vacancy/Collection Loss)	(90,399)	(99,550)	(87,766)	(174,253)	(78,655)	($655)	(4.5%)
Other Income	70,018	54,161	54,773	58,144	71,836	$599	4.1%
Effective Gross Income	$1,319,063	$1,375,510	$1,540,743	$1,532,607	$1,744,221	$14,535	99.6%
Total Expenses	$498,082	$472,090	$554,517	$559,384	$562,711	$4,689	32.3%
Net Operating Income	$820,981	$903,420	$986,226	$973,223	$1,181,510	$9,846	67.7%
Total TI/LC, Capex/RR	24,000	24,000	24,000	26,371	24,000	$200	1.4%
Net Cash Flow	$796,981	$879,420	$962,226	$946,852	$1,157,510	$9,646	66.4%

(1)	Rents in Place based on the appraisal.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase between TTM NOI and UW NOI is attributable to the delivery and lease-up of 26 renovated units (21.7% of total units) between August 2020 and November 2020 for an increase in monthly rental income of $7,130.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.